Exhibit 10.16
SUBLEASE

THIS SUBLEASE (“Sublease”), dated December 19, 2001 for reference purposes only, is entered into by and between COOLEY GODWARD LLP, a California limited liability partnership (“Sublandlord”), and HOLLIS-EDEN PHARMACEUTICALS, INC., a Delaware corporation (“Subtenant”).

RECITALS

A.    Sublandlord is the tenant under that certain Office Building Lease dated June 22, 2000 (the “Original Lease”), by and between Frazee East Property Partners, L.P., a California limited partnership (“Master Landlord”), and Sublandlord, as amended by a First Amendment dated December 18, 2000 (the “First Amendment”) and a Second Amendment dated June 26, 2001 (the “Second Amendment”). The Original Lease, the First Amendment and Second Amendment are collectively referred to as the “Master Lease.” A copy of the Master Lease is attached hereto as Exhibit A. Pursuant to the Master Lease, Sublandlord is currently leasing approximately 137,624 Rentable Square Feet of office space on the third (3rd) and fourth (4th), floors of the building located at 4435 Eastgate Mall (“Building 3”) and all four (4) floors in the building located at 4401 Eastgate Mall (“Building 4”), San Diego, California (collectively, the “Master Premises”). All initially capitalized terms not otherwise defined herein shall have the same meanings as set forth in the Master Lease.

B.    Subtenant desires to sublease the entire Rentable Square Footage on the fourth (4th) floor of Building 3 (the “Sublease Premises”) from Sublandlord, and Sublandlord desires to sublease the Sublease Premises to Subtenant, upon the terms, covenants and conditions herein set forth.

NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein, Sublandlord and Subtenant covenant and agree as follows:

AGREEMENT

1.    Sublease Premises.    On and subject to the terms and conditions below, Sublandlord hereby leases to Subtenant, and Subtenant hereby leases from Sublandlord, the Sublease Premises.

2.    Term.

(a)    Initial Term.    The initial term of this Sublease (the “Initial Term”) shall commence on the date (the “Commencement Date”) that is the earlier to occur of (i) the date Subtenant commences business operations in any portion of the Sublease Premises, or (ii) the date that the Sublandlord’s Work (as defined below) is substantially completed, but in no event earlier than the date which is ninety (90) days after the date of this Sublease, and shall expire thirty (30) months thereafter (the “Expiration Date”), unless sooner terminated pursuant to any provision hereof.

(b)    Option Term.    Sublandlord grants to the original Subtenant named in this Sublease (“Original Subtenant”) two (2) options to extend the term of this Sublease (each, an “Extension Option”) for a period of six (6) months each (each, an “Option Term”). The first Extension Option may only be exercisable by written notice (“Option Notice”) delivered by Subtenant to Sublandlord at least 120 days prior to the expiration of the Initial Term, and the second Extension Option may only be exercisable by an Option Notice delivered by Subtenant to Sublandlord at least 90 days prior to the expiration of first Option Term; provided, however, Subtenant may not exercise an Extension Option if an Event of Default under this Sublease exists as of the delivery of an Option Notice and further provided that the second Extension Option may only be exercised if the first Extension Option was exercised. Each Extension Option is personal to the Original Subtenant and may only be exercised by the Original Subtenant (and not any assignee, sublessee or other transferee of the Original Subtenant) if the Original Subtenant occupies the entire Sublease Premises as of the delivery of the Option Notice. If Subtenant timely and promptly exercises the Extension Option, the term of this Sublease shall be extended for the Option Term upon all of the terms and conditions set forth in this Sublease, other than the Base Rent, which shall be the Fair Market Rent (as defined below) for the Sublease Premises, and the Base Year, which shall be the calendar year in which the Option Term occurs (the “New Base Year”). If the Option Term occurs in more than one calendar year, the New Base Year shall be earlier calendar year.

For purposes of this Section 2(b), “Fair Market Rent” shall mean the rental rate (with a base year for the pass through of operating expenses equal to the New Base Year) for comparable office space (including all tenant improvements), in comparable business parks in the University Towne Center area of San Diego, and which are otherwise leasing with a similar rent structure as provided for in this Sublease. If the parties are unable to agree upon the Fair Market Rent for the Option Term within thirty (30) days after Subtenant’s exercise of its Extension Option, then the Fair Market Rent shall be determined as follows: Sublandlord and Subtenant shall each appoint one (1) real estate appraiser, which appraisers together shall determine the Fair Market Rent for the Option Term within thirty (30) days of their appointment. Sublandlord an Subtenant agree to make their appointments promptly. In the event the two appraisers selected by Sublandlord an Subtenant shall be unable to agree on the amount of Fair Market Rent, they shall promptly select a third appraiser and within fifteen (15) days after the third appraiser is selected, the third appraiser shall submit his or her determination of the then prevailing Fair Market Rent. The Fair Market Rent shall be the mean of the two closest rental determinations. Each party shall bear the fees and expenses of the appraiser it selects and one-half of the fees and expenses of the third appraiser (if one is appointed pursuant to the terms hereof). All real appraisers appointed shall be members of the American Institute of Real Estate Appraisers and have at least five (5) years experience appraising similar space located in commercial projects in the vicinity of the Sublease Premises.

3.    Possession.    If for any reason Sublandlord cannot deliver possession of the Sublease Premises to Subtenant on the Commencement Date, Sublandlord shall not be subject to any liability therefor, nor shall such failure affect the validity of this Sublease or the obligations of Subtenant hereunder or extend the term hereof, provided that no rent shall be due hereunder until possession of the Sublease Premises has been delivered to Subtenant. In the event Sublandlord has not delivered the Sublease Premises in the condition required hereunder by May 15, 2002, Subtenant shall have the right to terminate this Sublease upon written notice to

Sublandlord given within ten (10) days thereafter, as its sole remedy for Sublandlord’s failure to deliver possession of the Sublease Premises.

Provided that Subtenant has delivered to Sublandlord evidence of insurance required by this Sublease, Sublandlord shall deliver the Sublease Premises to Subtenant by January 16, 2002, so that Subtenant may construct Alterations and install trade fixtures, equipment, cabling and wires. Subtenant’s occupancy of the Sublease Premises prior to the Commencement Date shall be subject to all of the terms and conditions of this Sublease; however, so long as Subtenant does not commence business operations in any part of the Subleased Premises, Subtenant’s early entry shall not accelerate the Commencement Date nor obligate Subtenant to pay any rent or parking charges hereunder during such period prior to the Commencement Date, except that Subtenant shall be responsible for the payment of all electricity consumed in the Subleased Premises during such period pursuant to the provisions of Section 4 below. The right of Subtenant to take possession of the Sublease Premises prior to the Commencement Date in accordance with this Section 3 is expressly conditioned upon Subtenant not interfering with Sublandlord’s Work.

4.    Rent.

(a)    Commencing on the Commencement Date and continuing throughout the term of this Sublease, Subtenant shall pay monthly rent consisting of Base Rent and Additional Rent (as defined below) (collectively, “Rent”) to Sublandlord in the following amounts:

(i)    Base Rent.    Subtenant shall pay to Sublandlord monthly base rent (“Base Rent”) as follows:

Period	Amount per Rentable Square Foot
Months 1-12	$ 2.75
Months 13-24	$2.8325
Months 25-30	$2.9175
Option Terms	Fair Market Rent

Notwithstanding the foregoing, from the Commencement Date through August 31, 2002, Subtenant’s Base Rent shall be reduced each full month by $40,000 (with any partial month being pro-rated based on the number of days in such month).

(ii)    Additional Rent.    In addition to Base Rent, Subtenant shall also pay to Sublandlord Subtenant’s Proportionate Share of the amounts paid by Sublandlord under the Master Lease as “Tenant’s Share of Increased Direct Expenses” in the same manner and times under which Sublandlord pays such amounts to Master Landlord under the Master Lease, to the extent such amounts accrue during the term of this Sublease. As used herein, “Subtenant’s Proportionate Share” shall be a fraction, the numerator of which is the Rentable Square Footage of the Sublease Premises, and the denominator of which is the Rentable Square Footage of the Master Premises. The parties acknowledge that pursuant to the terms of the

Master Lease, the cost of janitorial services (as described in Exhibit E of the Master Lease) are included in Building Operating Costs and are not charged separately under the Master Lease.

(iii)    Direct Costs.    Subtenant shall further pay to Sublandlord as Additional Rent any costs and expenses applicable to the Sublease Premises which are paid directly by Sublandlord, including, but limited to, utilities. Notwithstanding the foregoing, Sublandlord and Subtenant will ensure that prior to the Commencement Date the Sublease Premises will be separately metered for electricity, and therefore Subtenant shall directly pay to the electricity provider, prior to the due date thereof, all charges for electricity usage in the Sublease Premises; provided, however, in the event that the parties are unable to cause the electricity provider to provide a direct billing to Subtenant, Subtenant shall pay to Sublandlord as additional rent hereunder, all charges for such electricity within thirty (30) days following Subtenant’s receipt of an invoice therefor and a copy of the electricity provider’s billing showing the electricity usage in the Sublease Premises.

(iv)    Exclusions.    Notwithstanding the foregoing, in the event any amounts payable by Sublandlord to Master Landlord are (A) due solely to Subtenant’s breach of any provision of the Master Lease, (B) due solely to Subtenant’s negligence or willful misconduct, or (C) are for the sole benefit of Subtenant, then such amounts shall not be prorated between Sublandlord and Subtenant and shall be the sole responsibility of Subtenant.

(v)    Payment of Rent.    If the Commencement Date does not fall on the first day of a calendar month, Rent for the first month shall be prorated on a daily basis based upon a calendar month. Rent shall be payable to Sublandlord in lawful money of the United States, in advance, without prior notice, demand, or offset, on or before the first day of each calendar month during the term hereof. All Rent shall be paid to Sublandlord at the address specified for notices to Sublandlord in Section 13 below.

(b)    No later than January 7, 2002, Subtenant shall deliver to Sublandlord the sum of Twenty One Thousand Four Hundred Sixty Five and 25/100 Dollars ($21,465.25) representing the first month’s Base Rent.

(c)    In the event of any casualty or condemnation affecting the Sublease Premises, Rent payable by Subtenant shall be abated hereunder, but only to the extent that Rent under the Master Lease is abated, and Subtenant waives any right to terminate this Sublease in connection with such casualty or condemnation except to the extent the Master Lease is also terminated as to the Sublease Premises.

5.    Security Deposit.    No later than January 7, 2002, Subtenant shall deposit with Sublandlord the sum of Sixty One Thousand Four Hundred Sixty Five and 25/100 Dollars ($61,465.25) as a security deposit (“Security Deposit”). Subtenant hereby grants to Sublandlord a security interest in the Security Deposit, including but not limited to replenishments thereof. If Subtenant fails to pay Rent or other charges when due under this Sublease, or fails to perform any of its other obligations hereunder, Sublandlord may use or apply all or any portion of the Security Deposit for the payment of any Rent or other amount then due hereunder and unpaid, for the payment of any other sum for which Sublandlord may become obligated by reason of Subtenant’s default or breach, or for any loss or damage sustained by Sublandlord as a result of

Subtenant’s default or breach. If Sublandlord so uses any portion of the Security Deposit, Subtenant shall restore the Security Deposit to the full amount originally deposited within ten (10) days after Sublandlord’s written demand. Sublandlord shall not be required to keep the Security Deposit separate from its general accounts, and shall have no obligation or liability for payment of interest on the Security Deposit. The Security Deposit, or so much thereof as had not theretofore been applied by Sublandlord, shall be returned to Subtenant within thirty (30) days of the expiration or earlier termination of this Sublease, provided Subtenant has vacated the Sublease Premises.

6.    Right of First Refusal.    Sublandlord grants to the Original Subtenant a right of first refusal with respect to the third (3rd) floor of Building 3 (the “First Refusal Space”). Sublandlord shall notify Subtenant (the “First Refusal Notice”) from time to time when Sublandlord receives a proposal during the initial term of this Sublease that Sublandlord would consider for the subleasing of all or any portion of the First Refusal Space. The First Refusal Notice shall describe the space which is the subject of the proposal and shall set forth the terms and conditions (including the proposed sublease term) set forth in the proposal (collectively, the “Terms”). If Subtenant wishes to exercise Subtenant’s right of first refusal with respect to the space described in the First Refusal Notice, then within five(5) business days after delivery of the First Refusal Notice to Subtenant (the “Election Date”), Subtenant shall deliver written notice to Sublandlord (“Subtenant’s Election Notice”) pursuant to which Subtenant shall elect either to (i) sublease the entire space described in the First Refusal Notice upon the Terms set forth in the First Refusal Notice or (ii) refuse to sublease such space identified in the First Refusal Notice, in which event Sublandlord may sublease such space to any person or entity on terms not more favorable to a subtenant than those set forth in the First Refusal Notice, and Subtenant’s right of first refusal with respect to the space specified in the First Refusal Notice shall thereupon terminate and be of no further force or effect. If Subtenant does not so respond in writing to the First Refusal Notice by the Election Date, Subtenant shall be deemed to have elected the option described in clause (ii) above. If Subtenant timely exercises Subtenant’s right of first refusal, Sublandlord and Subtenant shall execute an amendment to this Sublease incorporating into this Sublease the Terms applicable to such subleasing. The rights set forth in this Section 6, and Sublandlord’s obligations with respect thereto, shall be personal to the Original Subtenant. The right of first refusal granted herein shall terminate as to a particular portion of the First Refusal Space upon the failure by Subtenant to exercise its right of first refusal with respect to such space as offered by Sublandlord to Subtenant in accordance with the First Refusal Notice, but shall remain in effect for any subsequent availability of all or any portion of the remaining First Refusal Space. Notwithstanding the foregoing, the right of first refusal as to the space Subtenant refused shall be renewed if Sublandlord is unable to sublease such space on terms not more favorable to a subtenant than those set forth in the First Refusal Notice. Subtenant shall not have the right to exercise its right of first refusal if, as of the date of the attempted exercise of any right of first refusal by Subtenant, an Event of Default exists under this Sublease, Subtenant does not physically occupy the entire Sublease Premises or if any portion of the Sublease Premises is subject to a sub-sublease. Notwithstanding anything in this Section 6 to the contrary, (1) the rights and obligations of Sublandlord and Subtenant concerning the subleasing of space pursuant to this Section 6 shall be subject to obtaining Master Landlord’s consent in accordance with the Master Lease and (2) the right of first refusal contained in this Section 6 shall not apply to the exercise of the current subtenant’s extension options under its sublease for the First Refusal Space.

7.    Assignment and Subletting.    Subtenant may not assign, sublet, transfer, pledge, hypothecate or otherwise encumber the Sublease Premises, in whole or in part, or permit the use or occupancy of the Sublease Premises by anyone other than Subtenant, unless Subtenant has obtained Sublandlord’s consent thereto (which shall not be unreasonably withheld) and the consent of Master Landlord, both in accordance with Section 32 of the Master Lease. Regardless of Sublandlord’s consent, no subletting or assignment shall release Subtenant of its obligations hereunder. Any rent or other consideration payable to Subtenant pursuant to any sublease or assignment permitted by this paragraph which is in excess of the Rent payable to Sublandlord pursuant hereto, after deduction of Subtenant’s reasonable third-party expenses actually paid by Subtenant in connection with such assignment or subletting, shall be divided equally between Sublandlord and Subtenant, after payment to Master Landlord of any amount required to be paid under the Master Lease.

8.    Condition of Sublease Premises.    Except for Sublandlord’s Work (as defined below), Subtenant acknowledges that Subtenant will accept possession of the Sublease Premised in their as-is condition, and that, as except as expressly provided herein, Sublandlord has made no representations or warranties concerning the condition of the Building or the Sublease Premises or their fitness for Subtenant’s purposes. Promptly following the full execution and delivery of this Sublease, Master Landlord’s consent to this Sublease (and Sublandlord’s Work, if applicable), and receipt of any necessary permits therefor, Sublandlord will commence construction of the additional offices and conference rooms as described on Exhibit B (“Sublandlord’s Work”). At Subtenant’s request and at Subtenant’s sole cost and expense (except as provided below), Sublandlord shall construct a lobby in the Sublease Premises as shown on Exhibit C and construct those additional items listed on Exhibit D (collectively, the “Additional Work”) at the same time as construction of Sublandlord’s Work pursuant to plans and specifications provided by Subtenant and approved by Sublandlord (which consent shall not be unreasonably withheld) and Master Landlord pursuant to the terms of the Master Lease. Prior to commencement of the Additional Work, Sublandlord shall provide a cost estimate to Subtenant for the cost of the Additional Work, and Subtenant shall pay Sublandlord the amount set forth in the cost estimate, less the amount of $20,000 (which $20,000 shall be paid by Sublandlord) within ten (10) days thereafter. Sublandlord shall have no obligation to commence the Additional Work until it has received such payment from Subtenant. After Sublandlord receives such payment, Sublandlord shall diligently pursue completion of the Additional Work, provided however, that failure to complete the Additional Work at the same time as Sublandlord’s Work shall not affect the Commencement Date as otherwise determined pursuant to Section 2 of this Sublease. Sublandlord agrees to provide to Subtenant the remnants, if any, that Sublandlord may possess (or can obtain from its general contractor without cost) of the existing carpeting in the Sublease Premises.

9.    Use.    Subtenant may use the Sublease Premises only for the purposes as allowed in the Master Lease, and for no other purpose. Subtenant shall promptly comply with all applicable statutes, ordinances, rules, regulations, orders, restrictions of record, and requirements in effect during the term of this Sublease governing, affecting and regulating the Sublease Premises, including but not limited to the use thereof. Subtenant shall not use or permit the use of the Sublease Premises in a manner that will create waste or a nuisance, interfere with or disturb other tenants in the Building or violate the provisions of the Master Lease.

10.    Master Lease.

(a)    Subtenant and this Sublease shall be subject in all respects to the terms of, and the rights of the Master Landlord under, the Master Lease as such terms and rights relate to the Sublease Premises. Subtenant covenants and warrants that it fully understands and agrees to be subject to and bound by all of the covenants, agreements, terms, provisions and conditions of the Master Lease as they apply to the Sublease Premises, except as modified herein. As applied to this Sublease, the words “Landlord,” “Tenant,” and “Lease” as used in the Master Lease, shall be deemed to refer to Sublandlord, Subtenant and this Sublease, respectively. Except as otherwise expressly provided herein, the covenants, agreements, terms, provisions and conditions of the Master Lease insofar as they relate to the Sublease Premises are made a part of and incorporated into this Sublease as if recited herein in full, and the rights and obligations of the Landlord and the Tenant under the Master Lease shall be deemed the rights and obligations of Sublandlord and Subtenant respectively hereunder and shall be binding upon and inure to the benefit of Sublandlord and Subtenant respectively.

(b)    Subtenant recognizes that Sublandlord is not in a position to render any of the services or to perform any of the obligations required of Master Landlord by the terms of the Master Lease. Therefore, notwithstanding anything to the contrary contained in this Sublease, Subtenant agrees that performance by Sublandlord of its obligations hereunder is conditional upon due performance by Master Landlord of the corresponding obligations under the Master Lease. Sublandlord shall not be liable to Subtenant for, nor shall Subtenant have any claim against Sublandlord by virtue of, any default of the Master Landlord under the Master Lease of any of its obligations, representations or warranties, or any other failure or delay by Master Landlord in the performance of its obligations thereunder, unless such default, failure or delay is a result of Sublandlord’s default of its obligations under the Master Lease. This Sublease shall remain in full force and effect notwithstanding Master Landlord’s failure or refusal to comply with any such provisions of the Master Lease and Subtenant shall pay the Base Rent and Additional Rent and all other charges provided for herein without any abatement, deduction or setoff whatsoever, except as otherwise provided herein. Notwithstanding the foregoing, whenever Master Landlord fails to perform its obligations under the Master Lease for the benefit of Subtenant, Sublandlord agrees to use reasonable efforts to obtain such performance on behalf of Subtenant. Such reasonable efforts shall include, without limitation: (a) upon Subtenant’s request, immediately notify Master Landlord of its non-performance under the Master Lease and request Master Landlord to perform its obligations and (b) upon Subtenant’s request, take appropriate legal action to enforce the terms of the Master Lease, using attorneys reasonably acceptable to Subtenant, provided that Subtenant agrees to pay all costs and expenses of Sublandlord reasonably incurred in connection therewith and to indemnify, defend and hold Sublandlord harmless from and against all liabilities, claims, expenses, losses and damages arising from such action.

(c)    Subtenant recognizes that, wherever Sublandlord has a consent right under this Sublease by virtue of the incorporation of the terms of the Master Lease herein, the ability of Sublandlord to give such consent is dependent upon Master Landlord giving its consent under the Master Lease with respect to the item in question (including, without limitation, consent to an assignment of this Sublease or the sub-subletting of the Sublease Premises). In such cases, Sublandlord agrees to use reasonable efforts to obtain such consent on behalf of Subtenant, at

Subtenant’s sole cost and expense. However, Sublandlord shall not be liable to Subtenant, nor shall Subtenant have any claim against Sublandlord, for any failure by the Master Landlord to give such consent. In the event Master Landlord does give its consent to a particular matter, Sublandlord shall not unreasonably withhold, condition or delay its consent with respect to such matter.

(d)    Wherever, by virtue of the incorporation of the terms of the Master Lease herein, a time period begins upon Sublandlord’s delivery of notice, documents and/or other items to Subtenant, said time period shall be deemed to have begun on the date on which Master Landlord delivers such notice, documents and/or other items to Sublandlord, provided Sublandlord delivers a copy of such notice to Subtenant no later than the business day following the day Sublandlord receives the same (for example, if Master Landlord gives Sublandlord notice of default under Section 25.2 of the Original Lease, the thirty (30) day period referred to therein shall, for purposes of this Sublease, commence to run on the date of delivery of such notice to Sublandlord, and not upon Sublandlord’s delivery of such notice to Subtenant). Wherever, by virtue of the incorporation of the terms of the Master Lease herein, a time period begins upon Sublandlord’s receipt of notice, documents and/or other items from Subtenant, said time period shall be deemed to have begun on the date on which Master Landlord receives such notice, documents and/or other items from Sublandlord (for example, if Subtenant delivers a request for consent to assignment to Sublandlord under Section 32.2 of the Original Lease, the ten (10) business day period referred to in the second sentence of said Section shall commence to run on the date such notice is delivered to Master Landlord by Sublandlord, and not upon Subtenant’s delivery of such notice to Sublandlord). Sublandlord agrees to promptly forward to Subtenant all notices, documents and other items it receives from Master Landlord pertaining to the Sublease Premises or Subtenant’s rights and obligations hereunder, and to promptly forward to Master Landlord all notices, documents and other items it receives from Subtenant.

(e)    Sublandlord represents and warrants to Subtenant that (i) the Master Lease attached hereto as Exhibit A is complete and in full force and effect, (ii) the area which is the subject of the Sublease has not been previously assigned by Sublandlord, nor is it subject to a sublease, (iii) Sublandlord shall comply with its duties and obligations under the Master Lease so as to keep the same free from default (beyond applicable notice and cure periods) and in full force and effect, excepting non-compliance attributable to the failure of Subtenant to comply with its duties and obligations under this Sublease, and (iv) to Sublandlord’s actual knowledge, all obligations of both Master Landlord and Sublandlord thereunder required to be performed as of the date hereof have been satisfied and Sublandlord has neither given nor received a notice of default pursuant to the Master Lease that remains uncured. For purposes of the foregoing representations and warranties, the phrase “to Sublandlord’s actual knowledge” means the current actual knowledge, without inquiry, of Sublandlord’s Director of Administration, Lisa E. St. John. Sublandlord covenants: (x) not to voluntarily terminate the Master Lease as to the Sublease Premises without Subtenant’s consent (however, Subtenant’s consent will not be necessary with respect to Sublandlord’s exercise of the termination right under Section 9.7, 28, 30 or 31 of the Original Lease); (y) not to modify the Master Lease so as to adversely affect Subtenant’s rights hereunder; and (z) not to make any elections, exercise any rights or give any consent or approval under the Master Lease, in any such case as to adversely affect Subtenant’s rights hereunder (except as otherwise permitted in clause (x) above). Subtenant and Sublandlord each covenant not to take any action or do or perform any act or fail to perform any act which would result in the failure or breach of any of the covenants, agreements, terms, provisions or conditions of the Master Lease on the part of the Tenant thereunder.

11.    Variations from Master Lease.    As between Sublandlord and Subtenant, the following covenants, agreements, terms, provisions and conditions of the Master Lease are hereby modified or not incorporated herein, as applicable:

(a)    All references in the Master Lease to “Basic Monthly Rent,” the “Premises,” “Lease Term” and the “Expiration Date” shall, for purposes of the incorporation of the terms of the Master Lease herein, mean the base rent payable hereunder, the Sublease Premises, the Sublease term and the expiration date of the Sublease term, respectively, and all references in the Master Lease to “Building 4” are deleted.

(b)    All amounts payable hereunder by Subtenant shall be payable directly to Sublandlord pursuant to instructions to be provided by Sublandlord to Subtenant.

(c)    The following provisions of the Master Lease shall not apply to this Sublease: Sections 2.3, 2.4 (except the second sentence will apply), 2.5, 2.6, 2.7, 2.8, 2.11, 2.12, 2.15, 2.16, 3, 4, the last sentence of 5.4, 6, 7, 8 (except to the extent provided for in Section 5.2 above), 10.2 (except the first three sentences will apply), 11.3, 12.2.3.1, 12.2.3. 2 (other than the third sentence) 12.2.3.4 and 12.2.3.5, 12.2.4, 14, 23.2, 28 (except to the extent provided for in Section 24 below), the first and second sentences of 32.4, 33, the last two sentences of Section 38.1 (reference to “Landlord’s Executive Vice President (Richard D. Vann)” in the first sentence of Section 38.1 is amended to read “Sublandlord’s Director of Administration (Lisa E. St. John)”), 41.2 (however, Sublandlord agrees to reasonably cooperate with Subtenant in connection with Subtenant’s efforts in obtaining a non-disturbance agreement), 44, 50, 51.15, and 51.23 of the Original Lease; Schedule A and Exhibits B, C (except that the relevant provisions of Exhibit C will apply with respect to Alterations and any other work performed by or on behalf of Subtenant) and D of the Original Lease; the Addendum to the Original Lease; the First Amendment (except the first section will apply as it relates to the Sublease Premises); and the Second Amendment.

(d)    Subtenant’s parking rights under Section 11.1 of the Original Lease shall not include the exclusive use of the parking area under Building 4. A pro-rata portion of Subtenant’s parking rights a described in Sections 11.1 and 11.2 of the Master Lease (as incorporated herein) will be covered parking and the balance will be exterior parking based on the ratio of reserved and unreserved parking serving each Building. Subtenant shall designate the number of reserved parking spaces it desires (up to the maximum granted under this subsection (d)) within forty five (45) days of the estimated Commencement Date. Subtenant shall have the right from time to time to change the number of reserved spaces upon forty five (45) days prior notice to Sublandlord.

Based upon Sublandlord’s current estimate that the Sublease Premises contain 22,351 Usable Square Feet, Subtenant will be entitled to eighty-nine (89) parking spaces pursuant to the ratio set forth in Section 11.2 of the Original Lease. Subtenant acknowledges that the Usable Square Feet contained within the Sublease Premises are subject to verification in accordance with Section 2.4 of the Original Lease, and that if such verification results in the Sublease Premises containing a different number of Usable Square Feet than the amount set forth above, then the number of parking spaces that Subtenant will be entitled to will be adjusted accordingly.

(e)    Subtenant’s right to signage under Section 12.2.1 and 12.2.2 of the Original Lease shall be subject to Master Landlord’s approval and shall be at Subtenant’s cost.

(f)    The liability policy carried by Subtenant pursuant to Section 16 of the Original Lease for the Sublease Premises shall name both Master Landlord and Sublandlord as additional insureds, and shall be endorsed to provide that it may not be canceled or altered without at least twenty (20) days prior written notice to both Master Landlord and Sublandlord, and the time period within which to deliver evidence of renewal of insurance under Section 19 of the Original Lease shall be twenty (20) days prior to the expiration of each such policy. “Landlord’s Invitees” shall, for purposes of the waiver of subrogation under Section 20 of the Original Lease, include Master Landlord.

(g)    Notwithstanding the provisions of Section 23 of the Original Lease to the contrary, Sublandlord’s consent shall be required for all Alterations, including Minor Alterations. Notwithstanding the provisions of Section 23.4 of the Original Lease to the contrary, Subtenant shall, at Sublandlord’s request, remove all Alterations, other than Sublandlord’s Work (as defined in this Sublease), upon the expiration or earlier termination of this Sublease. Prior to the installation of an Alteration, Subtenant may request in writing that Sublandlord indicate at that time whether Sublandlord will require the removal of such Alteration, in which event Sublandlord shall so indicate in writing to Subtenant. The failure of Sublandlord to give Subtenant written notice of Sublandlord’s election to require the removal of the Alteration within five (5) business days following Sublandlord’s receipt of such request and Master Landlord’s consent (if required under the Master Lease) to such Alteration shall constitute Sublandlord’s election not to require such removal, provided that Subtenant’s request so informs Sublandlord of the consequences of such failure to respond within such five (5) business day period (notwithstanding the foregoing, if Master Landlord requires removal of an Alteration pursuant to Section 23.4 of the Original Lease, Subtenant shall remove the same on or before the expiration or earlier termination of the Sublease). All cabling and wiring installation in the Sublease Premises by or on behalf of Subtenant shall be performed in accordance with the requirements of Section 9.6 of the Original Lease and, unless otherwise required by Master Landlord or required by Sublandlord pursuant to Section 23 below, all such cabling and wiring shall not be removed by Subtenant upon the expiration or earlier termination of this Sublease. Sublandlord shall forward all of Subtenant’s plans for Alterations and cabling and wiring installations to Master Landlord and take, at Subtenant’s cost, whatever other reasonable actions that are necessary to obtain Master Landlord’s approval of the same under the Master Lease. Subtenant acknowledges that the manufacturer of all cabling and wiring within the Sublease Premises is subject to Sublandlord’s approval in order to assure that Sublandlord’s warranties for its cabling and wiring is not impaired.

12.    Default.    In addition to defaults contained in the Master Lease, failure of Subtenant to make any payment of Rent when due hereunder shall constitute an event of default hereunder. If Subtenant’s default causes Sublandlord to default under the Master Lease, Subtenant shall defend, indemnify and hold Sublandlord harmless from all damages, costs (including reasonable attorneys’ fees), liability, expenses or claims relating to such default.

13.    Notices.    All approvals, notices or other communications required or permitted under this Sublease shall be in writing, and shall be personally delivered or delivered by overnight commercial carrier, sent by registered or certified mail, postage prepaid, return receipt requested, or sent by facsimile (“Fax”) machine capable of confirming transmission and receipt, provided that a hard copy of the notice is delivered or mailed in the manner set forth above no later than one business day after transmission by Fax. Notice shall be deemed effective upon the earlier of (a) if personally delivered, on the date of delivery to the address of the party set forth below, (b) if delivered by overnight commercial carrier, on the date of delivery, as shown on the carrier’s delivery receipt, (b) if mailed, on the date of delivery as shown by the sender’s registry or certification receipt or (d) if sent by Fax, when confirmation of complete transmission and receipt is received by the transmitting party, provided such conformation is received on or before 5:00 p.m. Pacific Time on a business day; if such confirmation is received after 5:00 p.m. on a business day or at any time on a non-business day, notice will be deemed effective on the next business day. For purposes of this Section 13, a business day is Monday through Friday, excluding holidays observed by the U.S. Postal Service.

To Sublandlord:	Cooley Godward LLP
4401 Eastgate Mall
San Diego, CA 92121-9109
Attention: Ms. Lisa St. John
Fax No.: (858) 550-6420

To Subtenant:	Hollis-Eden Pharmaceuticals, Inc.
9333 Genessee, Suite 200
San Diego, CA 92121
Attn: Mr. Robert Weber
Fax No.: (858) 587-0896

Notice of change of address shall be given by written notice in the manner detailed in this Section 13. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to constitute receipt of the notice, demand, request or communication sent.

14.    Additional Signage.    In addition to the signage rights granted to Subtenant pursuant to Sections 12.2.1 and 12.2.2 of the Master Lease (as incorporated herein), Subtenant shall have the right to a non-exclusive “building-top” sign on the western side of the north facing front of Building 3 containing Subtenant’s logo (in black and white only) and name or trade name, subject to Master Landlord’s rights to maintain Building identification signage pursuant to the Master Lease, subject to Master Landlord’s signage guidelines and size parameters and subject to terms and conditions of Section 12 of the Master Lease, including, without limitation, the requirement that Master Landlord approve the design of such signage. Sublandlord represents and warrants that Master Landlord has consented to the installation of such signage by Subtenant as set forth in the Agreement and Consent to Sublease between Master Landlord, Sublandlord and Subtenant dated of even date herewith.

15.    Early Termination of Sublease.    If the Master Lease should terminate prior to the expiration of this Sublease, Sublandlord shall have no liability to Subtenant on account of such termination, unless such termination is due to a default by Sublandlord under the Master Lease or this Sublease.

16.    Consent of Master Landlord and Sublandlord.    If Subtenant desires to take any action which requires the consent or approval of Sublandlord pursuant to the terms of this Sublease, prior to taking such action, including, without limitation, making any alterations, then, notwithstanding anything to the contrary herein, (a) Sublandlord shall have the same rights of approval or disapproval as Master Landlord has under the Master Lease, and (b) Subtenant shall not take any such action until it obtains the consent of Sublandlord and Master Landlord, as may be required under this Sublease or the Master Lease. This Sublease shall not be effective unless and until any required written consent of the Master Landlord shall have been obtained.

17.    Indemnity.    Subtenant shall indemnify, defend, protect, and hold Sublandlord and Master Landlord harmless from and against all actions, claims, demands, costs liabilities, losses, reasonable attorneys’ fees, damages, penalties, and expenses (collectively “Claims”) which may be brought or made against Sublandlord or which Sublandlord may pay or incur to the extent caused by (i) a breach of this Sublease by Subtenant, (ii) any violation of law by Subtenant or its employees, agents, contractors or invitees (collectively, “Agents”) relating to the use or occupancy of the Sublease Premises, (iii) any act or omission by Subtenant or its Agents resulting in contamination of any part or all of the Premises by Hazardous Materials, or (iv) the negligence or willful misconduct of Subtenant or its Agents. Sublandlord shall indemnify, defend, protect, and hold Subtenant harmless from and against all actions, claims, demands, costs liabilities, losses, reasonable attorneys’ fees, damages, penalties, and expenses which may be brought or made against Subtenant or which Subtenant may pay or incur to the extent caused by (a) any act or omission by Sublandlord or its Agents resulting in contamination of any part or all of the Sublease Premises by Hazardous Materials or (b) a breach of this Sublease or the Master Lease by Sublandlord, to the extent not caused by a breach of Subtenant of this Sublease. The obligations of Sublandlord and Subtenant as set forth in this Section 19 shall survive the expiration or earlier termination of this Sublease.

18.    Brokers.    Each party hereto represents and warrants that it has dealt with no broker in connection with this Sublease and the transactions contemplated herein, except David B. Marino of The Irving Hughes Group. Each party shall indemnify, protect, defend and hold the other party harmless from all costs and expenses (including reasonable attorneys’ fees) arising from or relating to a breach of the foregoing representation and warranty.

19.    Surrender of Sublease Premises.    Upon the expiration or earlier termination of this Sublease, Subtenant shall surrender the Sublease Premises in the same condition as they were in on the Commencement Date, except for ordinary wear and tear, provided that Subtenant shall cause to be removed (a) the lobby constructed in the Sublease Premises as shown on Exhibit C and (b) all improvements listed on Exhibit D, and Subtenant shall restore the Sublease Premises to the condition existing prior to the construction of such lobby and improvements. Notwithstanding the foregoing, Subtenant shall not be required to remove any sinks and associated piping which are installed in rooms 4021 and/or 4056 in the Sublease Premises (any sinks and associated piping installed pursuant to Exhibit D in any other room of the Sublease Premises must be removed by Subtenant in accordance with the first sentence of this Section 19).

20.    No Third Party Rights.    The benefit of the provisions of this Sublease is expressly limited to Sublandlord and Subtenant and their respective permitted successors and assigns. Under no circumstances will any third party be construed to have any rights as a third party beneficiary with respect to any of said provisions.

21.    Counterparts.    This Sublease may be signed in two or more counterparts, each of which shall be deemed an original and all of which shall constitute one agreement.

22.    Liability of Sublandlord.    Subtenant agrees that no individual or corporate constituent partner or shareholder (past, present or future) of Sublandlord or any successor shall be personally liable or responsible for the obligations of Sublandlord under this Sublease.

23.    Building Security.    Subtenant will cooperate with Sublandlord and Master Landlord in connection with the operation of the security system for the Sublease Premises and Building 3.

24.    Damage and Destruction.

(a)    Termination of Master Lease.    If the Sublease Premises are damaged or destroyed and Landlord or Sublandlord exercises any option either may have to terminate the Master Lease as to the Sublease Premises, if any, this Sublease shall terminate as of the date of the termination of the Master Lease.

(b)    Continuation of Sublease.    If the Master Lease is not terminated following any damage or destruction as provided above, this Sublease shall remain in full force and effect and Subtenant shall be entitled to any reduction or abatement of Rent in an amount in proportion to the corresponding reduction in Rent for the Sublease Premises which Sublandlord receives under the Master Lease. Sublandlord shall exercise diligent efforts to enforce any obligation of Landlord to rebuild the Sublease Premises in accordance with the Master Lease.

IN WITNESS WHEREOF, the parties have executed this Sublease as of the date first written above.

“Su	blandlord”:

CO	OLEY GODWARD LLP, a California limited
lia	bility partnership

By:	/s/ FRED MUTO

Name:

	Title:	Partner

“Subtenant”:

HOLLIS-EDEN PHARMACEUTICALS, INC., a
Delaware corporation

By:	/s/ ROBERT WEBER
	Name:	Robert Weber
	Title:	Chief Accounting Officer

By:
Name:
Title:

EXHIBIT A

MASTER LEASE

STANDARD FORM
MODIFIED GROSS OFFICE LEASE

This Standard Form Modified Gross Office Lease (“Lease”) is entered into effective as of 6-22, 2000, between Frazee East Property Partners, L.P., a California limited partnership (“Landlord”), and Cooley Godward LLP, a California limited liability partnership (“Tenant”), who agree as follows:

1.    Agreement to Let.    Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, upon all of the terms, provisions, and conditions contained in this Lease, (i) those certain premises described in the Principal Lease Provisions, below (the “Premises”), consisting of all of Building 4 and a portion of Building 3, which are in turn a part of the Project (as described in the Principal Lease Provisions, below), along with (ii) the non-exclusive right to use, in common with Landlord, Landlord’s invitees and licensees, and the other tenants and users of space within the Project, those portions of the Project intended for use by, or benefiting, tenants of the Project in common including, without limitation, the landscaped areas, passageways, walkways, hallways, elevators, lobbies, parking areas, and driveways of the Building (excluding the passageways, walkways, hallways, elevators, and lobbies of Building 4, as defined below, in which case use shall be exclusive to Tenant, subject to Landlord’s rights hereunder) in the Project, but excluding all interior areas of the other buildings in the Project other than the Buildings (collectively, the “Common Areas”). Except as otherwise may be expressly provided in this Lease, this Lease confers no rights to the roof, exterior walls, or utility raceways of the Building nor rights to any other building in the Project, nor with regard to either the subsurface of the land below the ground level of the Project or with regard to the air space above the ceiling of the Premises; provided, however, that Tenant shall have the limited right to access systems and equipment exclusively serving the Premises (for which Tenant has maintenance and repair responsibilities pursuant to Paragraph 10.1 below) that may be located on the roof, in exterior or demising walls, in utility raceways, in the airspaces above the ceiling of the Premises, or in any other portion of the Building or the Common Areas for the sole purpose of maintaining, repairing, and replacing such systems and equipment.

2.    Principal Lease Provisions.    The following are the “Principal Lease Provisions” of this Lease. Other portions of this Lease explain and describe these Principal Lease Provisions in more detail and should be read in conjunction with this Paragraph 2. In the event of any conflict between the Principal Lease Provisions and the other portions of this Lease, the Principal Lease Provisions will control. (Terms shown in quotations are defined terms used elsewhere in this Lease)

2.1.  “Project”: That certain multi-building (three) office project sometimes referred to as Sunroad Corporate Centre, located in San Diego, California, as more particularly described and depicted on attached Exhibit “A.”

2.2.  “Buildings”: Except where a specific Building is referred to by number, or where the context otherwise requires, the term “Buildings” will refer collectively to Building 3 and Building 4 of Sunroad Corporate Centre, whose mailing addresses will be 4435 and 4401 (respectively) Eastgate Mall, San Diego, CA 92121.

2.3.  “Premises”: The entirety of the Rentable Square Footage of Building 4 and the first and second floors of Building 3 (which will be all portions of such floors other than the elevators, stairwells, utility and janitorial rooms, and similar service areas) as more particularly described on attached Exhibit “B.”

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2.4.    Rentable Area of the Premises: Approximately 135,698 Rentable Square Feet of space (subject to field verification as indicated in this Section 2.4 below). The terms “Rentable Square Footage,” “Usable Square Footage,” and similar terms dealing with Rentable or Usable means of describing measurements of square footages, will have the meanings of such terms adopted by the Building Owners and Managers Association International (ANSI – 1980) (based upon full floor occupancy) (the “BOMA Standard”). Within 90 days after Landlord’s delivery of the Premises (or right of first refusal space, as applicable) to Tenant, Tenant may, at Tenant’s sole cost and expense, have Tenant’s architect or space planner measure the Rentable and/or Usable Square Footage of such space in accordance with BOMA Standard to confirm Landlord’s determination of such square footage figures. If Tenant’s architect’s or space planner’s determination is different from Landlord’s determination, Landlord’s and Tenant’s architects or space planners (as applicable) shall meet and use good faith efforts to agree upon the appropriate square footage figures. If Landlord and Tenant’s architect or space planner are not able to agree upon the Usable and/or Rentable Square Footage of the Premises (or right of first refusal space, as applicable) within 30 days after the date on which Landlord and Tenant’s architect or space planner first meet in accordance with this Paragraph 2.4, then within ten days after such 30 day period, Landlord and Tenant shall appoint a mutually agreeable third party licensed architect or space planner with at least five years commercial real estate experience in measuring the floor area of office buildings to determine the correct Usable and/or Rentable Square Footage of the Premises (or right of first refusal space, as applicable) based upon the BOMA Standard. The third party architect or space planner shall not have been employed by, or otherwise engaged in business with or affiliated with, Landlord or Tenant. In the event that the determination of the Rentable and/or Usable Square Footage of the Premises (or right of first refusal space, as applicable) by such third party architect or space planner differs from Landlord’s initial determination, Landlord shall, to the extent applicable, retroactively adjust Rent payments, the amount of the Allowance, and all other charges based on the square footage of the applicable space. Each of the parties shall bear one-half of the cost of such third party architect or space planner.

2.5.    “Initial Lease Term”: 10 years and 0 months plus (i) the period of time from the Lease Commencement Date through the Rent Commencement Date, and (ii) any additional days required for the Initial Expiration Date to occur on the last day of a month as set forth in Paragraph 2.5.2, below, beginning as of the Lease Commencement Date and ending as of the Initial Expiration Date.

2.5.1.  “Lease Commencement Date”: The date of Substantial Completion of Landlord’s Work (as such terms are defined below) in the entire Premises pursuant to attached Exhibit “C” and Landlord’s delivery of possession of the entire Premises to Tenant—estimated to occur on or about August 1, 2001. (See Exhibit “C.”)

2.5.2   “Initial Expiration Date”: That date which is 10 years and 0 months (plus (i) the period of time from the Lease Commencement Date through the Rent Commencement Date 4, and (ii) however many days are left in the final calendar month of the Term) after the Lease Commencement Date; anticipated and estimated to be August 31, 2011, but subject to adjustment as set forth in attached Exhibit “C” (the Initial Expiration Date stated herein, even if adjusted pursuant to Exhibit “C,” must in all events be the last day of a calendar month).

2.5.3.  Extension Rights: Yes ☒ No ☐; two, five-year extension rights (see Paragraph 3.2, below).

2.6.    “Basic Monthly Rent”: $3.10 per Rentable Square Foot (subject to adjustment as provided in Paragraph 7.2, below). Basic Monthly Rent will always be due and payable on or before the first day of the applicable month, except that the first month’s Basic Monthly Rent will be due and payable upon the date of Landlord’s and Tenant’s execution of this Lease (See Addendum). Basic Monthly Rent for the entire Premises will commence as of the Rent Commencement Date as provided in, and subject to, Paragraph 2.7, below.

2.7.    “Rent Commencement Date”: The Rent Commencement Date will be 30 days after the earlier of (i) the date of Substantial Completion of Landlord’s Work (as such terms are defined

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below) for the entire Premises pursuant to attached Exhibit “C”, or (ii) the date that Substantial Completion thereof would have occurred, but for the occurrence of Tenant Delays (as defined in Exhibit “C”); anticipated and estimated to be August 30, 2001 (see Exhibit “C” and Addendum). Notwithstanding the foregoing, Tenant reserves the right to take occupancy of Building 3 prior to the Rent Commencement Date provided for above, in which case the Rent Commencement Date applicable to Building 3 will be the earlier of the above-stated Rent Commencement Date, or that date upon which Tenant commences using Building 3 for the Permitted Use.

2.8.    “Security Deposit”: A letter of credit in an amount equal to three times the estimated initial Basic Monthly Rent for the entire Premises ($1,261,991.40—based upon 135,698 Rentable Square Feet and no extension of the Lease Term under Paragraph 3.2, below), to be adjusted upon the first day of each Extension Term, if Tenant exercises its Option to Extend, as defined below (to equal three month’s worth of the Basic Monthly Rent amount applicable during the first year of the applicable Extension Term). Tenant’s Security Deposit, which is due and payable on the Rent Commencement Date, does not constitute last month’s rent. Last month’s rent must be separately paid by Tenant on or before the first day of the last month of the Lease Term.

2.9.    “Base Year” The later of (i) calendar year 2002, or (ii) the calendar year in which the Rent Commencement Date occurs.

2.10.    Guarantor: [N/A]

2.11.    Address for Landlord:

c/o Sunroad Enterprises
1455 Frazee Road
Suite 1000
San Diego, CA 92108

cc: Gerald I Solomon, Esq.
517 Fourth Avenue
Suite 103
San Diego, CA 92101

2.12.    Addresses for Tenant:

Legal Notice Address (following Tenant’s occupancy at the Premises):

Cooley Godward LLP

4435 Eastgate Mall
Suite TBD
San Diego, CA 92121
Attn: Managing Partner

Legal Notice Address (prior to occupancy):

4365 Executive Drive
Suite 1100
San Diego, CA 92121
Attn: Managing Partner

2.13.    “Permitted Use”: General office use, including without limitation professional office use, and ancillary uses associated therewith including lunchroom facilities and a library, consistent with the operation of a first class office project and in accordance with all applicable laws, statutes, ordinances, and regulations and the provisions of this Lease.

2.14.    “Building Standard Operating Hours”:

Monday through Friday: 7:00 a.m.-7:00 p.m.
Saturday and Sunday: 8:00 a.m.-1:00 p.m.
(excluding the following federal holidays: New Year’s Day,
President’s Day, Memorial Day, Independence Day, Labor Day,
Thanksgiving Day and Christmas Day, and such other local,
state, and federal holidayswhich the entire Project and other similar first class buildings in the area of the Project observe)

2.15.    Participating Brokers:

Landlord:            Burnham Real Estate Services
Tenant:               CB Richard Ellis

2.16.    “Initial Payment Amount”: $420,663.80, representing the first month’s Basic Monthly Rent relative to the entire Premises (which amount will be applied to Tenant’s obligation to pay Basic Monthly Rent on the Rent Commencement Date). Such first month’s Basic Monthly Rent is due and payable on the date Landlord and Tenant execute this Lease. The Initial Payment Amount shall be adjusted on the Rent Commencement Date to reflect the actual first month’s Basic Monthly Rent amount based upon the actual Rentable Square Footage of the Premises.

3.    Term.

3.1.    Description of Term.    The term of this Lease (“Term”) shall commence on the “Lease Commencement Date”, as defined in the Principal Lease Provisions, and shall expire on the “Initial Expiration Date”, as defined in the Principal Lease Provisions, subject to (i) any modifications to such dates described in Exhibit “C” to this Lease, (ii) any extension rights described in Paragraph 3.2, below, and (iii) earlier termination, as provided in this Lease. The term “Expiration Date”, as used in this Lease shall mean the Initial Expiration Date, any earlier date upon which this Lease is terminated, as provided below, or if the Term is extended pursuant to Paragraph 3.2, below, then the expiration date of any Extension Term (as defined below).

3.2.    Extension Rights.    Tenant shall, subject to all of the provisions of this Paragraph 3.2 (including all subparagraphs hereof), have the option to extend the Lease Term (the “Option to Extend”) for two additional terms of five years each (each an “Extension Term”), provided Tenant is in occupancy of not less than fifty percent (50%) of the Premises (or in the case of Tenant’s election to downsize, as provided in Paragraph 3.2.6, below, not less than fifty percent (50%) of the Rentable Square Footage of the downsized Premises relative to which the Option to Extend is being exercised) at the time of exercise of the Option to Extend (and in the case of the second Extension Term, Tenant must have exercised the Option to Extend for the first Extension Term) and Tenant gives Landlord written notice of its election to exercise the Option to Extend no less than nine months and no more than 12 months prior to the then-applicable Expiration Date of the Term. Such notice will constitute Tenant’s irrevocable election to extend the Term and may not subsequently be revoked by Tenant. Time is of the essence with respect to the timing of such requirement to give notice to Landlord. Notwithstanding the foregoing fifty percent (50%) occupancy requirement, if Tenant fails to meet such occupancy standard at the time it desires to exercise the Option to Extend, but at the time it exercises the Option to Extend it covenants in writing (and as an obligation under this Lease) that Tenant will reoccupy at least fifty percent (50%) of the

Rentable Square Footage of the Premises (or the downsized Premises, as the case may be) within 24 months of the date of Tenant’s exercise of such Option to Extend, then the foregoing fifty percent (50%) occupancy requirement will be automatically waived.

3.2.1.    Restrictions in Transferability of Option.    The Option to Extend is personal to the Tenant originally named in this Lease (which for purposes of this paragraph will include any successor law firm(s) in which at least 25% of the pre-successor law firm partners/members/shareholders (officed at the Premises) are partners/members/shareholders of such successor law firm) and may not be exercised by anyone other than such originally named Tenant.

3.2.2.    Terms and Conditions of Extension of Term.    If Tenant exercises the Option to Extend for the Extension Term, then this Lease shall remain in full force and effect for such additional five year period, except that the Basic Monthly Rent will adjust as of the first day of each Extension Term such that for the first year of such Extension Term the Basic Monthly Rent shall be equal to ninety-five percent (95%) of the then prevailing base rental rate (ignoring tenant improvement and similar refurbishment or construction allowances, free rent, and other similar concessions—it being acknowledged that the Option to Extend reflects Tenant’s negotiated right to defer its decision whether to initially lease the Premises for such longer period of time, as opposed to Tenant’s right to enter into a new lease) for new leases of comparable Class A office space in the University Towne Center submarket, as projected for the first day of the applicable Extension Term and determined pursuant to Paragraph 3.2.5, below (the “Then-Prevailing Rate”). The Basic Monthly Rent will thereafter increase annually by the prevailing rental increase rate for new leases of comparable Class A office space in the University Towne Center submarket at the time determined pursuant to Paragraph 3.2.5, below (the “Then-Prevailing Increase Rate”) pursuant to Paragraph 7.2, below. Tenant shall additionally be entitled to a refurbishment allowance, for each such Extension Term, of $5.00 for each Usable Square Foot of Space in the Premises (excluding any portion thereof which Tenant is electing to delete from the Premises pursuant to its downsizing right) to reimburse Tenant for costs incurred by it in refurbishing/redecorating the Premises. Such refurbishment allowance may only be used for hard costs such as materials and costs of installation and will be payable to Tenant within 30 days of Landlord’s receipt of (i) reasonable evidence of the amount so expended by Tenant, (ii) reasonable evidence that all lien rights arising from Tenant’s work have been waived (or applicable conditional lien releases), and (iii) such other information or documentation as Landlord may reasonably require.

3.2.3.    [Intentionally Deleted]

3.2.4.    [Intentionally Deleted]

3.2.5.    Determination of Then-Prevailing Rate.    If Tenant exercises the Option to Extend for an Extension Term, then Landlord shall, within 15 business days, provide Tenant with written notice of its good faith determination of the Then-Prevailing Increase Rate and the Then-Prevailing Rate and the calculation of the new Basic Monthly Rent to be effective during the first year of the Extension Term. Tenant shall have 20 business days from the date of Landlord’s notice in which to dispute Landlord’s determination of the Then-Prevailing Rate and/or the Then-Prevailing Increase Rate. If Tenant fails to notify Landlord, in writing, of its disagreement with Landlord’s determination of the Then-Prevailing Rate and/or the Then-Prevailing Increase Rate within such 20-business day period, then Landlord’s determination shall be binding. If Tenant disputes such determination, then its notice to Landlord disputing such determination must set forth Tenant’s determination of the Then-Prevailing Rate and/or the Then-Prevailing Increase Rate. Upon receipt of Tenant’s notice, Landlord and Tenant shall promptly meet and, in good faith, attempt to agree upon the Then-Prevailing Rate and the Then-Prevailing Increase Rate. If Landlord and Tenant are unable to reach agreement upon the Then-Prevailing Rate or the Then-Prevailing Increase Rate within 30 days of the date of Landlord’s receipt of Tenant’s notice, then the parties shall promptly submit such dispute to the San Diego office of the American Arbitration Association (the “AAA”), or its successor, for resolution before a single arbitrator in accordance with Commercial Arbitration Rules of the AAA. The arbitrator’s sole authority will be to select either the Landlord’s or the Tenant’s respective written determinations of the Then-Prevailing Rate and/or the Then-Prevailing Increase Rate (whichever is in dispute), as set forth in the notices described above and in no event will the arbitrator be entitled to select a compromise Then-Prevailing Rate and/or Then-Prevailing Increase Rate. The arbitrator shall have significant experience in brokering office lease transactions comparable to the transaction contemplated by the extension or in the resolution of disputes concerning rental rates for comparable office transactions . In no event may such arbitrator select any other amount as the Then-Prevailing Rate or the Then-Prevailing Increase Rate. The decision of the arbitrator shall be binding upon all parties and the cost of the arbitration shall be split equally between Landlord and Tenant.

3.2.6.    Downsizing Right.    Notwithstanding anything to the contrary in this Paragraph 3.2, Tenant shall have the right to reduce the size of the Premises concurrently with its exercise of the Option to Extend. Any such election must be in writing and included with Tenant’s notice to Landlord exercising the Option to Extend. Furthermore, such right to downsize is subject to the following additional terms, provisions, and conditions: (i) the portion of the Premises remaining after such downsizing must consist of full, contiguous floors of the Building, (ii) once downsized, Tenant shall have no right to regain any portion of the prior Premises that were relinquished as part of such downsizing, and (iii) if Tenant exercises the right to downsize the Premises pursuant to this Paragraph, the reference to “ninety-five percent (95%) of the then prevailing base rental rate” in the fifth line of Paragraph 3.2.2 shall automatically be amended to read “one hundred percent (100%) of the then prevailing base rental rate.”

4.    Delivery of Possession.

4.1.    Delivery Requirements.    On or before the Rent Commencement Date (or if there are two Rent Commencement Dates pursuant to Paragraph 2.7, above, then on or before the Rent Commencement Date relative to each Building), Landlord, at its cost, shall have Substantially Completed the work required to be completed by Landlord, as described in Exhibit “C” to this Lease (the “Landlord’s Work”) and shall deliver possession of the portion of the Premises in such Building to Tenant (subject to Landlord’s reserved rights hereunder and Landlord’s right to continue the completion of punchlist items of Landlord’s Work without material interference by Tenant). If possession of the Premises (including, without limitation, Substantial Completion of the Landlord’s Work) is not delivered to Tenant on or before the anticipated and estimated Rent Commencement Date stated in the Principal Lease Provisions, then Landlord shall not be liable for any damage caused by such delay, and such delay shall not affect the validity of this Lease. Notwithstanding the foregoing, Landlord agrees to use diligence in the completion of the Landlord’s Work, and Tenant shall have a right to terminate this Lease if, subject to delays caused by Tenant (i) construction of Building 3 has not commenced on or before August 1, 2000 and/or construction of Building 4 has not commenced on or before November 1, 2000 (for purposes of this Paragraph 4.1, commencement of construction of the Buildings shall mean commencement of pouring footings for such Building, (ii) completion of structural steel erection has not occurred relative to Building 3 on or before November 1, 2000 and/or relative to Building 4 on or before February 1, 2001, or (iii) the Rent Commencement Date has not occurred by November 30, 2001. Tenant may exercise such right to terminate by delivering notice thereof to Landlord at any time within 30 days after the applicable date set forth in the immediately preceding sentence, provided Landlord has not otherwise met its obligation set forth in the immediately preceding sentence prior to the date of such termination notice from Tenant. However, if the Rent Commencement Date has not occurred by November 30, 2001 (subject to extension due to Tenant-caused delays) and Tenant does not elect to terminate this Lease pursuant to the provisions of this Paragraph 4.1 above, Tenant shall retain the right to terminate this Lease by delivery of a termination notice within 30 days after the expiration of another six months after such November 30, 2001 date (if the Rent Commencement Date has not then occurred) and this process shall continue every six months thereafter until this Lease is so terminated or the Rent Commencement Date occurs. If Tenant exercises any such termination right, Landlord shall immediately return to Tenant the Security Deposit (Letter of Credit) and monies previously paid to Landlord by Tenant as the Initial Payment Amount. Such right of termination and right of return of prepaid monies will be Tenant’s exclusive remedy for Landlord’s failure to timely complete Landlord’s Work and deliver possession of the Premises to Tenant.

4.2.    Definition of Substantial Completion.    For purposes of this Lease, the term “Substantially Complete” (and its grammatical variations, such as Substantial Completion) when used with reference to Landlord’s Work, will mean that (i) Landlord’s Work has been completed, except for the minor punch-list items described in Paragraph 4.3, to such an extent that Tenant can commence occupancy of the Premises, (ii) Building systems servicing the entirety of the Premises are fully operational, (iii) the Building lobby, adequate parking spaces, and the other portions of the Common Areas whose completion is required for Tenant’s use of and access to the Premises (including sidewalks, exterior lighting, and hallways) are each completed to the extent that Tenant’s use thereof will not be materially affected by completion of any work by Landlord, (iv) the area between the parking areas then serving the Premises and the main entry to the Building are not covered with scaffolding or otherwise in a dangerous condition, and (v) a temporary or final certificate of occupancy has been issued for the Building and the Premises (or could be issued but for work to be undertaken, or action to be taken, by Tenant). Landlord shall use its best, good faith efforts to give Tenant not less than 60 days’ prior written notice of the date Landlord anticipates will be the date of Substantial Completion. In the event Tenant commences its use of the Premises for the Permitted Use prior to the date the conditions described in clauses (i) through (iv) hereof are satisfied, such use will constitute Tenant’s acknowledgment that the Landlord’s Work is Substantially Complete, notwithstanding its failure to satisfy the requirements of clauses (i) through (iv), above; provided, however, that nothing contained herein is intended to relieve Landlord of its obligation to Substantially Complete the Premises.

4.3.    Final Completion.    Except for (i) any items set forth on a written, detailed “punch-list” of excepted items delivered to Landlord within 30 days following the Lease Commencement Date (which punch-list may not include items which are the result of Tenant’s move-in or any damage caused by Tenant or its principals, employees, invitees, or licensees), (ii) any defects in the heating, ventilation, and air conditioning system (relative to which Tenant shall have until the first September 1 following the Rent Commencement Date; but in no event less than 90 days), in which to notify Landlord, and require Landlord to repair defects therein or perform adjustments thereto), or any latent defects in Landlord’s Work (which latent defects will include failure of any portion of Landlord’s Work to comply with all applicable laws in effect as of the Lease Commencement Date), Tenant shall, as of the Lease Commencement Date, be deemed to have (a) thoroughly inspected the Premises, and determined that the Premises are in first-class condition and repair, (b) acknowledged that Landlord’s Work has been Substantially Completed, (c) accepted the Premises in its then as-is condition with no right to require Landlord to perform any additional work therein, except as set forth on the punch list, and any defects as described in (ii) above, and (d) waived any express or implied warranties regarding the condition of the Premises, including any implied warranties of fitness for a particular purpose or merchantability. Landlord shall use commercially reasonable, good faith efforts to correct all punch-list items within 30 days and all such work shall be undertaken in a good and workmanlike manner.

5.    Use of Premises and Common Areas.

5.1.    Permitted Use of Premises.    Tenant may use the Premises for the Permitted Use specified in the Principal Lease Provisions and for no other use without Landlord’s consent, which consent shall not be unreasonably withheld, conditioned or delayed.

5.2.    Compliance with Laws.    Landlord covenants that the Premises, including, without limitation, the roof, HVAC systems, windows and seals, structural components, and all electrical and plumbing systems serving the Building and the Premises will be in good working order (subject to minor punch-list items which Landlord shall promptly correct) and will comply with all applicable laws as of the Lease Commencement Date. Landlord shall be responsible for complying with all applicable laws affecting the design, construction and operation of the Project (including the Premises, subject to Tenant’s obligations expressly set forth herein) or relating to the performance by Landlord of any of its duties and obligations hereunder. Without limiting the foregoing, Landlord shall comply and cause the Project, including the Premises, to comply with all applicable laws relating to environmental, energy conservation, fire safety and the ADA (as defined below). Landlord represents and warrants that as of the Lease Commencement Date, the Premises and the Common Areas shall be in compliance with all applicable laws, including the ADA. Thereafter, except for structural modifications not related to Tenant’s particular use of the Premises and/or modifications required to be made to the Common Areas or any lobby, elevator cab or restroom (where such requirement is not related to Tenant’s particular use of the Premises), Tenant shall comply with all laws concerning Tenant’s use of the Premises and/or any

Alterations made by or on behalf of Tenant to the Premises, including without limitation the obligation at Tenant’s sole cost to alter, maintain, or restore the Premises in compliance with all applicable laws, even if such laws are enacted after the date of this Lease, and even if compliance entails costs to Tenant of a substantial nature. Such obligation to comply with laws shall include, without limitation, compliance with Title III of the Americans With Disabilities Act of 1990 (42 U.S.C. 12181 et seq.) (the “ADA”) within the Premises, other than any lobbies, restrooms or elevator cabs. If Tenant’s change in use of the Premises from the Permitted Use results in the need for modifications or alterations to any portion of the Project in order to comply with the ADA or other applicable laws, then Tenant shall additionally be responsible, within 20 days after receipt of written demand, for the cost of such modifications and alterations. Notwithstanding anything to the contrary in this Paragraph, the foregoing obligations of Tenant will not extend to any structural modifications not related to Tenant’s particular use of the Premises or any Alteration (as defined below), and/or modifications required to be made to the Common Areas or any lobby, elevator cab, or restroom where such requirement is not related to Tenant’s particular use of the Premises or any Alteration.

5.3.    Condition During Periods of Non-Use; Recapture.    During any period of time greater than one week in which Tenant is not continuously using and occupying the Premises (other than due to damage, destruction, or remodeling), Tenant shall take such measures as may be necessary or desirable, in Landlord’s reasonable opinion, to secure the Premises from break-ins and use by unauthorized persons, to minimize the appearance of non-use, and to otherwise maintain the interior and exterior portions of Tenant’s Premises, including all windows and doors, in first class condition. Additionally, during any period of time in excess of 270 days in which Tenant (or an assignee, sublessee, or licensee) is not continuously using and occupying at least a portion of the Premises during normal business hours, Landlord may, at its election, by giving written notice (the “Non-Use Recapture Notice”) to Tenant, recapture the Premises and terminate this Lease. If Landlord elects to exercise such right and delivers a Non-Use Recapture Notice to Tenant, and Tenant fails to cure such condition to Landlord’s reasonable satisfaction within five days of such Non-Use Recapture Notice, this Lease will automatically be deemed terminated as of the effective date stated in the Non-Use Recapture Notice, and Tenant shall surrender possession of the Premises and all improvements therein to Landlord as of such date (and any failure to do so shall constitute an immediate Event of Default hereunder). Notwithstanding the foregoing, Tenant may toll the operation of such Non-Use Recapture Notice for up to 365 days if, within five business days of Tenant’s receipt of the Non-Use Recapture Notice, Tenant covenants in writing (and as an obligation hereunder) that Tenant will reoccupy at least 25% of the Rentable Square Footage within such 365-day period and Tenant in fact occupies such portion of the Premises within such 365-day period.

5.4.    Use of Common Areas.    Tenant’s use of the Common Areas shall at all times comply with the provisions of all Rules (as defined below) regarding such use as Landlord may from time to time reasonably adopt. In no event shall the rights granted to Tenant to use the Common Areas include the right to store any property in the Common Areas, whether temporarily or permanently, except as otherwise approved by Landlord in writing in the exercise of its sole discretion. Any property stored in the Common Areas without Landlord’s prior approval may be removed by Landlord and disposed of, and the cost of such removal and disposal shall be payable by Tenant to Landlord within ten days after demand. Additionally, in no event may Tenant use any portion of the Common Areas for loading, unloading, or parking, except in those areas specifically designated by Landlord for such purposes, nor for any group social event (except as approved in advance by Landlord, in the exercise of its sole discretion, as to a specific event), sidewalk sale, employment fair, or similar unauthorized purpose. Notwithstanding the foregoing, Tenant is granted the right to convert one or more of the parking spaces below Building 4 into storage areas subject to the following requirements: (i) such conversion will be treated as an Alteration, (ii) Tenant shall pay the reserved parking space rate for such converted parking spaces, (iii) Tenant shall, unless Landlord elects to the contrary, remove such storage areas on or before the Expiration Date and return such parking spaces to their pre-existing condition (reasonable wear and tear and casualty damage excepted), (iv) Tenant shall pay any increased insurance costs and other increased or additional expenses (such as additional pest control costs) reasonably incurred by Landlord as a result of such use, and (v) Tenant shall not store any Hazardous Materials or highly flammable materials in such storage areas (it being understood that such storage areas will be used primarily for the storage of paper, books, files, and similar overflow office materials).

5.5.    General Covenants and Limitations on Use.    In addition to the Rules, Tenant and Tenant’s Invitees (as defined below) use of the Premises and the Project, will be subject to the following additional general covenants and limitations on use.

5.5.1    Tenant shall not do, bring, or keep anything in or about the Premises that will cause a cancellation of any insurance covering the Premises. If the rate of any insurance carried by Landlord is increased as a result of a change in Tenant’s use of the Premises from the Permitted Use, Tenant shall pay the amount of such increase to Landlord, within 30 days after Landlord delivers to Tenant a notice of such increase and supporting documentation evidencing such increase.

5.5.2.    No noxious or unreasonably offensive activity shall be carried on, in or upon the Premises by Tenant or Tenant’s Invitees, nor shall anything be done or kept in the Premises which may be or become a public nuisance or which may cause unreasonable embarrassment, disturbance, or annoyance to others in the Project, or on adjacent or nearby property. To that end, Tenant additionally covenants and agrees that no light shall be emitted from the Premises which is unreasonably bright or causes unreasonable glare; no sounds shall be emitted from the Premises which are unreasonably loud or annoying; and no odor shall be emitted from the Premises which is or might be noxious or offensive to others in the Building, on the Project, or on adjacent or near-by property.

5.5.3.    No unsightliness shall be permitted in the Premises which is visible from the Common Areas. Without limiting the generality of the foregoing, all equipment, objects, and materials shall be kept enclosed within the Premises and screened from view from outside the Premises; no refuse, scraps, debris, garbage, trash, bulk materials, or waste shall be kept, stored, or allowed to accumulate except as may be properly enclosed within appropriate containers in the Premises and promptly and properly disposed of.

5.5.4.    The Premises shall not be used for sleeping or washing clothes, nor shall the Premises be used for cooking (excluding the use of microwave ovens, crock pots, dishwashers, vending machines, toasters, toaster ovens, or similar devices by Tenant’s employees in preparing food for their own consumption—or for consumption by Tenant’s invitees to the Premises who are not visiting the Premises for the primary purpose of eating); consistent with the operation of a first class office—or the preparation, manufacture, or mixing of anything that might emit any offensive odor or objectionable noises or lights onto the Project or nearby properties.

5.5.5.    All pipes, wires, conduit, cabling, poles, antennas, and other equipment/facilities for or relating to utilities, telecommunications, computer equipment, or the transmission or reception of audio or visual signals must be kept and maintained enclosed within the Premises (except to the extent included as part of Landlord’s Work, Tenant’s Work, or otherwise approved by Landlord)

5.5.6.    Tenant shall not keep or permit to be kept any bicycle, motorcycle, or other vehicle, nor any animal (excluding seeing-eye dogs), bird, reptile, or other exotic creature in the Premises.

5.5.7.    Neither Tenant nor Tenant’s Invitees shall do anything that will cause damage or waste to the Project. Neither the floor nor any other portion of the Premises shall be overloaded. No machinery, equipment, apparatus, or other appliance shall be used or operated in or on the Premises that will in any manner injure, vibrate, or shake all or any part of the Project or be allowed to interfere with the equipment of any other tenant within the Project (or other property owned by Landlord or its affiliates), including, without limitation, interference with transmission and reception of telephone, telecommunications, television, radio, or similar signals.

5.6.    Access Rights.    Tenant will have 24 hour-a-day, seven day-a-week access to the Buildings, the Premises, and the parking areas serving the Buildings. Notwithstanding the foregoing, no failure of such access rights will constitute an eviction or a disturbance of Tenant’s use and possession of the Premises or relieve Tenant from paying Rent or performing any of its obligations under this Lease; except that Tenant shall be entitled to equitable abatement of its Rent (as defined below) obligations hereunder to the extent such lack of access (a) is not due to Tenant or Tenant’s Invitees’ negligence or intentional misconduct and (b) continues for a period in excess of three business days. Landlord will not be liable, under any circumstances, for a loss of or injury to property or for injury to or interference with Tenant’s business, including loss of profits through, in connection with, or incidental to a failure to furnish access under this Paragraph, except to the extent the same arises from the gross negligence or willful misconduct of Landlord, its agents or employees. Notwithstanding the foregoing, Landlord agrees to use reasonable efforts to promptly correct any such interruption of access.

5.7.    Remedies for Breach.    In the event of any breach of Paragraphs 5.2, 5.3, 5.4, or 5.5 by Tenant or Tenant’s Invitees, Landlord, at its election and in addition to its other rights and remedies under this Lease, may, after notice to Tenant and the expiration of a reasonable cure period stated in such notice, pay the cost of correcting such breach and Tenant shall within 30 days of written demand, pay Landlord the cost thereof, plus a supervisory fee in the amount of five percent (5%) of such cost.

6.      Security Deposit.    On or before the Rent Commencement Date, Tenant shall deposit with Landlord an unconditional, irrevocable and renewable letter of credit (“Letter of Credit”) in favor of Landlord and in a form reasonable approved by Landlord, issued by a bank reasonably satisfactory to Landlord with a branch in California, in the amount of One Million, Two Hundred Sixty-One Thousand Nine Hundred Ninety-One, and 40/100 ($1,261,991.40) (to be adjusted upon final determination of the Rentable Square Footage of the Premises and adjusted upon Tenant’s exercise of any Option to Extend), to secure the performance by Tenant of its obligations under this Lease, including without limitation Tenant’s obligations (i) to pay Basic Monthly Rent and Additional Rent (as defined below), (ii) to repair damages to the Premises and/or the Project caused by Tenant or Tenant’s agents, employees, contractors, licensees, and invitees (collectively, “Tenant’s Invitees”), (iii) to surrender the Premises in the condition required by Paragraph 24, below, and (iv) to remedy any other defaults by Tenant in the performance of any of its obligations under this Lease. If Tenant commits any Event of Default under this Lease, Landlord may, at its election, use the Security Deposit to cure such Event of Default, and to compensate Landlord for all damage actually suffered by Landlord which are directly attributable to such Event of Default, including, without limitation, reasonable attorneys’ fees and costs incurred by Landlord. Upon demand by Landlord, Tenant shall promptly pay to Landlord a sum equal to any portion of the Security Deposit so used by Landlord (or provide a supplemental letter of credit), in order to maintain the Security Deposit in the amount set forth in the Principal Lease Provisions. Following the Expiration Date, and within the earlier of 30 days or the time frame otherwise required by applicable law, Landlord shall deliver to Tenant, at Tenant’s last known address, any portion of the Security Deposit not used by Landlord, as provided in this Paragraph. Landlord may commingle the proceeds of the Security Deposit with Landlord’s other funds and Landlord will not pay interest on such proceeds of the Security Deposit to Tenant.

7.    Rent and Rent Adjustments.

7.1.    Initial Monthly Rent.    Tenant shall pay to Landlord as minimum monthly rent, without (except as otherwise specifically provided in this Lease) deduction, setoff, prior notice, abatement, or demand, the Basic Monthly Rent described in the Principal Lease Provisions (subject to adjustment as provided in Paragraph 7.2, below), in advance, on or before the first day of each calendar month, beginning on the Rent Commencement Date and thereafter throughout the Term. If the Rent Commencement Date is other than the first day of a calendar month, then the Basic Monthly Rent payable by Tenant for the second month of the Term following the Rent Commencement Date (acknowledging that the first month’s rent is payable upon Lease execution) shall be prorated on the basis of the actual number of days during the Term occurring during the first partial calendar month thereof.

7.2.    Rental Adjustments.    On the first anniversary of the Rent Commencement Date if such Rent Commencement Date is the first calendar day of a month, and if not, then on the first anniversary of the first calendar day of the first full calendar month following the Rent Commencement Date, and on the same day of each subsequent calendar year throughout the Initial Lease Term, the Basic Monthly Rent shall be increased by multiplying the then-existing Basic Monthly Rent amount by 1.03 (i.e. a three percent (3%) increase per year). If Tenant exercises its right to extend the Term of this Lease pursuant to Paragraph 3.2, above, then on each anniversary of the first day of the Extension Term, the Basic Monthly Rent shall be increased by multiplying the then-existing Basic Monthly Rent amount by a percentage equal to the sum of one hundred percent plus the Then-Prevailing Increase Rate (stated as a percentage) determined pursuant to Paragraph 3.2.5, above [for example, if the Then-Prevailing Increase Rate is five percent (5%), then the Basic Monthly Rent would increase by 105 percent (105%)].

7.3.    Additional Rent.    In addition to paying the Basic Monthly Rent pursuant to this Paragraph 7, Tenant shall pay to Landlord (in accordance with Paragraph 8, below), commencing on the first January 1 following the Base Year, Tenant’s Share (as defined below) of the annual Direct Expenses that are in excess of the amount of Direct Expenses applicable to the Base Year. The amounts payable pursuant to this Paragraph, together with other amounts of any kind (other than Basic Monthly Rent) payable by Tenant to Landlord under the terms of this Lease, constitute additional rent for the Premises and are collectively and individually referred to in this Lease as “Additional Rent.”

7.4.    General Rental Provisions.    All “Rent” (which includes Basic Monthly Rent, and any “Additional Rent” hereunder) shall be paid to Landlord at the same address as notices are to be delivered to Landlord pursuant to the Principal Lease Provisions, as Landlord may change such address from time to time pursuant to the terms of this Lease.

8.    Additional Rent.

8.1.    Definitions.    The following definitions apply in this Paragraph 8 (and elsewhere in this Lease):

8.1.1.    Building Operating Costs.    Subject to the Excluded Costs (as defined below) relating to the Buildings, the term “Building Operating Costs” means all expenses, costs, and amounts of every kind or nature that Landlord pays or incurs (in good faith) because of or in connection with the ownership, operation, management, maintenance, or repair of each Building (which includes the land and any parking areas located under such Building). Building Operating Costs include, without limitation, the following amounts paid or incurred in good faith by Landlord relative to a Building: (a) the cost of supplying utilities to all portions of the Building (to the extent such cost is not payable directly by Tenant or any other tenant of the Building), including without limitation water, electricity, heating, ventilation, and air conditioning, (b) Tax Expenses relating to the Building, to the extent the Building is separately assessed by the taxing authority, (c) the cost of providing janitorial services for the Building and of operating, managing, maintaining, and repairing all building systems, including without limitation utility, mechanical, sanitary, storm drainage, and elevator systems, and the cost of supplies, tools, and equipment, as well as maintenance and service contracts in connection with those systems, (d) the cost of licenses, certificates, permits, and inspections relating to the operation of the Building, (e) the cost of contesting in good faith the validity or applicability of any government enactments that may affect the Building Operating Costs, (f) the cost of maintenance and repair of any parking areas located under the Building (if any), including, without limitation, resurfacing (such as slurry sealing), repainting, restriping, and cleaning costs, (g) reasonable fees, charges, and other costs for administration, management, and accounting, whether paid to Landlord, an affiliate of Landlord, or a third party, consulting fees, legal fees, and accounting fees of all persons engaged by Landlord or otherwise reasonably incurred by Landlord in connection with the operation, management, maintenance, and repair of the Building; provided however that such management fees and charges when combined with any management fee for the Project pursuant to Paragraph 8.1.7(h), are not in excess of three percent (3%) of the Project’s gross rents, (h) subject to the limitations set forth below, wages, salaries, and other compensation and benefits of all persons to the extent engaged in the operation, maintenance, repair, or security of the Building plus employer’s Social Security taxes, unemployment taxes, insurance, and any other taxes imposed on Landlord that may be levied on those wages, salaries, and other compensation and benefits. If any of Landlord’s employees provide services for more than one project of Landlord, only the prorated portion of those employees’ wages, salaries, other compensation and benefits, and taxes reflecting the percentage of their working time devoted to the Building will be included in the Building Operating Costs, (i) [Intentionally Deleted], (j) amortization (including interest on the unamortized cost at a rate equal to the floating commercial loan rate announced from time to time by Bank of America as its “reference rate” (or a comparable rate selected by Landlord if such reference rate ceases to be published) plus three percentage points per annum) of the cost of acquiring or renting personal property used in the maintenance, repair, and operation of the Building, (k) [intentionally deleted], and (l) the cost of capital improvements which are incurred in good faith and which (1) are intended as a labor saving or cost saving device or to effect other economies in the maintenance or operation of the Buildings (in each case where the present value of such savings are reasonably projected to exceed the expenditure), or (2) are required under any government law or regulation enacted after the Lease Commencement Date. All capital expenditures shall be amortized (including interest on the unamortized cost at the rate stated in subparagraph (j) of this Paragraph) over their useful life, as reasonably determined by Landlord’s certified public accountant in accordance with generally accepted accounting principles.

8.1.2.    Building’s Pro Rata Share.    “Building’s Pro Rata Share” means a fraction, the numerator of which is the total aggregate Rentable Square Feet in the Building, and the denominator of which is the total aggregate Rentable Square Feet in all of the buildings in the Project for which certificates of occupancy have been issued. The Building’s Pro Rata Share will be calculated for each of the Buildings as of the commencement of each calendar quarter, and averaged for the entire calendar year.

8.1.3.    Direct Expenses.    “Direct Expenses” means the sum of Operating Expenses plus Insurance Expenses (as such terms are defined below).

8.1.4.    Excluded Costs.    “Excluded Costs” means the following expenses, as they relate to the Building Operating Costs and the Project Operating Costs (as defined below): (i) depreciation, principal, interest, and fees on mortgages or ground lease payments, (ii) legal fees incurred in negotiating and enforcing tenant leases and disputes with other tenants, (iii) costs incurred in connection with leasing space in the Project, including without limitation, real estate brokers’ leasing commissions, advertising costs, rent concessions and tenant improvements, (iv) initial improvements or alterations to tenant spaces in the Project, (v) the cost of providing any service directly to and paid directly by a single individual tenant or group of tenants (but which is not generally available to all or substantially all of the tenants), or costs incurred for the benefit of a single tenant or group of tenants (but which is not generally incurred for all or substantially all of the tenants), (vi) costs of any items to the extent Landlord actually receives reimbursement therefor from insurance proceeds, under warranties, or from a tenant or other third party, provided Landlord exercises diligent and commercially reasonable efforts (excluding litigation) to seek such reimbursement (such costs shall be excluded or deducted, as appropriate, from Operating Expenses in the year in which the reimbursement is received), or which are paid out of reserves previously included in Operating Expenses, (vii) costs incurred due to Landlord’s breach of a law or ordinance, interest and penalties for the late payment of any Operating Expenses or Taxes, (viii)

repairs necessitated by the gross negligence or willful misconduct of Landlord or Landlord’s employees, agents, or contractors, (ix) capital expenses other than those specifically included in the definitions of Building Operating Costs or Project Operating Costs, (x) charitable or political contributions and membership fees or other payments to trade organizations, (xi) any reserves, including without limitation reserves required by a Lender, (xii) costs of Landlord’s Work which are to be borne by Landlord pursuant to attached Exhibit “C,” (xiii) rent and similar charges for Landlord’s on-site management office and/or leasing office or any other offices of Landlord or its affiliates unless such rent is attributable to any portion of such office(s) which (A) is less than 2,500 Rentable Square Feet, (B) is specifically used as an on-site management office in the Buildings and (C) does not exceed an arms-length lease with a rental rate comparable to the rent charged to other tenants of the Project, (xiv) Landlord’s general overhead expenses, (xv) the cost of any additional or extraordinary services provided to individual tenants of the Buildings or Project or groups of tenants (but which is not generally available to all or substantially all of the tenants), (xvi) executive salaries of off-site personnel employed by Landlord, (xvii) the cost of removing any Hazardous Materials from the Building or Project or remedying any damage caused by the use, storage or contamination by Hazardous Materials, (xviii) the cost of correcting any defects in the design or construction of the Buildings or the Project or in any Building system or Project systems, (xix) any expenses associated with utilities or services provided to other tenants of the Buildings or Project where Tenant, under this Lease, is either not provided such services or utilities or is separately charged for such services or utilities, (xx) any bad debt loss, rent loss, or reserves for bad debts or rent loss, (xxi) costs associated with the operation of the business of the partnership or entity which constitutes Landlord, as the same are distinguished from the costs of operation of the Project, including partnership accounting and legal matters, costs of defending any lawsuits with any mortgagee, costs of selling, syndicating, financing, mortgaging or hypothecating any of Landlord’s interest in the Project, and costs incurred in connection with any disputes between Landlord and its employees, or between Landlord and Project management, (xxii) any compensation paid to clerks, attendants or other persons in commercial concessions operated by or on behalf of Landlord, (xxiii) costs, other than those incurred in ordinary maintenance and repair, for sculpture, paintings, fountains or other objects of art, (xxiv) any costs expressly excluded from Operating Expenses elsewhere in this Lease, (xxv) any entertainment, dining or travel expenses for any purpose, (xxvi) any validated parking, (xxvii) rentals and other related expenses incurred in leasing air conditioning systems, elevators or other similar equipment which if purchased the cost of which would be excluded as a capital expense, except equipment not affixed to the Project which is used in providing janitorial, maintenance, or similar services and, further excepting from this exclusion such equipment rented or leased to remedy or ameliorate an emergency condition in the Project, (xxviii) any above standard cleaning, such as, but not limited to construction cleanup or special cleanings associated with parties/events, and (xxix) the cost of any tenant relations parties, events or promotion not consented to by an authorized representative of Tenant in writing. All Tax Expenses which can be paid by Landlord in installments shall be paid by Landlord in the maximum number of installments permitted by law which can be paid without additional cost and shall be included as Operating Expenses in the year in which the installment is actually paid.

8.1.5.    Expense Year.    “Expense Year” means the Base Year, and each calendar year after the Base Year, in which any portion of the Lease Term falls, through and including the calendar year in which the Lease Term expires.

8.1.6.    Operating Expenses.    “Operating Expenses” means the sum of (i) all Building Operating Costs, and (ii) each Building’s Building’s Pro Rata Share of the Project Operating Costs. Notwithstanding any other limitations contained in this Paragraph 8, Landlord shall not be entitled to recover more than 100% of any Operating Expense.

8.1.7.    Project Operating Costs.    Subject to the Excluded Costs relating to the Project, the term “Project Operating Costs” means all expenses, costs, and amounts of every kind or nature that Landlord pays or incurs (in good faith) because of or in connection with the ownership, operation, management, maintenance, or repair of the Project, including the “Project Common Areas,” which for purposes hereof will include all portions of the Project other than the Buildings and any other similar office building(s) within the Project from time to time. Project Operating Costs include, without limitation, the following amounts paid or incurred in good faith by Landlord relative to the Project Common

Area: (a) the cost of supplying utilities to all portions of the Project Common Area, including without limitation water and electricity, (b) janitorial/cleaning costs and the cost of operating, managing, maintaining, and repairing the Project Common Area and all related systems, including without limitation utility, mechanical, sanitary, storm drainage, and parking structure elevator systems, (c) the cost of supplies and tools and of equipment, maintenance, and service contracts in connection with the systems referenced in clause (b), above, (d) the cost of licenses, certificates, permits, and inspections relating to the Project Common Areas, (e) the cost of contesting the validity or applicability of any government enactments that may affect the Project Operating Costs, (f) costs incurred in connection with the implementation and operation of a parking or transportation management program or similar program required by applicable law or encouraged by local agencies, (g) all Tax Expenses, except to the extent such Tax Expenses relate to a separately assessed building in the Project and are separately paid by the tenants of such building (such as pursuant to Paragraph 8.1.1, clause (b), above), (h) reasonable fees, charges, and other costs, for administration, management, and accounting, whether paid to Landlord, an affiliate of Landlord’s, or a third party, consulting fees, legal fees, and accounting fees of all persons engaged by Landlord or otherwise reasonably incurred by Landlord in connection with the operation, management, maintenance, and repair of the Project Common Areas; provided however that such management fees and charges (when combined with any management fee pursuant to Paragraph 8.1.1(g), above) are not in excess of three percent (3%) of the Project’s total gross rents, (i) the cost of parking area and parking structure maintenance and repair, including, without limitation, resurfacing (such as slurry sealing), repainting, restriping, and cleaning (excluding costs which are already included as part of the Building Operating Costs relative to any parking areas located under a building, if any), (j) subject to the limitations set forth below, wages, salaries, and other compensation and benefits of all persons to the extent engaged in the operation, maintenance, or security of the Project plus employer’s Social Security taxes, unemployment taxes, insurance, and any other taxes imposed on Landlord that may be levied on those wages, salaries, and other compensation and benefits. If any of Landlord’s employees provide services for more than one project of Landlord, only the prorated portion of those employees’ wages, salaries, other compensation and benefits, and taxes reflecting the percentage of their working time devoted to the Project shall be included in Project Operating Costs, (k) any costs or expenses payable pursuant to the provisions of any reciprocal easement and maintenance agreement (or similar instrument or agreement) recorded against the Project as of the date hereof (or subsequently recorded, provided that such subsequently recorded items are entered into in good faith and do not result in an increase in Operating Expenses) including any owner’s association or similar fees, assessments or dues presently or hereafter established for the Project, including payments under any easement, CCamp;R’s, license, operating agreement, declaration, restrictive covenant, or other instrument relating to the sharing of costs but only to the extent such payments replace any Project Operating Costs described in this Paragraph 8.1.7, (l) amortization (including interest on the unamortized cost at a rate equal to the floating commercial loan rate announced from time to time by Bank of America as its reference rate plus three percentage points per annum) of the cost of acquiring or renting personal property used in the maintenance, repair, and operation of the Project, (m) subject to the limitations set forth below, the cost of capital improvements which (1) are intended as a labor saving device or to effect other economies in the maintenance or operation of all or part of the Project Common Areas (in each case where the present value of such savings are reasonably projected to exceed the expenditure), or (2) are required under any government law or regulation that comes into effect after the Rent Commencement Date and were neither constructed nor required to be constructed as a part of the construction of the Buildings. All capital expenditures shall be amortized (including interest on the unamortized cost at the rate stated in subparagraph (l), above) over their useful life, as reasonably determined by Landlord’s certified public accountant in accordance with generally accepted accounting principles. Notwithstanding the foregoing, the Project Operating Costs will exclude (i) any Excluded Costs relating to the Project, (ii) all Building Operating Costs and (iii) all costs related to the ownership, operation, management maintenance or repair of the other office buildings in the Project.

8.1.8.    Tenant’s Share.    “Tenant’s Share” means a means a fraction, the numerator of which is the total aggregate Rentable Square Feet in the Premises, and the denominator of which is the total aggregate Rentable Square Feet in the Buildings. As of the Lease Commencement Date, the Tenant’s Share will be 74.41 percent (74.41%). If either the Premises or the Buildings are expanded or reduced, Tenant’s Share shall be appropriately adjusted in accordance with Section 2.4.

Tenant’s Share for the Expense Year in which that change occurs shall be determined on the basis of the number of days during the Expense Year in which each such Tenant’s Share was in effect.

8.2.    Adjustment of Direct Expenses.    Direct Expenses shall be adjusted as follows:

8.2.1.    Gross Up Adjustment When the Project Is Less Than Fully Occupied.    If the occupancy of the total Rentable Square Footage of completed, partially occupied buildings within the Project during any part of any Expense Year (including the Base Year) is less than 95%, Landlord shall make an appropriate adjustment of the variable components of the Direct Expenses for that Expense Year, as reasonably determined by Landlord using sound accounting and management principles, to determine the amount of Direct Expenses that would have been incurred had the Project been 95% occupied and fully assessed for tax purposes. This amount shall be considered to have been the amount of Direct Expenses for that Expense Year. For purposes of this Paragraph 8.2, “variable components” include only those component expenses that are affected by variations in occupancy levels, such as water usage. If the Building or the Project is not fully assessed (i.e., assessed on a completed basis) for real property tax purposes for the entirety of the Base Year, Tax Expenses for the Base Year shall be adjusted to reflect the Building and the Project as being fully assessed for the entirety of the Base Year.

8.2.2.    Adjustment When Landlord Adds Additional Buildings.    If Landlord constructs additional buildings within the Project following the Base Year, Landlord shall make an appropriate adjustment to the Direct Expenses for the Base Year, as reasonably determined by Landlord using sound accounting and management principles, to determine the amount of Direct Expenses that would have been incurred for the Base Year if such building had been complete, fully assessed and 95% occupied throughout the Base Year.

8.2.3.    Adjustment Re: Non-Standard Services.    If, during any part of any Expense Year (including the Base Year), Landlord is not furnishing a particular service or work (the cost of which, if furnished by Landlord, would be included in Operating Expenses) to a tenant (other than Tenant) that has undertaken to perform such service or work in lieu of receiving it from Landlord, Operating Expenses for that Expense Year shall be considered to be increased by an amount equal to the additional Operating Expenses that Landlord would reasonably have incurred during such period if Landlord had furnished such service or work to that tenant.

8.2.4.    Additional Costs.    If due to a change in the types of costs being incurred by Landlord as Direct Expenses (such as, for example, the commencement or cessation of security services—but not a mere change in how a particular cost is handled—such as going from an in-house to an outside landscaping service), the Base Year Direct Expenses need to be adjusted to eliminate the effect of such change, Landlord shall reasonably adjust the Base Year Direct Expenses and notify Tenant of such change in writing. As illustrations of the foregoing, (i) if during the Base Year the percentage used for determining the Landlord’s management fee is lower than the percentage used in later years, Direct Expenses for the Base Year shall be deemed increased by the difference between the amount of the management fee charged during the Base Year and the amount that would have been charged if such higher percentage had been used during the Base Year, and (ii) any additional annual premium resulting from any new forms of insurance, any increase in insurance limits or coverage, or any decrease in deductibles in any year after the Base Year, shall be deemed to be included in Direct Expenses for the Base Year.

8.2.5.    Common Areas.    Landlord may elect in good faith to partition/separate portions of the Common Areas of the Project such that the Direct Expenses associated with such partitioned Common Areas are allocated to particular buildings or parcels within the Project, provided that doing so does not (i) result in an increase in Tenant’s Share of Direct Expenses or (ii) physically partition/separate the Common Areas such that they are no longer available for Tenant’s use as contemplated herein.

8.3.    Tax Expenses.

8.3.1.    Definition of Taxes and Tax Expenses.    “Taxes” means and refers to all federal, state, county, or local government or municipal taxes, fees, charges, or other impositions of every kind or nature, whether general, special, ordinary, or extraordinary. Taxes include taxes, fees, and charges such as real property taxes, general and special assessments, transit taxes, leasehold taxes, and taxes based on the receipt of rent (including gross receipts or sales taxes applicable to the receipt of rent, unless required to be paid by Tenant), and personal property taxes imposed on Landlord’s fixtures, machinery, equipment, apparatus, systems, appurtenances, and other personal property used exclusively in connection with the Project or the Building, as the case may be. Notwithstanding the foregoing, the following shall be excluded from Taxes: (a) all excess profits taxes, franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, estate taxes, federal, state, and local income taxes, and other taxes applied or measured by Landlord’s general or net income (as opposed to rents, receipts, or income attributable to operations at the Building) and (b) personal property taxes attributable to property owned or installed by or for other tenants of the Project. “Tax Expenses” means the sum of all Taxes that are paid or incurred by Landlord because of or in connection with the ownership, leasing, and/or operation of the Project from time to time.

8.3.2.    Adjustment of Taxes.    For purposes of this Lease, Tax Expenses for the Base Year shall be adjusted upon a reassessment of the Project resulting from the construction of a new building within the Project to increase the Base Year Tax Expenses amount by the amount of Tax Expenses attributable to such new building’s assessed value. Accordingly, during the portion of any Expense Year occurring after the Base Year, Tax Expenses shall be considered to be increased appropriately.

8.4.    Calculation and Payment of Direct Expenses.    Tenant’s Share of the Increased Direct Expenses (as defined below) for any Expense Year shall be calculated and paid as follows:

8.4.1.    Calculation of Excess.    If Tenant’s Share of Direct Expenses for any Expense Year (other than the Base Year) ending or beginning within the Lease Term exceeds Tenant’s Share of the amount of Direct Expenses applicable to the Base Year, Tenant shall pay as Additional Rent to Landlord an amount equal to that excess, in the manner stated below.

8.4.2.    Statement/Payment of Direct Expenses.    Tenant shall pay to Landlord, on the first day of each calendar month during the Lease Term, commencing on the first January 1 following the Base Year (provided Landlord has delivered to Tenant the Estimated Statement at least ten days prior to such date), as Additional Rent, without notice, demand, offset, or deduction (except as provided herein), an amount (“Tenant’s Monthly Payment”) equal to one-twelfth of Tenant’s Share of the amount by which the Direct Expenses for each Expense Year following the Base Year exceed the Base Year Direct Expenses (such excess being referred to herein as the “Increased Direct Expenses”), as estimated (and subsequently reconciled) by Landlord in the most recently delivered Estimated Statement (as defined below). Landlord intends to deliver to Tenant, prior to the commencement of each Expense Year following the Base Year during the Lease Term, a written statement itemized on a line-by-line basis (“Estimated Statement”) setting forth Landlord’s estimate of the Direct Expenses and Increased Direct Expenses allocable to the ensuing Expense Year, and Tenant’s Share of such Increased Direct Expenses. Landlord may, at its option, during any Expense Year, deliver to Tenant a revised Estimated Statement, revising Landlord’s estimate of the Direct Expenses and Increased Direct Expenses, in accordance with Landlord’s most current estimate. Within approximately 90 days after the end of each Expense Year during the Lease Term, Landlord shall deliver to Tenant a written statement (“Actual Statement”) setting forth the actual Direct Expenses allocable to the preceding Expense Year, as well as the Direct Expenses for the Base Year, all itemized on a line-by-line basis. Tenant’s failure to object to Landlord regarding the contents of an Actual Statement, in writing, within 365 days after delivery to Tenant of such Actual Statement (except that in the case of the Base Year, Tenant shall have two years following delivery to Tenant of such Actual Statement for the Base Year in which to object), shall constitute Tenant’s absolute and final acceptance and approval of the Actual Statement. If the sum of Tenant’s Monthly Payments actually paid by Tenant during any Expense Year exceeds Tenant’s Share of the actual Increased Direct Expenses allocable to such Expense Year, then such excess will be credited against future Tenant’s Monthly Payments, unless such Expense Year was the Expense Year during which the Lease Expiration Date occurs (the “Last Calendar Year”), in which event either (i) such excess shall be credited against any monetary default of Tenant under this Lease (with any unused portion thereof returned to Tenant), or (ii) if Tenant is not in default under this Lease, then Landlord shall (within the time frame for returning Tenant’s Security Deposit) pay to Tenant such excess. If the sum of Tenant’s Monthly Payments actually paid by Tenant during any Expense Year is less than Tenant’s Share of the actual Increased Direct Expenses allocable to such Expense Year, then Tenant shall, within 30 days of delivery of the Actual Statement, pay to Landlord the amount of such deficiency. Landlord’s delay in delivering any Estimated Statement or Actual Statement will not release Tenant from its obligation to pay any Tenant’s Monthly Payment or any such excess upon receipt of the Estimated Statement or the Actual Statement, as the case may be; provided, however, Tenant shall not be responsible for Tenant’s Share of any Direct Expenses attributable to any Expense Year that are first billed to Tenant more than one year after the Lease Expiration Date. The references in this Paragraph to the actual Increased Direct Expenses allocable to an Expense Year, shall include, if such Expense Year is the Last Calendar Year, the actual Increased Direct Expenses allocable to the portion of such year prior to the Lease Expiration Date, calculated on a pro rata basis, without regard to the date of a particular expenditure.

8.4.3.    Cap on Increases in Controllable Expenses.    Notwithstanding anything to the contrary contained herein, increases in Controllable Expenses (as defined below), will be subject to a five percent (5%) annual cap. Such cap will be applied on a cumulative and compounded basis (that is to say that the Controllable Expenses payable by Tenant in the second Expense Year following the Base Year cannot be more than five percent (5%) greater than the Controllable Expenses payable by Tenant during the first Expense Year after the Base Year, the Controllable Expenses payable by Tenant in the third Expense Year following the Base Year cannot be more than ten percent (10%) greater than the Controllable Expenses payable by Tenant during the first Expense Year after the Base Year, the Controllable Expenses payable by Tenant in the fourth Expense Year following the Base Year cannot be more than 15 percent (15%) greater than the Controllable Expenses payable by Tenant during the first Expense Year after the Base Year, and so on throughout the Term). To the extent that Controllable Expenses during any Expense Year exceed such limitation, such excess shall be excluded from the calculation of Increased Direct Expenses for such Expense Year. For purposes hereof, the term “Controllable Expenses” will mean and refer to all expenses other than utility costs, Tax Expenses, and Insurance Expenses, which are not Controllable Expenses. Notwithstanding anything to the contrary contained herein, if Tenant’s installation of Alterations results in the need for modifications or alterations to any portion of the Project in order to comply with the ADA or other applicable laws, then the portion of the cost of Landlord’s compliance therewith treated as a Building Operating Cost or Project Operating Cost (as such costs may be amortized pursuant to clause (l) of Paragraph 8.1.1 or clause (m) of Paragraph 8.1.7) will not be Controllable Expenses for purposes of the application of this Paragraph.

8.5.    Landlord’s Books and Records.    If Tenant disputes the amount of Additional Rent stated in an Actual Statement within 365 days of Tenant’s receipt thereof (except that in the case of the Base Year, Tenant shall have two years, as provided above), Tenant may, upon at least five business days notice to Landlord, request an opportunity to inspect and audit Landlord’s records and supporting documentation regarding such Actual Statement. Such inspection and audit must be conducted within 365 days of the date Tenant received the Actual Statement (except that in the case of the Base Year, Tenant shall have two years following delivery to Tenant of such Actual Statement for the Base Year in which to complete such inspection and audit), shall be at Tenant’s sole cost and expense (except as provided below), and Landlord shall, at its election, either provide copies of such records and supporting documentation to Tenant or make such records and supporting documentation available to Tenant for its inspection at Landlord’s business office during normal business hours. If Tenant fails to dispute the amount of Additional Rent stated in an Actual Statement within 365 days of Tenant’s receipt thereof, or Tenant’s audit fails to disclose a discrepancy in such Actual Statement within 365 days after Tenant’s receipt of the Actual Statement in question (or two years with respect to the Base Year), then the Actual Statement will be deemed binding on Tenant. If it is determined as a result of Tenant’s timely audit of Landlord’s records (and Landlord’s certified public accountant’s concurrence therein) that Tenant was overcharged relative to the Direct Expenses, such overcharge shall entitle Tenant to a credit against its next payment of Direct Expenses in the amount of the overcharge plus, in the case of an overcharge exceeding three percent (3%) of the Direct Expenses, the reasonable third party costs of such audit (and if such credit occurs following the expiration of the Term, Landlord shall promptly pay the amount of such credit to Tenant). If it is determined as a result of Tenant’s timely audit of Landlord’s records(and Landlord’s certified public accountant’s concurrence therein), or otherwise, that Tenant was undercharged relative to the Direct Expenses, Tenant shall, within 30 days of written demand, pay such undercharge to Landlord. In the event Landlord’s certified public accountant fails to concur with the results of such audit, such dispute will be resolved by arbitration in accordance with the mechanism provided in Paragraph 3.2.5, above, whereupon the decision of the arbitrator shall be binding upon the parties and the provisions of this Paragraph will apply to any underpayment or overpayment determined to exist by the arbitrator.

9.    Utilities and Services.

9.1.    Utility Costs.    Tenant shall pay when due all bills for electricity, cable television, telephone, and other utilities (other than customary office use of water and sewer services and other services provided by Landlord as a Building Operating Cost) used on the Premises on and after the Commencement Date and through and including the date of expiration of this Lease to the extent the same are separately metered. Landlord shall, at Landlord’s sole cost, build-out the Buildings with a separate electrical meter for the Premises in each Building’s central electrical room as well as vertical risers (provided that Tenant shall pay the cost of connecting such meter to Tenant’s electrical system as well as all new service and connection costs).

9.2.    Electricity.    Landlord shall construct the Buildings with wiring, outlets, and systems comparable to the existing building 2 in the Project and sufficient to provide electrical current to the Premises for Project-standard ordinary and customary office uses and in accordance with the requirements of attached Exhibit “C” (including Schedule 1 attached thereto). In addition to the foregoing, Landlord will replace lamps, starters, and ballast for Project-standard lighting fixtures within the Premises upon Tenant’s request; the expense of which will be an Operating Expense. Tenant shall replace lamps, starters, and ballast for non-Project-standard lighting fixtures within the Premises at Tenant’s sole expense. Landlord shall also provide electrical service in connection with Common Area needs, such as lighting and the electricity to run the central HVAC plant. Tenant shall be entitled to select the utility provider with respect to electricity provided to the Premises. Landlord agrees that the Buildings will contain the same energy management and mechanical systems as are currently in Building 2, at Landlord’s sole cost.

9.3.    Janitorial Service.    Landlord shall provide five day per week (Sunday through Thursday) ordinary and customary, janitorial services in and about the Premises consistent with the janitorial standards attached hereto as Exhibit “E”. Such janitorial services will generally be provided during hours other than Building Standard Operating Hours and services performed during Building Standard Operating Hours will be performed in a manner which is reasonably designed to minimize the disruption to Tenant’s business. If Tenant requests such service, Tenant shall pay the actual out-of-pocket cost of janitorial services to above-Project-standard improvements installed in the Premises including but not limited to polishing of metallic trim, polishing of wood floor covering, glass panels, interior windows,non-standard services in kitchen/dining areas, executive washrooms, or shower facilities. Any janitorial services required by Tenant and provided by Landlord in excess of such ordinary and customary, basic janitorial services shall be separately paid for by Tenant, as Additional Rent, within 30 days of written demand.

9.4.    Other Services.    Each Building will contain three passenger elevators. Elevator service will be available in each Building (subject to the Buildings’ security systems) 24 hours per day, seven days per week. Such elevator service will consist of all three elevators during Building Standard Operating Hours (except in the case of maintenance and repairs, in which case at least one elevator shall be in service, or other situations beyond Landlord’s reasonable control), and at least one elevator during non-Building Standard Operating Hours. In addition, Landlord shall provide a security card/access system together with a reasonable number of card keys (or other entry devices) for the Premises in each Building. Landlord will provide heating, ventilation, and air conditioning (“HVAC”) during

Building Standard Operating Hours (the standards/capacities of which will meet the requirements of attached Exhibit “C”).

9.5.    Over-Standard Tenant Use.    Tenant shall not exceed the rated capacity of the Building’s electrical and other utility systems, which systems will be at least equal in capacity with other first class office buildings built at or about the same time as the Building. In the event of any damage to any of the Project’s systems caused by Tenant’s use thereof in excess of ordinary and customary usage for a professional office, Tenant shall be responsible for all costs and expenses incurred by Landlord as a result of such over-use. In addition, if Tenant requires any utilities or services described in this Paragraph 9, which are to be provided by Landlord, in excess of the standard levels being provided by Landlord, or HVAC during hours other than Building Standard Operating Hours, Landlord shall have the right to impose reasonable non-discriminatory restrictions on such usage and/or, on a non-discriminatory basis as to other tenants of the Project, to impose commercially reasonable charges on such usage. The cost during the Initial Term for HVAC during hours other than Building Standard Operating Hours will be Thirty Dollars ($30.00) per hour (or portion thereof) per floor. Following the Initial Term, such rate will be subject to reasonable increase based upon factors such as Landlord’s increased costs and market rates in the vicinity of the Project.

9.6.    Conduit and Wiring.    Installation of all types of conduit and wiring exclusively serving the Premises (other than as part of Landlord’s Work), including but not limited to Tenant’s Work, is subject to the requirements of Paragraph 23, below, Exhibit “C,” and the Landlord’s reasonable approval of the location, manner of installation, and qualifications of the installing contractor. All such conduit and wiring will, at Landlord’s option, become Landlord’s property upon the expiration of the Term. Upon expiration of the Term, Landlord may elect (exercised in writing at the time Tenant seeks consent to the installation thereof; which writing must indicate what, if any, modifications would eliminate Tenant’s requirement to remove such conduit and wiring) to require Tenant to remove such conduit and wiring at Tenant’s expense and return the Premises and the Common Areas to their pre-existing condition. If Landlord, at Tenant’s request, constructs new or additional utility facilities, including without limitation wiring, plumbing, conduits, and/or mains, resulting from Tenant’s changed or increased utility requirements, Tenant shall on demand promptly pay (or advance) to Landlord the cost of such items as Additional Rent.

9.7.    Utilities Generally.    Tenant agrees that, except as provided in this Lease, Landlord will not be liable for damages, by abatement of Rent or otherwise, for failure to furnish or delay in furnishing any service (including telephone and telecommunication services) or for diminution in the quality or quantity of any service. Such failure, delay, or diminution will not constitute an eviction or a disturbance of Tenant’s use and possession of the Premises or relieve Tenant from paying Rent or performing any of its obligations under this Lease, except that Tenant will be entitled to an equitable abatement of Rent including parking charges for the period of such failure, delay, or diminution to the extent such failure, delay, or diminution (i) is not attributable to Tenant’s or Tenant’s Invitees’ negligence or intentional misconduct, or the acts or omissions of an electricity provider selected by Tenant pursuant to Paragraph 9.2, above, (ii) (A) prevents Tenant from using the Premises or the affected portion thereof for the conduct of Tenant’s business operations therein and (B) such failure, delay, or diminution continues for more than five consecutive business days (or ten business days in any 12 month period) after delivery of written notice of such failure, delay, or diminution from Tenant to Landlord, and (iii) applies to an area Tenant was using for the conduct of Tenant’s business operations immediately prior to the failure or which Tenant intended to use after such failure. Landlord will not be liable, under any circumstances, for a loss of or injury to property or for injury to or interference with Tenant’s business, including loss of profits through, in connection with, or incidental to a failure to furnish any of the utilities or services under this Paragraph, except to the extent the same arises from the gross negligence or willful misconduct of Landlord, its agents or employees, with intent to injure Tenant or reckless disregard for whether it will injure Tenant. In addition, if an event as described in the immediately preceding sentence lasts for more than 180 consecutive days and applies to twenty-five percent (25%) or more of the Premises, Tenant may terminate this Lease by written notice to Landlord at any time prior to the date such failure is cured. Notwithstanding the foregoing, Landlord agrees to use reasonable efforts to promptly correct any such interruption of utilities or services. If any governmental authority having jurisdiction over the Project imposes mandatory controls, or, in the case of water usage, suggests voluntary guidelines (which voluntary guidelines will be applied on a non-discriminatory basis and may not materially affect Tenant’s ability to conduct the Permitted Use and enjoy the Premises) applicable to the Project, relating to the use or conservation of water, gas, electricity, power, or the reduction of automobile emissions, Landlord, in the exercise of its reasonable discretion, may comply with such mandatory controls or voluntary guidelines and, accordingly, require Tenant to so comply. Landlord shall not be liable for damages to persons or property for any such reduction, nor shall such reduction in any way be construed as a partial eviction of Tenant, cause an abatement of Rent, or operate to release Tenant from any of Tenant’s obligations under this Lease, except as specifically provided in this Paragraph 9.7.

10.    Maintenance.

10.1.    Tenant’s Duties.    Tenant shall, at its sole cost, maintain and repair all in first class condition, those portions of the Premises constituting the TI Work (as defined in Exhibit “C”) and Alterations, and any damage to the Premises or the Project resulting from the acts or omissions of Tenant or Tenant’s Invitees that is of a type not covered by the insurance maintained, or required hereunder to be maintained, by Landlord. Tenant shall maintain all communications conduit, equipment, and wiring serving the Premises, whether in the Premises or not, consisting of Tenant’s Work, subject to Landlord’s reasonable approval of Tenant’s maintenance/repair contractor and manner of maintenance/repair. If Tenant fails to maintain or repair any portion of the Premises or the Project as provided above then following 30 days’ written notice thereof to Tenant, Landlord may, at its election, maintain or repair any such portion of the Premises or the Project and Tenant shall promptly reimburse Landlord, as Additional Rent, for Landlord’s actual cost thereof reasonably incurred. Notwithstanding the foregoing, if following Tenant’s payment (or performance) of its obligations under this Paragraph, Landlord receives payment from an insurer for such work, Tenant will be entitled to receive such proceeds (after Landlord has first been fully reimbursed for its costs and expenses relative thereto including Landlord’s costs and expenses in obtaining such proceeds) to the extent Tenant previously paid or incurred third party costs relative thereto.

10.2.    Landlord’s Duties.    Landlord shall, as a part of the Operating Expenses (but only to the extent permissible pursuant to Section 8), maintain, repair, replace, and repaint, all in first-class order and condition, consistent with other first-class office buildings in the vicinity of the Building, the Common Areas and all portions of the interior and exterior of the Building and any other buildings in the Project (including, without limitation, all electrical, mechanical, plumbing, fire/life safety, and other building systems), except to the extent of Tenant’s obligations as set forth in Paragraph 10.1, above. Landlord’s failure to perform its obligations set forth above will not release Tenant of its obligations under this Lease, including without limitation Tenant’s obligation to pay Rent, except as expressly provided herein. Tenant waives the provisions of California Civil Code Section 1942 (or any successor statute), and any similar principles of law with respect to Landlord’s obligations for tenantability of the Premises and Tenant’s right to make repairs and deduct the expense of such repairs from rent. If Landlord fails to perform any of its repair and maintenance obligations under this Paragraph 10.2 and such failure materially and adversely impairs Tenant’s ability to use and occupy the Premises for the Permitted Use, Tenant will have the right, to perform such repairs and/or maintenance to the extent necessary to enable Tenant to resume its use and occupancy of the Premises. Notwithstanding the foregoing, prior to exercising such right, Tenant must, except as provided below in connection with an emergency, have given Landlord at least 30 days’ prior written notice of the nature of the problem and Tenant’s intention to exercise its rights under this Paragraph if such matter is not resolved within such 30-day period; provided, however, if the nature of the matter giving rise to such repair or maintenance obligation will reasonably require more than 30 days to remedy and Landlord is proceeding with due diligence to remedy such matter, then such 30-day period will be extended for such additional time as may be reasonably necessary for Landlord to complete such repairs or maintenance. Notwithstanding the preceding sentence, in the case of an emergency which poses an imminent threat of death, injury, or severe damage to persons or property, the required notice from Tenant may be provided orally rather than in writing and for such shorter period of time (i.e. less than 30 days) as Tenant, in the exercise of its reasonable judgment deems appropriate under the circumstances (however, at a minimum, Tenant shall at least contact Landlord telephonically prior to commencing such work so that Landlord may, at its election, make arrangements to handle such emergency itself). If Landlord fails to fulfill its repair and maintenance obligations under this Paragraph, and as a result thereof Tenant exercises the foregoing right to correct such matter, then Landlord shall reimburse Tenant for the reasonable third-party costs incurred by Tenant to complete such repairs and/or maintenance within 30 days after receipt of Tenant’s written demand therefor, together with copies of the paid invoices evidencing the costs so incurred. Any such repairs or maintenance performed by Tenant, as permitted herein, must be performed in a good and workmanlike manner by licensed contractors. If Landlord fails to reimburse Tenant such costs within such 30 day period, and such failure continues for a period of ten further days following Tenant’s delivery to Landlord of a second written notice which states (in at least 14 point bold type) that the foregoing 30-day period has expired and that Landlord’s failure to pay or dispute such obligation within ten days of receipt of such second notice will entitle Tenant to exercise its offset rights hereunder, then Tenant shall have the right to offset such costs (together with interest thereon at the Default Rate commencing as of the date such obligation was first due), against Rent until such costs and interest are paid in full, but with a maximum offset each month of 20% of the Basic Monthly Rent. However, if Landlord objects to the repairs and/or maintenance performed by Tenant or the expenses incurred by Tenant in performing such work, or Landlord disputes its obligation therefor, Landlord shall deliver written notice of its objection to Tenant within 30 days after Landlord’s receipt of Tenant’s invoice evidencing the expenses incurred by Tenant (or within the second ten-day notice period referenced above). Landlord’s notice shall set forth in reasonable detail Landlord’s reasons for its objection. If Tenant and Landlord are unable to resolve such dispute within 30 days thereafter, the matter may be submitted to arbitration before the AAA (or its successor) by either party and the decision of the arbitrator will be binding on both parties with the cost of such arbitration being split evenly by the parties and each party bearing its own attorneys’ fees and costs. If the resolution of the dispute (whether by agreement or arbitration), results in a determination that Landlord owes Tenant the disputed sums (or any portion thereof), and if Landlord fails to pay Tenant such sums (together with interest thereon at the Default Rate commencing as of the date such amount was first due), within 30 days following the resolution of such dispute, Tenant shall have the right to offset such sums and interest against Rent until the same are paid in full, but with a maximum offset each month of 20% of the Basic Monthly Rent. Notwithstanding the foregoing, if following Tenant’s payment (or performance) of its obligations under this Paragraph, Landlord receives payment from an insurer for such disputed work or cost (but without imposing any obligation on the part of Landlord to seek payment from an insurer), Tenant will be entitled to receive reimbursement for its actual third party costs incurred relative to such work, to the extent of such proceeds (after first deducting from such proceeds Landlord’s costs and expenses relative thereto including, without limitation, Landlord’s costs and expenses in obtaining such proceeds) to the extent Tenant previously paid or incurred costs relative thereto.

11.    Parking.

11.1.    General Parking Rights.    Subject to the remaining provisions of this Paragraph 11, Landlord grants to Tenant (for the benefit of Tenant and Tenant’s Invitees) the right to the non-exclusive use of the parking area within the boundaries of and serving the Project (the “Parking Area”), except that Tenant will have the exclusive use of that portion of the Parking Area under Building 4 (subject to Landlord’s reserved rights hereunder). Tenant’s use of the Parking Area will be subject to such reasonable, non-discriminatory rules as Landlord may, in its reasonable discretion, adopt from time to time with respect to the Parking Area, including without limitation (i) rules providing for the payment of charges or fees by users of the Parking Area (subject to any limitation on charges in Paragraph 11.4, below) and in such event the charges or fees shall be deemed Additional Rent, (ii) rules limiting tenants of the Project (including, without limitation, Tenant) to the use of, or excluding the use of, certain parking spaces or certain portions of the Parking Area, in order to maintain the availability of accessible parking spaces for clients, guests, and invitees of tenants of the Project, and (iii) rules limiting tenants of the Project (including without limitation Tenant) to the use of a restricted number of parking spaces or a restricted area (but in no event less than the number or type of spaces set forth in Paragraph 11.2 below). Notwithstanding anything to the contrary in this Paragraph, Landlord may, at its election, construct improvements upon or otherwise alter in any manner the Parking Area, provided that Tenant’s reserved parking is not disturbed and Landlord makes parking available to Tenant elsewhere within the Project (or within a reasonable distance from the Premises) that is equal to or greater than the applicable ratio described in Paragraph 11.2, below. Landlord reserves the right to grant certain tenants in the Project the exclusive right to park in specified areas of the Parking Area, to the exclusion of all other tenants, provided that such granting of exclusive rights is not discriminatory as to Tenant. Tenant acknowledges that the exercise of the rights reserved to Landlord under this Paragraph may result in a decrease in the number of parking spaces available to Tenant and Tenant’s Invitees, and no such decrease shall affect Tenant’s obligations under this Paragraph or entitle Tenant to any abatement of Rent, provided the applicable parking ratio described in Paragraph 11.2, below, and the parking spaces set forth in Paragraph 11.3, below, are maintained or exceeded.

11.2.    Parking Ratios.    As of the Lease Commencement Date (and subject to temporary relocations in connection with Landlord’s continued development of the Project, as provided below), the parking ratio within the Project applicable to Tenant will be four spaces per 1,000 Usable Square Feet (“USF”) of space within the Premises. The foregoing (4:1,000 USF) parking ratio includes all spaces within the Project, including covered, uncovered, reserved, unreserved, handicap, and visitor parking spaces. Tenant acknowledges that in connection with the continued development of the Project the specific location of unreserved parking will be subject to change during the Lease Term and some of the parking areas in which such parking is provided will be temporary in nature.

11.3.    Specific Parking Rights.    A pro rata portion of Tenant’s parking rights (as described above) will be covered parking and the balance will be exterior parking, based on the ratio of reserved and unreserved parking serving each Building. Tenant shall have the right to designate from time to time, as provided below, all or a portion (but not less than a number of spaces equal to the sum of (i) the number of Tenant’s partners officed in the Premises, plus (ii) any spaces being used for storage, as permitted above) of such covered parking as reserved parking, in which event such reserved spaces will be marked as “Reserved for Cooley Godward” or words of similar meaning. At least 90 days prior to the estimated Lease Commencement Date set forth in the Principal Lease Provisions (but not earlier than ten days following Landlord’s written query), Tenant shall notify Landlord as to how many reserved parking spaces Tenant will require as of the Lease Commencement Date. Any subsequent change by Tenant in the number of reserved spaces to be used by Tenant will require one month’s prior written notice to Landlord.

11.4.    Parking Charges.    Tenant shall pay to Landlord, in advance, as Additional Rent, on or before the first of each calendar month throughout the Term, without notice, demand, offset, or deduction, a market rate monthly rental charge for each parking space allotted to Tenant. Landlord reserves the right from time to time throughout the Term, to increase the rates payable for parking as provided for in this Paragraph to then market rates, as determined in Landlord’s reasonable discretion. Notwithstanding anything to the contrary contained herein, (i) the charges payable by Tenant hereunder for parking during the first year of the Term will be $50.00 per space (regardless of whether reserved or unreserved), (ii) the charges payable by Tenant hereunder for parking during the second through the fifth year of the Term will be $50.00 for every unreserved space and $100.00 for every reserved space, and (iii) the charges payable by Tenant hereunder for parking during the sixth through the end of the Initial Term will be adjusted on a one-time basis as of the beginning of sixth year to the market rates for such spaces, as reasonably determined by Landlord based on market rates then prevailing in comparable buildings in the University Towne Center area which charge for parking.

12.    Signs.

12.1.    General Signage Conditions.    Landlord may at any time change the name of either or both of the Buildings and/or the Project and install, affix, and maintain all signs on the exterior and interior of the Buildings and other buildings within the Project as Landlord may desire, in Landlord’s sole discretion, subject to the limitations as provided in Paragraph 12.2.3; provided, however (i) to the extent Tenant leases all of the Rentable Square Footage in any particular Building, Landlord’s right to install, affix and maintain interior signage in such Building will be subject to Tenant’s reasonable approval, and (ii) if Landlord changes the name of a Building and/or the Project, Landlord shall, promptly following receipt of an invoice therefor, reimburse Tenant for the reasonable cost of modifying reasonable quantities of stationery supplies, business cards and similar items necessary to reflect such name change. Tenant shall not have or acquire any property right or interest in the name of the Building or the

Project. Subject to Tenant’s signage rights under Paragraph 12.2, below, Tenant may not place, construct, or maintain any sign, advertisement, awning, banner, or other exterior decoration (collectively, “sign”) in the Premises which is visible from the exterior of the Premises, or on the Building or any other portion of the Project, without Landlord’s prior written consent, which Landlord may exercise in its sole reasonable discretion. Any sign that Tenant is permitted by Landlord to place, construct, or maintain in the Premises or on the Building or the Project (including pursuant to Paragraph 12.2, below) must comply with Landlord’s sign criteria applicable to the Project (as previously delivered to Tenant), which includes, without limitation, criteria relating to size, color, shape, graphics, and location (collectively, the “Sign Criteria”), and shall comply with all applicable laws, ordinances, rules, or regulations, and Tenant shall obtain any permits and approvals required by such laws, ordinances, rules, and regulations. Landlord makes no representation or warranty with respect to Tenant’s ability to obtain any such approval. Tenant shall, at Tenant’s sole cost, make any changes to any of Tenant’s signs, whether in the Premises or on the Building, as required by any new or revised applicable laws, ordinances, rules, or regulations of a governmental authority. Tenant shall, additionally, maintain, repair, and replace all of Tenant’s signs (including, specifically, those installed pursuant to Paragraph 12.2, below) in first class condition. Except as set forth in Paragraph 12.2.3, nothing contained in this Paragraph 12 will limit the Landlord’s right to grant signage rights to other tenants of the Building, or to affect the signage rights of any tenant of the Building.

12.2.    Tenant’s Individual Signage Rights.    Subject to compliance with the requirements of Paragraph 12.1, above, Tenant is hereby granted the following signage rights in/on the Building and at the Project.

12.2.1.    Directory/Suite Signage.    Each Building will be provided, at Landlord’s expense, with a Project-standard lobby directory sign containing the name of Tenant and the names of all of its professional employees located at the Premises; provided, however, Tenant shall only be entitled to that percentage of the space on such sign as is equal to Tenant’s Share with respect to such Building.

12.2.2.    Single Tenant Floor.    Throughout any period of time during the Term that the Premises comprise or include an entire floor(s) of a Building, Tenant may, at Tenant’s sole expense, install identification signs (including its logo) in the elevator lobby(ies) of such entire floor(s) comprising the Premises, subject to the following requirements: (i) all signs must be in keeping with the quality, design, and style of the Building as reasonably approved by Landlord (except that Landlord’s approval will not be required in the case of a Building which is exclusively occupied by Tenant); and (ii) no such sign may be visible from the exterior of the Building.

12.2.3.    Exterior Building Signage.

12.2.3.1.    Subject to Paragraph 12.2.3.4, below, throughout the Term Tenant shall have the right to install and maintain, exterior signage on Building 4 in accordance with Landlord’s Sign Criteria and in the locations shown on attached Exhibit “D”. Tenant shall be solely responsible for all costs of designing, fabricating, installing, and maintaining in first class condition all such signage. Such signage rights will (subject to Paragraph 12.2.3.4, below) be exclusive as to Building 4 (other than Landlord’s right to maintain Building identification signage on such Building as permitted under Paragraph 12.2.3.5), but shall be limited to identifying Tenant by name or tradename.

12.2.3.2.    Subject to Paragraph 12.2.3.4, below, throughout the Term Tenant shall have the right to install and maintain, two exterior signs on Building 3 in accordance with Landlord’s Sign Criteria and in two of the three permitted locations shown on attached Exhibit “D”. Such signage will consist of a non-exclusive “building-top” sign on the north-facing front (on the western end of such side) and an exclusive (other than Landlord’s right to maintain Building identification signage on such Building as permitted under Paragraph 12.2.3.5) “building top” sign on the either the west-facing side of the exterior of the Building or the south-facing side (on the western end of such side), at Tenant’s option. Tenant shall be solely responsible for all costs of designing, fabricating, installing, and maintaining in first class condition all such signage. Such signage rights shall be limited to identifying Tenant by name or tradename. Notwithstanding anything to the contrary contained herein, for so long as

Tenant is entitled to maintain a sign on the north-facing front of Building 3, no other signs will be allowed on the western half of such north-facing front of the Building (except Landlord’s Building identification signage on such Building as permitted under Paragraph 12.2.3.5).

12.2.3.3.    In addition to the costs of designing, fabricating, installing, and maintaining the signs referenced in Paragraphs 12.2.3.1 and 12.2.3.2, above, Tenant shall be solely responsible for the costs of illuminating such signage (if illumination is desired by Tenant), including actual utility costs and the costs of removing such signage (including repairing/restoring the surface of the Building, as provided elsewhere in this Lease). Any such signs will be subject to the requirements of Paragraph 12.1, above.

12.2.3.4.    If Tenant has not downsized the Premises pursuant to Paragraph 3.2.6, above, but Tenant ceases, at any time after the first day of the seventh Lease Year, to occupy at least one entire floor in Building 3, Tenant shall, within 30 days of Landlord’s written request, remove its building-top sign on the west-facing side of such Building and repair all damage to such Building caused by such sign and its installation, maintenance, and removal in the same manner as Tenant is required to remove its signage and restore the Building upon termination of the Term. Notwithstanding the foregoing occupancy requirement, if within ten business days of the time Landlord exercises its right to require removal of Tenant’s signage (due to the fact that Tenant does not meet such occupancy requirement), Tenant covenants in writing to Landlord (and as an obligation under this Lease) that Tenant will reoccupy at least an entire floor in Building 3 within 12 months of the date of Tenant’s receipt of such notice to remove, then such removal requirement will be waived unless Tenant fails to satisfy such occupancy requirement by the end of such 12 month period. Furthermore, if Tenant elects to downsize the Premises pursuant to Paragraph 3.2.6, above, then Tenant shall remove the exterior sign(s) corresponding to any floor(s) of the Building which is(are) no longer to be a part of the Premises (as such corresponding signs and floors are designated on attached Exhibit “D”), and shall repair all damage to such Building caused by such sign and its installation, maintenance, and removal in the same manner as Tenant is required to remove its signage and restore the Building upon termination of the Term; all of which removal and restoration work must be completed within 30 days after the commencement of the applicable Extension Term.

12.2.3.5. Except as specified to the contrary, the signage rights granted to Tenant under this Paragraph 12.2.3 are non-exclusive and nothing contained herein will restrict the right of Landlord to grant other signage rights to other tenants; except that Landlord agrees that it will not (i) allow more than one other bhuilding-top sign on the north-facing front of Building 3 while Tenant hs the right to Tenant’s sign on such side of Building 3, and such other sign must be on the eastern side of the north-facing front of the Building and must not be at a higher level than Tenant’s sign, (ii) allow any competing law firm (as reasonably and promptly determined by Tenant upon written request from Landlord), other than Heller Ehrman White & McAuliffe pursuant to a lease entered into with such firm within three months of the date hereof, to install any sign on Building 3 during the first six Lease Years or any period of time thereafter that Tenant is occupying at least one full floor in Building 3, (iii) allow any competing law firm (as reasonably and promptly determined by Tenant upon written request from Landlord), other than Heller Ehrman White & McAuliffe pursuant to a lease entered into with such firm within three months of the date hereof, to install any sign on Building 4 during any period of time following a downsizing pursuant to Paragraph 3.2.6, above, while that Tenant is occupying at least one full floor in Building 4, or (iv) allow any other signage on the west-facing side of Building 3, or the south0facing side of Building 3, as applicable, while Tenant has the right to Tenant’s sign on such side of the Building. Nothing contained herein limit Landlord’s right to install identification signage above or around the front entry to each Building withthe name of such Building, or to replace any sign removed by Tenant pursuant to each Building with the name of such Building, or to replace any sign removed by Tenant pursuant to Paragraph 12.2.3.4 with a sign idnetifying another tenant (or the Building). Furthermore, Landlord agrees that it will not rename the Project or the Building with a name that refers to a law firm.

12.2.4.    Monument Signage.    In addition to the foregoing signage rights, throughout any period of time during the Term that Tenant is occupying at least two full floors within the Buildings, Tenant shall be entitled to have its name or tradename included (in a location on such monument sign above all other tenant names) on both sides of the western-most monument sign. Tenant’s signage (i.e. the lettering or lettering strip, as opposed to the structural component of such sign and uplighting which will be constructed/installed at Landlord’s expense) shall be fabricated and installed at Tenant’s sole expense and Tenant shall, within 30 days following written demand from time to time, pay a pro rata share of the cost of maintaining, repairing, and illuminating such signage (based on the size of Tenant’s signage versus the area available for other signage on such signs). Tenant’s rights to place signage on such monument signs shall be subject to all of the provisions of Paragraph 12.1, above, and such rights shall be non-exclusive. Notwithstanding the foregoing, Landlord agrees that no other law firm shall be permitted to have its sign on such monument sign during any period of time that Tenant has the right to Tenant’s signage thereon. If Tenant ceases to occupy at least two full floors within the Buildings, Tenant shall, within 30 days of Landlord’s written request, remove its monument signage and repair all damage to the monument signs caused by such signage and its installation, maintenance, and removal. Notwithstanding the foregoing occupancy requirement, if within ten business days of the time Landlord exercises its right to require removal of Tenant’s signage (due to the fact that Tenant does not meet such occupancy requirement), Tenant covenants in writing to Landlord (and as an obligation under this Lease) that Tenant will reoccupy at two full floors within the Buildings within 12 months of the date of Tenant’s receipt of such notice to remove, then such removal requirement will be waived unless Tenant fails to satisfy such occupancy requirement by the end of such 12 month period.

13.    Rules, Regulations, and Covenants.    Except for rules and regulations (or other instruments referenced below) enacted or modified by Landlord after the date of this Lease that may place Tenant in breach of this Lease, increase the Rent or other charges payable hereunder, discriminate against Tenant or effect a material change in Tenant’s rights or obligations hereunder, Tenant shall observe (and shall exercise diligent efforts to cause Tenant’s Invitees to observe) faithfully and comply strictly with any rules and regulations which Landlord may from time to time reasonably adopt for the Project (and provide Tenant with a copy of), as well as any recorded easement agreements, maintenance agreements, CCamp;R’s, or like instruments affecting the Buildings and/or the Project, whether now existing or hereafter adopted or amended from time to time (provided Landlord has given Tenant a copy of same) (all of the foregoing, collectively, “Rules”). Landlord has no duty or obligation to enforce any Rule against any other tenant, and Landlord will not be liable to Tenant for violation of any Rule by any other tenant, or any other tenant’s agents, employees, officers, independent contractors, customers, invitees, visitors, or licensees. Landlord shall not enforce any Rules against Tenant in a discriminatory manner as to its enforcement of the same as against other tenants or occupants of the Project.

14.    Early Access/Insurance.    If prior to the Rent Commencement Date Tenant is planning to (and permitted by Landlord to – see attached Addendum and Exhibit “C”) make any Alterations (as defined below) to the Premises, perform any of the Tenant’s Work, or install any of Tenant’s personality, then in addition to complying with the provisions of attached Exhibit “C,” (i) Tenant shall, at Tenant’s sole cost, prior to first entering onto the Project, obtain and thereafter at all times maintain (a) “Builder’s Risk” or “Course of Construction” insurance with respect to such work in a form and amount reasonably satisfactory to Landlord, and (b) all of the insurance to be maintained by Tenant during the Term, and (ii) all obligations of Tenant under the provisions of this Lease other than those relating to the obligation to pay Rent, including utility charges or parking charges, shall be operative. Any work pursuant to this Paragraph shall be subject to all of the provisions of Paragraph 23, below. Nothing in this Paragraph shall be construed as granting permission to Tenant to enter the Premises, or to make any Alterations, prior to the Lease Commencement Date and no such right shall exist unless specified in Exhibit “C” or agreed to by Landlord in its sole discretion.

15.    Plate-Glass Insurance.    [Intentionally Deleted]

16.    Public Liability and Property Damage Insurance.    Throughout the Lease Term, Tenant shall, at Tenant’s sole cost, maintain commercial general liability and property damage insurance (i) with a combined single limit of liability of not less than $3,000,000.00, (ii) insuring (a) against all liability of Tenant and Tenant’s Invitees arising out of or in connection with Tenant’s use or occupancy of the Premises, including, without limitation, Tenant’s use, maintenance, repair, and replacement of systems and equipment either contained within the Premises or in air spaces, walls, roof areas, or other portions of the Building or the Project and which exclusively serve the Premises, and (b) performance by Tenant of the indemnity provisions set forth in this Lease, (iii) naming Landlord, its property management agent, and any Lender as additional insureds, (iv) [Intentionally Deleted], and (vi) which includes products liability insurance (if Tenant is to sell merchandise or other products derived, assembled, or produced from the Premises). Not more frequently than once every two years, if in the commercially reasonable opinion of Landlord, the amount of such insurance at that time is not adequate, Tenant shall increase such insurance as reasonably required by Landlord; provided, however, that Landlord may only increase such insurance if such increased levels are then generally required by other comparable landlords of comparable buildings in the University Towne Center area.

17.    Fire and Extended Coverage Insurance.    Tenant shall, at Tenant’s sole cost, maintain on Tenant’s Alterations and Tenant’s Personal Property (as defined below) a policy of standard fire and extended coverage and special form insurance, with vandalism and malicious mischief endorsements, boiler and machinery insurance, and sprinkler leakage coverage, in each case to the extent of at least one hundred percent (100%) of full replacement value, and issued in the name of Tenant. Such “full replacement value” shall be determined by the company issuing such policy at the time the policy is initially obtained. Not more frequently than once every two years, either Landlord or Tenant may, at its election, notify the other that it elects to have the replacement value redetermined by an insurance company. Such redetermination shall be made promptly and in accordance with the rules and practices of the Board of Fire Underwriters, or a like board recognized and generally accepted by the insurance company, and Landlord and Tenant shall be promptly notified of the results by the insurance company. Such policy and Landlord’s policy under Paragraph 21 below shall be promptly adjusted according to such redetermination. The foregoing casualty insurance may be maintained under blanket policies so long as there is no diminution in the quality or availability of the required coverage.

18.    Business Interruption Insurance.    Tenant shall obtain and maintain, throughout the Term, business interruption insurance in amounts sufficient to reimburse Tenant for direct or indirect costs and loss of income attributable to all events/perils commonly insured against by prudent tenants or attributable to prevention of access to the Premises or to the Project as a result of such events/perils or otherwise.

19.    Insurance Generally.    If Tenant fails during the Term to maintain any insurance required to be maintained by Tenant under this Lease (or is within five business days of such a failure), then Landlord may, at its election and after five business days prior written or telephonic notice to Tenant, arrange for any such insurance, and Tenant shall reimburse Landlord, as Additional Rent, for any premiums for any such insurance within ten business days after Tenant receives a copy of the premium notice. Insurance required to be maintained by Tenant under this Lease shall be in form and content reasonably satisfactory to Landlord and its Lender and (i) shall be issued as a primary policy (as to claims arising in the Premises), by insurance companies authorized to do business in the state in which the Project is located with a Best’s Rating of at least “A-” and a Best’s Financial Size Category rating of at least “X,” as set forth in the most current edition of “Best’s Insurance Reports” (unless otherwise approved by Landlord), (ii) shall name Landlord, Landlord’s agent(s), and any Lender as additional insureds to the extent required in Paragraph 16 above, (iii) shall consist of “occurrence” based coverage, without provision for subsequent conversion to “claims” based coverage, (iv) shall not be cancelable or subject to reduction of coverage below the limits required in this Lease or other modifications which are not in compliance with this Lease except after 15 days’ prior written notice to Landlord and any Lender, and (v) shall not provide for a deductible or co-insurance provision in excess of $25,000.00 during the Initial Lease Term (or a comparable amount during any applicable Extension Term). Tenant shall, at least 15 days prior to the expiration of each such policy, furnish Landlord with a renewal of or “binder” extending such policy. Tenant shall promptly, upon request, deliver to Landlord copies of such policy or policies or (if acceptable to Landlord’s Lender) certificates evidencing the existence and amounts of such insurance together with evidence of payment of premiums.

20.    Waiver of Subrogation.    Tenant releases Landlord and Landlord’s guests, invitees, customers and licensees (collectively, “Landlord’s Invitees”) from all claims for damage, loss, or injury to Tenant’s Personal Property and to the systems, equipment, fixtures, personality, and Alterations of Tenant in or on the Premises and the Project to the extent such damage, loss, or injury is covered by any insurance policies carried, or required to be carried under this Lease, by Tenant. Tenant shall cause all insurance policies obtained by it pursuant to Paragraph 17 of this Lease to provide (if such provision is generally commercially available) that the insurance company waives all right of recovery by way of subrogation against Landlord in connection with any damage, loss, or injury covered by such policy. Landlord releases Tenant and Tenant’s Invitees from all claims for damage, loss, or injury to the Buildings and the Project to the extent such damage, loss, or injury is covered by any insurance policies carried, or required to be carried under this Lease, by Landlord pursuant to clause (ii) of Paragraph 21 of this Lease. Landlord shall cause all insurance policies obtained by it pursuant to clause (ii) of Paragraph 21 of this Lease to provide (if such provision is generally commercially available) that the insurance company waives all rights of recovery by way of subrogation against Tenant in connection with any damage, loss, or injury covered by such policy. If either party is unable to obtain the waiver of subrogation endorsement required by this Paragraph, it shall promptly notify the other party in writing.

21.    Landlord’s Insurance.    Landlord shall maintain (in addition to such other coverage which Landlord elects to maintain or which its Lender might require such as plate glass insurance and rental loss insurance) the following insurance, in such amounts and with such limits as Landlord shall determine in its reasonable discretion, but in no event less than the limits described herein: (i) public liability insurance with limits not less than those required of Tenant; (ii) fire and extended coverage (all risk or special form) insurance of at least 100% of full replacement cost of the Project (except that such coverage may exclude coverage for footings and foundations), including coverage for loss of rents; and (iii) boiler and machinery insurance, if applicable. The premiums, costs, expenses, co-insurance payments, and deductibles (or similar costs or charges) of and/or with respect to any insurance maintained from time to time by Landlord (all of the preceding, collectively, “Insurance Expenses”) shall constitute Operating Expenses. Any such coverage may be part of an umbrella or blanket policy, whereupon the premiums, costs, and expenses hereof will be reasonably apportioned between the Project and the other properties so included under such policy(ies). Tenant shall be named as an additional insured with respect to the insurance described in Paragraph 21(i) and such insurance shall be primary as to claims arising within the Common Areas. No such policy shall provide for a deductible or co-insurance provision in excess of $25,000.00 during the Initial Lease Term (or a comparable amount during any applicable Extension Term). Within ten days after Tenant’s request, Landlord shall provide Tenant with evidence that Landlord carries the insurance required to be carried under this Lease.

22.    Personal Property Taxes.    Tenant shall pay before delinquency all taxes, assessments, license fees, and other charges that are levied or assessed against, or based upon the value of, Tenant’s personal property installed or located in or on the Premises including without limitation trade fixtures, furnishings, equipment, Alterations, and inventory (collectively, “Tenant’s Personal Property”). Within 30 days after written demand by Landlord, Tenant shall furnish Landlord with satisfactory evidence of such payments. If any such taxes, assessments, license fees, and/or other charges are levied against Landlord or Landlord’s property, or if the assessed value of the Premises is increased by the inclusion of a value placed on Tenant’s Personal Property, and if Landlord pays such taxes, assessments, license fees, and/or other charges or any taxes based on the increased assessments caused by Tenant’s Personal Property, then Tenant, within 30 days of receipt of an invoice therefore, shall reimburse Landlord, as Additional Rent, for the sum of such taxes, assessments, license fees, and/or other charges so levied against Landlord, or the proportion of taxes resulting from such increase in Landlord’s assessment. Landlord may, at its election, pay such taxes, assessments, license fees, and/or other charges or such proportion, and receive such reimbursement, regardless of the validity of the levy. Tenant shall have the right to contest in good faith any such taxes, assessment, license fees or other changes with the applicable taxing authority, provided that the foregoing shall not effect Tenant’s payment obligations hereunder. In the event Tenant is successful in obtaining a reduction is such taxes, assessments or other charges, Tenant shall be entitled to any refund resulting from such reduction.

23.    Alterations.    Tenant shall not make any alterations, improvements, additions, installations, or changes of any nature in or to the Premises (any of the preceding, “Alterations”) unless Tenant first obtains Landlord’s written consent to such Alteration and otherwise complies with the provisions of this Paragraph 23; provided, however, no such consent will be required in connection with any Minor Alterations (as defined below).

23.1.    Request for Consent.    At least 15 days prior to making any Alterations, Tenant shall submit to Landlord, in written form, proposed detailed plans of such Alterations, which plans must (i) in the case of a Minor Alterations, be in sufficient detail to, among other things, provide Landlord with reasonable evidence that such Alterations are of a nature that Landlord’s consent is not required, and (ii) in the case of any other Alterations, in sufficient detail to allow Landlord and its consultants to fully evaluate the proposed Alterations and their affect upon the Premises and the Project. Landlord will not unreasonably withhold, condition, or delay its consent to any Alterations for which consent is required; except that, in the case of exterior Alterations or Alterations which will be visible from outside the Premises or which will affect any structural components of the Project, Landlord shall have the right to grant or withhold its consent in the exercise of its sole reasonable discretion.

23.2.    Minor Alterations.    Notwithstanding anything to the contrary contain herein, minor, interior Alterations (the aggregate cost of which contemporaneous group of Alterations will not exceed $50,000.00 if any of the Buildings’ utility, plumbing, or mechanical systems will be affected, or $150,000.00 if no such Building systems will be affected (subject to annual increase in accordance with the Index), and which Alterations will not be visible from outside the Premises or affect any structural components of the Project) will not require Landlord’s prior consent so long as (i) Tenant notifies Landlord in writing of the nature and extent of such Alterations at least 15 days before commencing such Alterations (which information must have sufficient detail to, among other things, provide Landlord with reasonable evidence that such Alterations are of a nature that Landlord’s consent is not required), and (ii) Tenant complies with all reasonable conditions which may be imposed by Landlord including, but not limited to, the requirements of Paragraph 23.3, below, and the general construction requirements of Paragraph 11 of attached Exhibit “C.” Any Alterations meeting the foregoing requirements to avoid the necessity of obtaining Landlord’s consent are referred to herein as a “Minor Alterations”).

23.3.    Additional Requirements.    Tenant shall, prior to the commencement of any Alterations, and at Tenant’s sole cost, (i) acquire (and deliver to Landlord a copy of) any required permit from the appropriate governmental agencies to make such Alterations (any conditions of which permit Tenant shall comply with, at Tenant’s sole cost, in a prompt and expeditious manner), (ii) provide Landlord with ten days’ prior written notice of the date the installation of the such Alterations is to commence, so that Landlord can post and record an appropriate notice of non-responsibility, (iii) pay Landlord the reasonable costs and expenses of Landlord for architectural, engineering, or other consultants which reasonably may be incurred by Landlord in determining whether to approve any such Alterations (excluding Minor Alterations), and (iv) if applicable, obtain (and deliver to Landlord proof of) reasonably adequate workers compensation insurance with respect to any of Tenant’s employees installing or involved with such Alterations (which insurance Tenant shall maintain on an occurrence basis in force until completion of the Alterations). In addition, Tenant shall comply with all reasonable conditions which may be imposed by Landlord relative to such Alterations including (other than in connection with any Minor Alterations), but not limited to, Landlord’s selection of specific contractors or construction techniques and the requirements of the attached Exhibit “C.”

23.4.    Ownership of Alterations.    All Alterations shall, upon the Expiration Date of this Lease, become the property of Landlord and shall remain on and be surrendered with the Premises on the Expiration Date; except that, Landlord may, at its election, require Tenant to remove any or all of the Alterations, provided that Landlord notifies Tenant in writing of such election prior to commencement of the Alterations. If Landlord so elects to have the Alterations removed, Tenant shall, at its sole cost, on or before the Expiration Date, repair and restore the Premises to the condition of the Premises prior to the installation of the Alterations which are to be removed, provided that Tenant shall not be required to remove floor or wall coverings, repaint the Premises, install new floor coverings or refill immaterial wall or floor penetrations. Tenant shall pay all costs for Alterations and other construction done or caused to be done by Tenant and Tenant shall keep the Premises free and clear of all mechanics’ and materialmen’s liens resulting from or relating to any Alterations or other construction performed by or on behalf of Tenant. Tenant may, at its election, contest the correctness or validity of any such lien provided that (a) within 20 days after written demand by Landlord (which demand may not be made prior to that date which Landlord reasonably estimates is 60 days prior to the last day such lien can be satisfied or bonded over in over to avert a foreclosure of such lien), Tenant procures and records a lien release bond (or other comparable security reasonably satisfactory to Landlord which will protect the Project from foreclosure), issued by a corporation satisfactory to Landlord and authorized to issue surety bonds in California, in an amount equal to 150 percent of the amount of the claim of lien, which bond meets the requirements of California Civil Code Section 3143 or any successor statute, and (b) Landlord may, at its election, require Tenant to pay Landlord’s attorneys’ fees and costs (to the extent adjudged reasonable by a court of competent jurisdiction) incurred in participating in such an action.

24.    Surrender of Premises and Holding Over.  On the Expiration Date, Tenant shall surrender to Landlord the Premises and all Alterations (except for Alterations that Tenant is obligated to remove as expressly set forth above) in a first class and clean condition, less any normal wear and tear or casualty, free of trash and debris; all signage installed by Tenant on any portion of the Buildings or Project shall be removed and the surfaces repaired, including restoration of the signage mounting surfaces to a condition where the prior existence of such signage is not readily visible from street level; all sign circuits, electrical circuits, and lighting fixtures for which Tenant is responsible under Section 10.1 shall be in good operating condition; all roof penetrations made by or on behalf of Tenant shall be in a watertight condition; and all doors, windows, locks, and hardware for which Tenant is responsible under Section 10.1 shall be in operable condition upon the termination of this Lease. Tenant shall additionally, as of the Expiration Date, remove all of Tenant’s Personal Property and perform all repairs and restoration required by the removal of any Alterations or Tenant’s Personal Property (except that Tenant shall not be required to repaint the Premises or patch immaterial wall or floor penetrations), and Tenant shall surrender to Landlord all keys to the Premises (including without limitation any keys to any exterior or interior doors). Landlord may elect to retain or dispose of in any manner any Alterations which Tenant is required to remove hereunder but fails to so remove or Tenant’s Personal Property that Tenant does not remove from the Premises on the Expiration Date as required by this Lease by giving 10 days’ prior written notice to Tenant. Any such Alterations or Tenant’s Personal Property which Tenant is required to remove but fails to do so shall immediately upon notice to Tenant vest in Landlord. Tenant waives all claims against Landlord for any damage to Tenant resulting from Landlord’s retention or disposition of any such Alterations or Tenant’s Personal Property. Tenant will be liable to Landlord for Landlord’s costs for storing, removing (including related restoration work), or disposing of any such Alterations which Tenant is required to remove hereunder but fails to so remove or Tenant’s Personal Property. If Tenant fails to surrender the Premises to Landlord on the Expiration Date in the condition required by this Paragraph, Tenant shall indemnify, defend, and hold Landlord harmless from and against all liabilities, damages, losses, costs, expenses, attorneys’ fees (to the extent adjudged reasonable by a court of competent jurisdiction), and claims resulting from such failure, including without limitation any claim for damages made by a succeeding tenant. If Tenant, with Landlord’s consent, remains in possession of the Premises after the Expiration Date, such possession by Tenant shall be deemed to be a month-to-month tenancy terminable on 30 days’ written notice given at any time by Landlord or Tenant. During any such month-to-month tenancy, or any other holdover tenancy which is without Landlord’s consent, Tenant shall pay, as Basic Monthly Rent, 150 percent (150%) of the Basic Monthly Rent in effect immediately prior to the Expiration Date; which rental amount Tenant acknowledges is fair and reasonable under all of the facts and circumstances existing as of the date of this Lease. All provisions of this Lease except for those pertaining to Term shall apply to any such tenancy. Landlord shall, within ten days following written query, advise Tenant whether the Premises have been rented by Landlord for the period following the Lease Expiration Date, and once such query has been made, then (provided Tenant’s query notified Landlord of the following continuing obligation) Landlord shall, for a period of six months thereafter, notify Tenant of any subsequent lease entered into by Landlord for the Premises.

25.    Default.    The occurrence of any of the following shall constitute a material default and breach of this Lease by Tenant (each an “Event of Default”):

25.1.  Tenant’s failure to make any payment of Rent (including late charges) when due, where such failure shall continue for a period of five days after written notice of such failure from Landlord to Tenant. No grace period prior to the imposition of a late charge pursuant to Paragraph 27, below, shall extend the date when such Rent is due and payable.

25.2    Tenant’s failure to observe or perform any of the provisions of this Lease to be observed or performed by Tenant, other than described in the preceding paragraph, where such failure shall continue for a period of 30 days after written notice of such failure from Landlord to Tenant; provided, however, that any such notice shall be in lieu of, and not in addition to, any notice required under applicable unlawful detainer statutes; and provided further, that if the nature of Tenant’s default is such that more than 30 days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant commenced such cure within such 30-day period and thereafter diligently prosecutes such cure to completion within a reasonable time (not to exceed 120 days) after Landlord’s written notice. Such written notice will be deemed to satisfy the statutory 30-day notice requirements of applicable unlawful detainer statutes and will be in lieu thereof (and not in addition thereto). Tenant acknowledges that Landlord only agreed to the inclusion of such notice requirement on the condition that such notice would constitute the legally required notice following a default and Tenant waives any claim, counterclaim, or defense to any action relating to an unlawful detainer on the basis that such notice, was insufficient to meet such statutory notice requirement or was in any other manner defective, and Tenant agrees that it will be estopped from raising any such argument in any action by Landlord.

25.3    The making by Tenant of any general arrangement or assignment for the benefit of creditors; Tenant’s becoming bankrupt, insolvent or a “debtor” as defined in 11 U.S.C. Section 101, or any successor statute (unless, in the case of a petition filed against Tenant, such petition is dismissed within 60 days after its original filing); the institution of proceedings under the bankruptcy or similar laws in which Tenant is the debtor or bankrupt; the appointing of a trustee or receiver to take possession of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease (unless possession is restored to Tenant within 60 days after such taking); or the attachment, execution, or judicial seizure of substantially all of Tenant’s assets located at the Premises or Tenant’s interest in this Lease (unless such attachment, execution, or judicial seizure is discharged within 60 days after such attachment, execution, or judicial seizure).

26.    Landlord’s Remedies.    Landlord shall have the following remedies if Tenant commits an Event of Default under this Lease. These remedies are not exclusive, but are cumulative and in addition to any remedies provided elsewhere in this Lease or now or later allowed by law.

26.1    Continuation of Lease.    No act by Landlord shall terminate Tenant’s right to possession unless Landlord notifies Tenant in writing that Landlord elects to terminate Tenant’s right to possession. As long as Landlord does not terminate Tenant’s right to possession, Landlord may (i) continue this Lease in effect, and (ii) continue to collect Rent when due and enforce all the other provisions of this Lease. Tenant shall immediately pay to Landlord all costs Landlord incurs in such reletting, including, without limitation, brokers’ commissions, attorneys’ fees, advertising costs, and expenses of remodeling the Premises for such reletting. The parties agree that Landlord is to have the remedy described in California Civil Code Section 1951.4 (which effectively provides that a lessor may continue a lease in effect after the lessee’s breach and recover rent as it becomes due), and the Tenant hereby acknowledges that this Lease meets the requirements of such statutory provision and that Tenant’s rights to sublet or assign hereunder are subject only to reasonable limitations.

26.2    [Intentionally Deleted]

26.3    Termination of Tenant’s Right to Possession.    Landlord may terminate Tenant’s right to possession of the Premises at any time an Event of Default exists, by notifying Tenant in writing that Landlord elects to terminate Tenant’s right to possession. Such written notice will result in the immediate termination of this Lease upon the date such right of possession is terminated. Upon termination of this Lease, Landlord has the right to recover from Tenant (i) the worth at the time of the award of the unpaid Rent which had been earned at the time of such termination, (ii) the worth at the time of the award of the amount by which the unpaid Rent which would have been earned after such termination until the time of award exceeds the amount of such loss of Rent that Tenant proves could have been reasonably avoided, (iii) the worth at the time of the award of the amount by which the unpaid Rent for the balance of the Term after the time of award (had there been no such termination) exceeds the amount of such loss of Rent that Tenant proves could be reasonably avoided, and (iv) any other amount necessary to compensate Landlord for all detriment proximately caused by Tenant’s failure to perform Tenant’s obligations under this Lease or in the ordinary course of things would be likely to result there from. The “worth at the time of the award” of the amounts referred to in clauses (i) and (ii) above is to be computed by allowing interest at the Default Rate. The “worth at the time of the award” of the amount referred to in clause (iii) above is to be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent.

26.4    Landlord’s Right to Cure Default.    Landlord, at any time after Tenant commits an Event of Default, may cure such Event of Default at Tenant’s sole cost. If Landlord at any time, by reason of Tenant’s Event of Default, pays any sum or does any act that requires the payment of any sum, such sum shall be due from Tenant to Landlord within ten business days after invoice and shall be deemed Additional Rent under this Lease. If Tenant fails to timely pay any amount due under this Paragraph within ten business days of receipt of Landlord’s invoice for such costs, then (without curing such default) interest at the Default Rate shall accrue (and be immediately payable) on such overdue amount until it is paid.

26.5    [Intentionally Deleted]

27.    Interest and Late Charges.    Late payment by Tenant to Landlord of Rent will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which would be impracticable or extremely difficult to fix. Such costs include, without limitation, processing, collection and accounting charges, and late charges that may be imposed on Landlord by the terms of any deed of trust covering the Premises. Therefore, if any Rent (in the form of good funds) is not received by Landlord within ten days of its due date, then, without any requirement for notice to Tenant, Tenant shall pay to Landlord an additional sum of five percent (5%) of such overdue amount as a late charge; provided, however, that Tenant shall be entitled to notice from Landlord a maximum of six times during the Lease Term before said ten day period commences to run. Such late charge represents a fair and reasonable estimate of the costs that Landlord will incur by reason of any late payment by Tenant, and therefore this Paragraph is reasonable under the circumstances existing at the time this Lease is made. Acceptance of such late charge by Landlord shall not constitute a waiver or cure of Tenant’s default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies available to Landlord under this Lease. In addition to the late charge payable by Tenant, as provided above, if any such Rent is not paid within 30 days of the date such Rent was due, then Tenant shall pay to Landlord interest on such overdue Rent (from such 30th day until all amounts, including interest, are paid in full) at the rate of five percent (5%) above the “reference rate” announced from time to time by Bank of America, NT&SA (the “Default Rate”). If such reference rate ceases to be announced, then a comparable “prime rate” shall be utilized, as selected by Landlord.

28.    Landlord Default—Tenant’s Remedies.    If Landlord fails to cure a default by Landlord within any applicable cure period (or if no cure period is specified, then within 15 days of written notice from Tenant setting forth the nature of the claimed default; provided, however, if the nature of the cure of such default will reasonably require more than 15 days to complete and Landlord is proceeding with due diligence to remedy such matter, then such 15-day period will be extended for such additional time as may be necessary for Landlord to complete such cure, not to exceed 120 days), Tenant may, as Tenant’s sole remedy, either: (i) terminate this Lease at any time prior to Landlord’s cure of such default by 20 business days’ written notice to Landlord during which period such default is still not cured, in which event Landlord’s liability for damages will survive such termination, or (ii) remedy such default, whereupon Landlord shall reimburse Tenant for the reasonable third party costs (including third party attorneys’ fees) incurred by Tenant to remedy such default within 30 days after receipt of Tenant’s written Reimbursement Notice (as defined below), together with copies of the paid invoices evidencing the costs so incurred plus interest on such costs at the Default Rate from that date which is 30 days after Tenant’s delivery of the Reimbursement Notice, until paid. If Tenant is entitled to reimbursement by Landlord of Tenant’s reasonable costs and expenses in taking any action pursuant to this Paragraph 28, Tenant shall so notify Landlord in writing (the “Reimbursement Notice”), which Reimbursement Notice shall specify in detail such costs and expenses. Within 30 days after Landlord’s receipt of a Reimbursement Notice, Landlord shall pay to Tenant any undisputed portion of such costs and expenses and shall notify Tenant in writing of those costs and expenses specified by Tenant in the Reimbursement Notice which Landlord disputes (the “Disputed Amounts”) and the reasons for such dispute. Any amounts which are not so identified by Landlord as Disputed Amounts within said 30-day period shall be considered to be undisputed. To the extent Landlord fails to reimburse Tenant for the costs and expenses specified in the Reimbursement Notice within 30 days after demand therefore, Tenant shall be entitled to offset the amount of any undisputed portion of such costs and expenses (the “Pre-Judgment Offset Amount“) against Base Rent payable by Tenant under this Lease together with interest at the Default Rate from the date of expiration of said 30-day period until the date of offset (up to a maximum offset each month of twenty percent (20%) of the Basic Monthly Rent payable for the applicable Building) until the full Pre-Judgment Offset Amount (plus such interest) has been so offset (or paid). If Tenant obtains a final judgment against Landlord for the remaining portion of the Disputed Amount and if Landlord fails to pay such judgment within 30 days after the date such judgment is rendered, Tenant shall be entitled to offset such judgment against Basic Monthly Rent payable by Tenant under this Lease together with interest at the Default Rate from the date Landlord failed to timely reimburse Tenant for such costs and expenses until the date of offset (up to a maximum offset each month of twenty percent (20%) of the Basic Monthly Rent payable for the applicable Building) until the full amount of such judgment (plus such interest) has been so offset.

29.    Returned Check.    Tenant agrees to reimburse Landlord, as Additional Rent, Landlord’s actual costs imposed by Landlord’s bank or financial institution arising from Tenant’s returned check(s). These costs shall be in addition to any late charges payable by Tenant pursuant to this Lease.

30.    Destruction.    If a Building is or the Common Areas are damaged or totally or partially destroyed during the Term, rendering the Premises or the Common Areas totally or partially inaccessible or unusable or materially deficient in functionality as a first-class office building or complex, then, subject to the remainder of this Paragraph, (i) Landlord shall promptly commence work necessary to restore the Building, the Common Areas and the Premises (including the Landlord’s TI Work described in Exhibit“C”) to substantially the same condition as they were in immediately before such destruction and shall diligently prosecute such restoration work until completed, (ii) Landlord shall not be required to restore Tenant’s Alterations or Tenant’s Personal Property, unless they are specifically covered by insurance proceeds received by Landlord, such excluded items being the sole responsibility of Tenant to restore, (iii) such damage or destruction shall not terminate this Lease (except as provided below), and (iv) all obligations of Tenant under this Lease shall remain in effect, except that the Basic Monthly Rent and Additional Rent shall be abated or reduced, between the date of such destruction and the earlier of (A) the date Tenant recommences operation of the Permitted Use from the Premises, or (B) that date which is 30 days after the date of Substantial Completion of restoration, by the ratio of (a) the Rentable Square Footage of the Premises rendered unusable or inaccessible by the destruction, to (b) the Rentable Square Footage of the Premises prior to such destruction. Notwithstanding anything to the contrary in this Paragraph, either party shall have ten business days from the date of Landlord’s determination that this sentence applies to the subject destruction/reconstruction (which determination must be made and delivered to Tenant within ten business days of the occurrence of such damage or destruction to the Building), in which to terminate this Lease if Landlord reasonably determines that (1) it will likely take more than 240 days following the date of such casualty in which to complete such work (provided that, if Landlord exercises its right to terminate this Lease pursuant to this clause (1) and then subsequently commences restoring the Building within six months of the date Landlord sent Tenant such termination notice, then Tenant shall have the right, exercised within 30 days of the date Tenant becomes aware of such restoration work having commenced, to elect to have this Lease reinstated), (2) such destruction (which is not de minimus in nature) occurs during the last year of the Term (as such Term may be extended; it being agreed that if Tenant has the right to exercise an Option to Extend at the time of Landlord’s election to terminate this Lease pursuant to this clause (2), Tenant may rescind such termination by exercising such Option to Extend by giving Landlord written notice thereof within ten business days after Tenant’s receipt of Landlord’s termination notice), or (3) existing laws do not permit such restoration. Additionally, Landlord may, at its election, terminate this Lease by so notifying Tenant in writing on or before 60 days after such damage or destruction if Landlord reasonably determines that the cost of restoration of such damage or destruction to the Building will exceed the amount of insurance proceeds relating to such destruction actually received (or to be received) by Landlord from insurance maintained by Landlord, excluding deductibles, by more than ten percent (10%) of such cost of restoration (or $1,000,000.00, whichever is greater) in the case of damage or destruction resulting from a cause not covered by the casualty insurance maintained, or required to be maintained hereunder, by Landlord, or by more than twenty-five percent (25%) of the cost of such restoration (or $2,500,000.00, whichever is greater) in the case of damage or destruction resulting from a cause which is covered by the casualty insurance maintained, or required to be maintained hereunder, by Landlord (unless such excess is due to Landlord’s failure to maintain the insurance required by Paragraph 21, above or due to conduct on the part of Landlord or its agents or employees that caused such coverage to not apply, in which case this sentence will not apply). If either Landlord or Tenant so terminates this Lease, then (x) Landlord shall have no obligation to restore the Project, (y) Landlord shall retain all insurance proceeds relating to such destruction except to the extent such proceeds relate to Tenant’s Personal Property, and (z) this Lease shall terminate as of 30 days after such notice of termination: provided, however, that Tenant shall have the right to elect, by written notice given to Landlord within ten business days of receipt of Landlord’s notice of termination pursuant to the preceding sentence, to fund the actual cost of such restoration to the extent it shall exceed the applicable threshold amount set forth in the preceding sentence, in which event Landlord’s prior election to terminate the Lease pursuant to the preceding sentence shall be deemed void. Landlord and Tenant hereby waive the provisions of California Civil Code Sections 1932(2) and 1933(4) or any successor statute with respect to any destruction of the Premises. If Landlord restores the Premises following any such destruction, Tenant shall immediately refixturize, refurnish, and re-equip the Premises and shall re-open the Premises for business as soon thereafter as is reasonably practicable. If Tenant does not intend to so reopen the Premises for business, it must notify Landlord in writing within 20 business days of such damage or destruction, whereupon Landlord may cease its repair work and terminate this Lease in the same manner as provided above. Additionally, if Landlord fails to Substantially Complete such restoration work within 270 days (subject to extension due to the occurrence of events of force majeure), Tenant may, by 30 days’ written notice to Landlord delivered after such 270 day period, (during which period of time such restoration is not Substantially Completed) terminate this Lease.

Notwithstanding the foregoing, if there is damage to a Building that entitles a party to terminate this Lease, but the other Building is not damaged, then at Tenant’s election, any termination of this Lease pursuant to this Paragraph 30 by Landlord or Tenant shall apply only to that portion of the Premises located within the damaged Building, and this Lease shall remain in effect as to that portion of the Premises located in the undamaged Building. In such case, the parties shall amend this Lease to reflect such reduction in the Premises and adjust all provisions of this Lease that are based upon the Rentable Square Footage of the Premises.

31.    Condemnation.    If during the Term, or during the period of time between the execution of this Lease and the Lease Commencement Date, there is any taking of all or any part of the Common Areas or the Premises or any interest in this Lease by the exercise of any governmental power, whether by legal proceedings or otherwise, by any public or quasi-public authority, or private corporation or individual, having the power of condemnation (any of the preceding a “Condemnor”), or a voluntary sale or transfer by Landlord to any Condemnor, either under threat of condemnation or while legal proceedings for condemnation are pending (any of the preceding, a “Condemnation”), the rights and obligations of Landlord and Tenant shall be determined pursuant to this Paragraph. If such Condemnation is of the entire Premises, then this Lease shall terminate on the date the Condemnor takes possession of the Premises (the “Date of Condemnation”). If such Condemnation is of any portion, but not all, of the Premises or the Common Areas, then this Lease shall remain in effect, except that, if the remaining portion of either the Premises or the Common Areas is rendered unsuitable for Tenant’s continued use of the Premises (including the existence of parking meeting the parking ratio required by this Lease, and means of ingress and egress), then Tenant may elect to terminate this Lease, by so notifying Landlord in writing (the “Termination Notice”) within 30 days after the date that the nature and extent of the Condemnation have been determined and Tenant receives notice thereof from Landlord. Such termination shall be effective on the earlier of (i) the date that is 30 days after the giving of the Termination Notice, or (ii) the Date of Condemnation. If Tenant does not give to Landlord the Termination Notice within such 30-day period, then all obligations of Tenant under this Lease shall remain in effect, except that (unless the Premises are restored as set forth below) Basic Monthly Rent shall be reduced by the ratio of (a) the Rentable Square Footage of the Premises taken to (b) the Rentable Square Footage of the Premises immediately prior to the Date of Condemnation. Notwithstanding anything to the contrary in this Paragraph, if, within 10 business days after Landlord’s receipt of the Termination Notice, Landlord notifies Tenant that Landlord at its cost will add to the Common Areas and the remaining Premises (or substitute for the Premises other comparable space in the Project reasonably acceptable to Tenant) that will be improved by Landlord at its sole expense to a level commensurate with the former Premises and having a fair market value after such improvement equal to or greater than the former Premises, so that the Common Areas and the Rentable Square Footage of the Premises will be substantially the same after the Condemnation as they were before the Condemnation, and Landlord commences the restoration promptly and completes it within 150 days after Landlord so notifies Tenant, then all obligations of Tenant under this Lease shall remain in effect, except that Basic Monthly Rent and Additional Rent shall be abated or reduced during the period from the Date of Condemnation until the completion of such restoration by the ratio of (A) the Rentable Square Footage of the Premises taken to (B) the Rentable Square Footage of the Premises immediately prior to the Date of Condemnation. Unless Landlord restores the Premises pursuant to the preceding sentence, or unless Tenant gives to Landlord the Termination Notice within the relevant 30-day period, Tenant at its sole cost shall accomplish any restoration of Alterations or Tenant’s Personal Property for the Premises. A temporary Condemnation of the Premises, or any part of the Premises, for less than 180 days, shall not constitute a Condemnation under this Paragraph; but the Basic Monthly Rent shall abate as to the portion of the Premises affected during such temporary Condemnation. All compensation, sums, or anything of value awarded, paid, or received on a total or partial Condemnation (the “Award”) shall belong to and be paid to Landlord, except as expressly set forth herein. Tenant shall have no right to any part of the Award, and Tenant hereby assigns to Landlord all of Tenant’s right, title, and interest in and to any part of the Award, except that Tenant shall receive from the Award any sum paid expressly to Tenant from the Condemnor for, or which is otherwise allocable to, Tenant’s Personal Property, Alterations, or for severance damages, along with fifty percent (50%) of the bonus value of Tenant’s leasehold estate. Landlord and Tenant waive the provisions of any statute (including without limitation California Code of Civil Procedure Section 1265.130 or any successor statute) that allows Landlord or Tenant to petition the superior court (or any other court) to terminate this Lease in the event of a partial Condemnation of the Premises.

32.    Assignment and Other Transfers.

32.1.    Restriction on Transfer.    Without Landlord’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed, and except as permitted by Paragraph 32.4, below, none of the following shall occur (nor be permitted by Tenant to occur), voluntarily, involuntarily, by operation of law, or otherwise (any of the following, a “Transfer”): any assignment, sublease, disposition, sale, concession, license, license agreement for the use of any portion of the Premises, mortgage, encumbrance, hypothecation, pledge, collateral assignment, or other transfer, by Tenant of this Lease, any interest in this Lease, or all or any portion of the Premises.

32.2.    Transfer Provisions Generally.    At least 20 days prior to the effective date of any proposed Transfer, Tenant shall submit to Landlord a written notice (“Tenant’s Notice”) which includes or sets forth in reasonable detail (i) the form of the proposed Transfer, including without limitation all related agreements, documents, instruments, exhibits, and escrow instructions, (ii) the name and address of the proposed transferee (“Proposed Transferee”), (iii) the terms and conditions of the proposed Transfer, including without limitation the economics of such Proposed Transfer and the commencement or effective date of the proposed Transfer, which shall be at least 20 days after Tenant’s Notice is given, and (iv) the nature, character, and current financial information and references with respect to the Proposed Transferee and the business of the Proposed Transferee, in reasonably sufficient detail to enable Landlord to determine the Proposed Transferee’s financial responsibility. Within ten business days after Landlord’s receipt from Tenant of such Tenant’s Notice, and all documentation reasonably requested of Tenant by Landlord, Landlord shall notify Tenant in writing whether Landlord has consented to the proposed Transfer, and if Landlord withholds its consent to any Transfer, Landlord shall provide Tenant with an explanation of Landlord’s reasons for withholding such consent. If Landlord fails to so notify Tenant within such ten-business day period, Tenant may send Landlord a second written notice which states (in 14 point or larger bold face type) that if Landlord fails to notify Tenant of its decision within three business days after such second notice is received by Landlord, then Landlord shall be deemed to have irrevocably consented to such assignment or sublease. Any consent by Landlord to any proposed Transfer shall not constitute a consent with respect to any other Transfer. If Landlord consents to any proposed Transfer, and Tenant fails to consummate such Transfer within 120 days of the commencement or effective date of the proposed Transfer (as set forth in Tenant’s Notice) or, if Tenant’s Notice fails to identify such a date, then within 150 days of the Tenant’s Notice, then such consent shall be deemed withdrawn and Tenant shall be required again to comply with this Paragraph before making a Transfer. Landlord shall not have unreasonably withheld its consent with respect to any Transfer if (among other things) Landlord shall not have received Tenant’s Notice, if the nature or character of the Proposed Transferee is not in keeping with the dignity and character of the Building and the surrounding area, if the Proposed Transferee’s proposed use is materially and adversely different than the Permitted Use, if the proposed Transfer will result in the diminution of the value or marketability of the Building or the Project, if Landlord is not reasonably satisfied that the Proposed Transferee is creditworthy, or if the proposed Transfer will conflict with or result in a breach of any of the provisions of, or constitute a default under, any agreement, instrument, or document to which Landlord is a party or by which the Project may be bound and which was entered into in good faith and for a reasonable business purpose (provided, however, that no such agreement, instrument or document shall prohibit any Proposed Transferee from using the Premises for the Permitted Use). No Transfer shall release or discharge Tenant from any liability, whether past, present, or future, under this Lease and Tenant shall continue to remain directly liable under this Lease (and not as a mere surety). Tenant irrevocably assigns to Landlord, as security for Tenant’s obligations under this Lease, all rent and other amounts generated from any Transfer, and Landlord, as assignee, may collect such rent and other amounts and apply them toward Tenant’s obligations under this Lease; except that, unless an Event of Default occurs under this Lease and while the same is continuing, Tenant shall have the right to collect such rent and other amounts. Unless otherwise agreed to by all parties, the Tenant’s Security Deposit (if any) shall be retained by Landlord and returned to Tenant at the time of the Lease termination, subject to the terms and conditions of Paragraph 6 of this Lease. Any Transfer documentation shall contain the following provisions, which provisions whether contained in such Transfer documentation or not, shall apply to such Transfer: (a) such Transfer shall be subject and subordinate to, and bound by, all provisions of this Lease; (b) except as expressly provided in this Paragraph 32, such Proposed Transfer shall not be effective without Landlord’s prior written consent, which shall not be unreasonably withheld conditioned or delayed and subject to the same standards as provided in this Lease; and (c) at Landlord’s option, in the event of cancellation or termination of this Lease for any reason or the surrender of this Lease, whether voluntarily, involuntarily, by operation of law or otherwise, prior to the expiration or termination of such Transfer, the Proposed Transferee shall make full and complete attornment to Landlord for the balance of the term of such Transfer. Such attornment shall be evidenced by an agreement in form and substance reasonably satisfactory to Landlord that the Proposed Transferee shall execute and deliver to Landlord within ten days after written request by Landlord. Tenant shall, within 30 days after invoice, reimburse Landlord for Landlord’s reasonable out-of-pocket cost of reviewing, consenting to, rejecting, and/or consummating any proposed Transfer, including without limitation reasonable attorneys’ fees and costs/fees of Landlord’s Lender in connection therewith Landlord (but in all events not to exceed $1,500.00).

32.3.    Excess Rent.     Tenant shall promptly pay to Landlord, as and when received, fifty percent (50%) of all rents and other consideration after all of Tenant’s reasonable third-party expenses incurred in connection with such Transfer are deducted from the excess described herein, including without limitation, any brokerage commissions, advertising costs, tenant improvements (amortized over the applicable term), third party attorneys’ fees and costs and any other tenant concessions incurred by Tenant, of whatever nature payable by the Proposed Transferee (or receivable by Tenant) pursuant to or as a result of any Transfer, which exceed (i) in the case of a sublease or other Transfer of a portion of the Premises, the portion of the Basic Monthly Rent and Additional Rent that is allocable to the portion of the Premises subleased (such allocation based on the Rentable Square Footage of the portion subleased), or (ii) in the case of a Transfer of the entire Premises, the Basic Monthly Rent and Additional Rent.

32.4.    Consent to Certain Subleasing/Assignment Activities.    Notwithstanding anything to the contrary contained in this Paragraph 32, Tenant shall have the right, without obtaining Landlord’s prior consent (or providing any of the documentation which Landlord might otherwise require pursuant to Paragraph 32.2), but with prior notice to Landlord and subject to the provisions of Paragraph 32.3, above, to sublease up to twenty percent (20%) of the Rentable Square Footage of the Premises to practicing attorneys, or entities comprising attorneys, or entities rendering support services to attorneys. Furthermore, Landlord’s consent will not be required for a Transfer to a successor law firm to the Tenant resulting from a merger or similar consolidation, provided (i) at least seventy-five percent (75%) of the pre-successor law firm partners/members/shareholders are partners/members/shareholders of such successor law firm, (ii) the successor law firm is projected (based upon the prior year’s performance of the participant law firms in such merger or consolidation) to have annual revenues in excess of expenses of at least $50,000,000.00, and (iii) such successor law firm will have at least as many partners and associates as the predecessor law firm. In addition, Landlord agrees to reasonably consider requests from Tenant for non-disturbance agreements between Landlord and approved subtenants to be effective upon a termination of this Lease due to Tenant’s default hereunder; it being acknowledged that the decision whether to agree to such a non-disturbance agreement will be made in Landlord’s reasonable discretion. Among other things, Landlord may consider the following issues: (i) whether such Transfer is made upon the same terms and conditions set forth in this Lease, subject to equitable modifications based on the number of Rentable Square Feet contained in the space which is the subject of the Transfer (“Subject Space”); provided, however, the rental and other economic terms of such Transfer shall be the greater of (a) those applicable to the Subject Space under this Lease, or (b) those applicable to the Subject Space under the sublease, (ii) that the Subject Space contains only full floors in the Building(s), (iii) that all of the Subject Space is contiguous, (iv) whether the Proposed Transferee is, as of the date of the Transfer, a party of reasonable financial worth and/or financial stability in light of the responsibilities involved under the subject Transfer (and Landlord may impose a similar requirement as of the date such non-disturbance would be effective relative to such subtenant’s then-financial strength), (v) that Landlord shall not be liable for any act or omission of Tenant, (vi) that Landlord shall not be subject to any offsets or defenses which the Proposed Transferee might have as to Tenant or to any claims for damages against Tenant, (vii) that Landlord shall not be required or obligated to credit the Proposed Transferee with any rent or additional rent paid by the Proposed Transferee to Tenant, (viii) that Landlord shall not be bound by any terms or conditions of the Transfer which are inconsistent with the terms and conditions of this Lease, (ix) that Landlord shall be responsible for performance of only those covenants and obligation of Tenant pursuant to the Transfer accruing after the termination of this Lease, (x) that the Proposed Transferee shall make full and complete attornment to Landlord, as lessor, pursuant to a written agreement executed by Landlord and the Proposed Transferee so as to establish direct privity of contract between Landlord and the Transferee with the same force and effect as if the Transfer was originally made directly between Landlord and the Proposed Transferee, and (xi) whether the Proposed Transferee has agreed, upon request from Landlord, to execute a lease for the Subject Space upon the same terms and conditions as set forth in the non-disturbance Agreement. Tenant shall pay, as Additional Rent and within 30 days after invoice, for all reasonable out-of-pocket costs incurred by Landlord in considering and/or preparing such non-disturbance agreement.

32.5.    Arbitration.    If Landlord does not approve of a proposed Transfer and Tenant maintains that such disapproval is in violation of the terms of this Paragraph 32 (e.g., that such disapproval was not reasonable), Tenant may, as its sole remedy for such disapproval, elect to submit the issue to binding arbitration as follows. Tenant shall, within 60 calendar days following receipt of Landlord’s notice of disapproval, notify Landlord of Tenant’s election and the parties shall mutually select an arbitrator who shall have at least ten years experience in office leasing transactions in San Diego, California. If the parties are unable to agree upon an arbitrator, such matter will be submitted to the San Diego office of the American Arbitration Association (the “AAA”) for resolution consistent with the provisions hereof, and the AAA shall appoint (or assist the parties to appoint) an arbitrator having such experience. The arbitrator shall, within five business days following such submission (during which time the arbitrator may, but shall not be obligated to, pose written questions to Landlord or Tenant or ask for additional information) determine whether Landlord’s disapproval was reasonable. If said arbitrator determines that such disapproval was reasonable, Landlord’s disapproval shall be final and binding and Tenant shall have no further right to challenge Landlord’s disapproval. If said arbitrator determines that Landlord’s disapproval was unreasonable, Landlord shall be irrevocably deemed to have approved such Transfer, such determination shall be final and binding, and Tenant shall be permitted to enter into such Transfer with no challenge from Landlord. Tenant shall also have the right to seek recovery of its actual damages in such arbitration. Tenant shall pay all costs of the arbitrator unless Landlord is determined to have unreasonably withheld its consent to the proposed Transfer, in which event Landlord shall be obligated to pay all costs of the arbitrator.

33.    Landlord’s Reserved Rights.    Subject to the limitations set forth below, Landlord, as owner of the Project, in addition to Landlord’s other rights, reserves the right from time to time, in the exercise of its reasonable judgment: (i) to temporarily utilize portions of the Common Areas for, among other things, entertainment, outdoor shows, displays, automobile and other product shows, the leasing of kiosks, or such other uses which, in Landlord’s reasonable judgment, are appropriate; (ii) to utilize the lighting standards and other areas or improvements in the Common Areas for advertising, notice purposes, or other reasonable purposes; (iii) to close any of the Common Areas to the extent required in the opinion of Landlord’s legal counsel to prevent a dedication of any of the Common Areas or the accrual of any rights to any person or to the public in and to any portion of the Common Areas; (iv) to close, temporarily, any of the Common Areas for maintenance purposes; (v) to designate other property outside the boundaries of the Project to become part of the Common Areas; (vi) to temporarily close off or otherwise utilize portions of the Common Areas while constructing improvements or making repairs or alterations to any portion of the Project; (vii) to utilize portions of the Common Areas, on a temporary basis, as a staging area for any construction work by Landlord or its affiliates, agents, tenants, or contractors; and (viii) to make any changes to the Common Areas, or any part of the Project, including without limitation changes to buildings or other improvements, the addition of new buildings or other improvements, and/or changes in (among other things) the location of driveways, entrances, exits, vehicular parking spaces, or the direction of the flow of traffic. In exercising such rights, Landlord agrees that the Project shall at all times be consistent with the character of the Project as a first-class, institutional quality office project and Landlord agrees to use commercially reasonable efforts to minimize any interference with Tenant’s use of the Premises, and Landlord’s exercise of its rights hereunder may not adversely affect or interfere with Tenant’s use of the Premises (other than on a temporary basis—not to exceed five business days) increase Tenant’s obligations or Rent hereunder, or reduce the number of parking spaces allocated to Tenant under Paragraph 11.2. Notwithstanding anything to the contrary contained herein, if Landlord elects to construct additional improvements in the Project that are substantially different than those identified on attached Exhibit “A” and the differences between such improvements and the improvements generally depicted on attached Exhibit “A” will have a material and adverse effect upon Tenant’s views, sight-lines, and access to the Building, Landlord shall first request Tenant’s consent to such changes. Tenant’s consent to any such changes may not unreasonably be withheld, conditioned, or delayed, and Tenant’s failure to provide Landlord with a written response to Landlord’s request for consent (including an explanation of the specific reasons for withholding its consent, if such is the case, and the specific changes to Landlord’s proposed improvements that would be required to obtain such consent) within thirty (30) days of receipt of Landlord’s request, will constitute Tenant’s deemed consent thereto.

34.    Continued Development of Project.    Tenant acknowledges that, as more particularly provided in the Addendum to this Lease, the development of the Project is continuing.

35.    Access by Landlord.    Landlord and any of Landlord’s agents and employees shall have the right to enter the Premises at all reasonable times, during normal business hours if feasible under the circumstances, and upon 24 hours’ notice, if feasible under the circumstances, (i) to determine whether the Premises are in good condition and whether Tenant is complying with its obligations under this Lease, (ii) to do any necessary maintenance or make any restoration to the Premises that Landlord has the right or obligation to perform (the rights under this clause (ii) shall extend to Landlord’s contractors and repairmen), (iii) to serve, post, or keep posted any notices required or allowed under this Lease, (iv) to show the Premises to (a) lenders or prospective buyers or (b) prospective tenants or brokers during the last nine months of the Term (as the same may be extended pursuant to Paragraph 3.2 ), the Premises or any portion of the Project (the rights under this clause (iv) shall extend to Landlord’s prospective tenants, buyers, and lenders), and (v) to shore the foundations, footings, and walls of the Project, and to erect scaffolding and protective barricades around and about the Premises, but not so as to prevent entry to the Premises or materially and adversely affect Tenant’s use of the Premises, and to do any other act or thing reasonably necessary for the safety or preservation of the Premises if any excavation or other construction is undertaken or is about to be undertaken on any adjacent property or nearby street. In the event of an emergency Landlord shall have the right to enter the Premises at any time, without prior notice to Tenant. Landlord’s rights under this Paragraph extend, with Landlord’s consent, to the owner of adjacent property on which excavation or construction is to take place and the adjacent property owner’s agents, employees, officers, and contractors. Landlord shall not be liable for any inconvenience, disturbance, loss of business, nuisance, or other damage arising out of any entry on the Premises as provided in this Paragraph except damage resulting from the grossly negligent acts or willful misconduct of Landlord or Landlord’s Invitees (in which case Landlord shall be responsible to the extent such damage is not covered by insurance required to be carried by Tenant or actually carried by Tenant’s). Except as otherwise expressly provided in this Lease, Tenant shall not be entitled to any abatement or reduction of Basic Monthly Rent or other Rent because of the exercise by Landlord of any rights under this Paragraph.

36.    Indemnity.    Tenant hereby agrees to indemnify, defend, protect, and hold harmless Landlord and its shareholders, officers, directors, agents, property managers, employees, and the partners/members comprising Landlord, if any (collectively, “Landlord Indemnitees”) from and against all liabilities, damages, losses, costs, expenses, reasonable attorneys’ fees and claims (collectively, “Claims”) and all costs, expenses, and reasonable attorneys’ fees incurred in the defense or handling of any such Claims or any action or proceeding brought on any of such Claims (except to the extent they result from any of Landlord Indemnitees’ actively negligent acts or willful misconduct) arising from or which seek to impose liability under or because of (i) Tenant’s or Tenant’s Invitees’ use of the Premises, (ii) the conduct of Tenant’s business, (iii) any activity, work, or things done or permitted by Tenant or any of Tenant’s Invitees in or about the Premises or elsewhere within or about the Premises, (iv) any breach or default in the performance of any obligation to be performed by Tenant under this Lease, and/or (v) any negligent acts of Tenant or any of Tenant’s Invitees. If any action or proceeding is brought against Landlord or any Landlord Indemnitee by reason of any such Claims, Tenant upon notice from Landlord shall defend such action or proceeding at Tenant’s sole cost by legal counsel reasonably satisfactory to Landlord. The provisions of this Paragraph will not extend to or for the benefit of any insurer and no such insurer shall have any right of subrogation in connection therewith.

37.    Exemption of Landlord from Liability.    Except as expressly set forth in this Lease or to the extent caused by Landlord’s or its agents’ or employees’ grossly negligent acts or willful misconduct, Tenant assumes all risk of, Tenant waives all claims against Landlord in respect of, and Landlord shall not be liable for, any of the matters set forth in the preceding Paragraph or any of the following: injury to Tenant’s business, loss of income from such business, or damage or injury to the goods, wares, merchandise, or other property or the person of Tenant, Tenant’s Invitees, or any other persons in, upon, or about the Premises, whether such damage, loss, or injury is caused by or results from criminal acts, fire, steam, electricity, gas, water, rain, the breakage, leakage, obstruction or other defects of pipes, sewer lines, sprinklers, wires, appliances, plumbing, air-conditioning or lighting fixtures, or any other cause, conditions arising upon the Premises, or other sources or places, and regardless of whether the cause of such damage, loss, or injury or the means of repairing such damage, loss, or injury is inaccessible to Tenant. This Lease shall not be affected or impaired by any change to any part of the Project or any sidewalks, streets, or improvements outside the Project.

38.    Hazardous Substances.

38.1.    Landlord’s Covenants.    Landlord hereby notifies Tenant, and Tenant hereby acknowledges that, prior to the leasing of the Premises pursuant to this Lease, Tenant has been notified, pursuant to California Health and Safety Code Section 25359.7 (or any successor statue), that Landlord knows, or has reasonable cause to believe, that certain hazardous substances (as such term is used in such Section 25359.7), such as common cleaning supplies, office supplies, spillage of petroleum products from motor vehicles, and other consumer products, may have come (and may in the future come) to be located on or beneath the Premises and/or the Project; but that except for the foregoing, or any matter disclosed in any written information provided to Tenant prior to the date hereof, Landlord’s Executive Vice President (Richard D. Vann) has no actual present knowledge of any unlawful accumulations of Hazardous Materials on or under the Project. Notwithstanding the foregoing, Landlord shall not cause or permit any unlawful accumulations of Hazardous Material (as defined below) to be generated, brought onto, used, stored, or disposed of in or about the Premises, the Building, or the Project by Landlord or its agents, employees, or contractors, except for limited quantities of standard office and janitorial supplies and petroleum and petroleum-related products commonly used on or at similar office projects. Furthermore, Landlord shall: (a) use, store, and dispose of all such permitted Hazardous Material in strict compliance with all applicable statutes, ordinances, and regulations in effect during the Lease Term that govern and/or relate to Hazardous Material, public health and safety and protection of the environment, and (b) comply at all times during the Lease Term with all environmental laws (as defined in Paragraph 38.2, below). Except as to those matters which are Tenant’s responsibility pursuant to Paragraph 38.2, below, Landlord shall be responsible, at its expense (or the expense of others; but not as an Operating Expense) to cause any unlawful accumulations of Hazardous Materials to be remediated in accordance with the requirements of all applicable environmental laws.

38.2.    Tenant’s Covenants.    Tenant represents and warrants to the Landlord that its use of the Premises, the Building, and the Project will be in full compliance with all environmental laws. Tenant hereby agrees to indemnify Landlord against all actions, liabilities, damages, losses, costs, expenses, reasonable attorneys’ fees, and claims (except to the extent they arise as a result of Landlord’s actively negligent acts or willful misconduct), arising from or relating to: (i) any discharges, releases, or threatened releases of any Hazardous Material into ambient air, water, or land by Tenant or Tenant’s Invitee’s from, on, under, or above the Premises, (ii) the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, or hazardous or toxic wastes, substances, or materials by Tenant or Tenant’s Invitees, on or under the Premises, or (iii) a violation of any environmental law on, under, or above the Premises by Tenant or Tenant’s Invitees (for purposes of this Lease, “environmental laws” shall mean any Federal, State, or local law, statute, regulation, ordinance, guideline, or common law principle relating to public health or safety or the use or control of the environment, including without limitation the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Carpenter-Presley-Tanner Hazardous Substance Account Act, the California Hazardous Waste Control Law, the Federal Clean Air Act, the California Air Resources Act, the Federal Clean Water Act, the California Porter-Cologne Water Quality Control Act, the Federal Resource Conservation and Recovery Act, the California Nejedly-Z’berg-Dills Solid Waste

Management and Recovery Act, and California Health and Safety Code Section 25359.7). Tenant agrees to promptly reimburse Landlord for all of Landlord’s costs arising from periodic monitoring of Tenant’s use, handling, or storage of Hazardous Substances at or surrounding the Premises; but only if Tenant is using Hazardous Materials of a type (or in quantities) that are not generally used in connection with a first class office. Tenant shall not cause or permit any Hazardous Material to be generated, brought onto, used, stored, or disposed of in or about the Premises, the Building, or the Project by Tenant or its agents, employees, contractors, or subtenants, except for reasonable quantities of standard office and janitorial supplies (and during any period of construction, reasonable quantities of construction supplies). Tenant shall: (a) use, store, and dispose of all such permitted Hazardous Material in strict compliance with all applicable statutes, ordinances, and regulations in effect during the Lease Term that govern and/or relate to Hazardous Material, public health and safety and protection of the environment, and (b) comply at all times during the Lease Term with all environmental laws. If the Premises or the Project are contaminated by any Hazardous Material during the Term as a result of a breach of Tenant’s covenants above, then (1) Tenant shall promptly notify Landlord in writing of such contamination, and (2) Landlord may elect to either (A) demand that Tenant perform all remediation required by any governmental agency or entity, at Tenant’s sole cost, necessary to return the Premises (and/or the Project) to at least as good a condition as the Premises (or the Project) are in as of the date of this Lease (to the extent reasonably practical; but in all event in full compliance with all governmental requirements and environmental laws), which Tenant shall promptly do upon receipt of written notice from Landlord, or (B) proceed to cause such investigation, clean-up, and remediation work which Landlord deems necessary or desirable to be undertaken, whereupon the entire cost thereof (plus a supervisory fee equal to five percent (5%) of such cost) will be payable by Tenant to Landlord upon demand as Additional Rent. If, after written demand by Landlord, as provided in this Paragraph, Tenant does not promptly commence and diligently pursue such remediation, then Landlord may, at Landlord’s election, perform or cause to be performed such remediation and Tenant shall within 30 days after receipt of written demand accompanied by invoices evidencing such payment, pay the reasonable cost thereof to Landlord, plus a supervisory fee in the amount of five percent (5%) of such cost. Tenant’s obligations and liability under this Paragraph shall survive the termination of Tenant’s tenancy and the Term of this Lease, except that nothing contained in this Paragraph shall be deemed to impose liability on Tenant for any problem arising after the Term of this Lease provided neither Tenant nor Tenant’s Invitees contributed to such problem during the Term of the Lease.

38.3.    Definition of Hazardous Materials.     As used in this Lease, the term “Hazardous Material” shall mean any hazardous or toxic substance, material, or waste that is or becomes regulated by the United States, the State of California, or any local government authority having jurisdiction over the Building. Hazardous Material includes, without limitation: (a) any “hazardous substance”, as that term is defined in the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (CERCLA) (42 United States Code Sections 9601-9675); (b) “hazardous waste”, as that term is defined in the Resource Conservation and Recovery Act of 1976 (RCRA) (42 United States Code Sections 6901-6992k); (c) any pollutant, contaminant, or hazardous, dangerous, or toxic chemical, material, or substance, within the meaning of any other applicable federal, state, or local law, regulation, ordinance, or requirement (including consent decrees and administrative orders imposing liability or standards of conduct concerning any hazardous, dangerous, or toxic waste, substance, or material, now or hereafter in effect); (d) petroleum products; (e) radioactive material, including any source, special nuclear, or byproduct material as defined in 42 United States Code Sections 2011-2297; (f) asbestos in any form or condition; and (g) polychlorinated biphenyls (PCBs) and substances or compounds containing PCBs.

39.    [Intentionally Deleted]

40.    Security Measures.    Tenant acknowledges that, although the Building is to contain a restricted access entry system (to be provided as part of Landlord’s Work), (i) Landlord cannot guaranty the safety of persons or property within the Project, (ii) Landlord has made no representation to Tenant regarding the safety or security of the Project, and (iii) Tenant will be responsible for providing any additional security (beyond that provided by Landlord) which it deems necessary to protect itself, its property, and Tenant’s Invitees in, on, or about the Project. The cost of any security provided by Landlord, form time to time, shall be included as part of the Operating Expenses. Tenant releases

Landlord from all claims (other than due to Landlord’s or its agents’ or employees’ gross negligence or intentional misconduct) for damage, loss, or injury to Tenant and/or to the personal property of Tenant, even if such damage, loss, or injury is caused by or results from the criminal, reckless, or negligent acts of third parties. Landlord shall have no duty to warn Tenant of any criminal acts or dangerous conduct that has occurred in or near the Project, regardless of Landlord’s knowledge of such crimes or conduct, and Tenant hereby undertakes to remain informed regarding such issues. Without limiting the scope of or protections afforded to Landlord pursuant to this Paragraph, Landlord agrees to (a) use good faith efforts to apprise Tenant of potentially dangerous criminal activities at the Project of which Landlord’s property manager has actual knowledge within two business days of acquiring such actual knowledge, (b) to have at least one security guard present at the Project at all times after Building Standard Operating Hours, and (c) to have at least one of Landlord’s (or its property manager’s) employees at the Project during Building Standard Operating Hours. Such security personnel shall be available to escort Tenant’s employees and visitors to their vehicles upon request. In addition, Landlord shall provide a security card/access system together with a reasonable number of card keys (or other entry devices) for the Premises in each Building.

41.    Subordination and Attornment.

41.1.    Priority of Title.    This Lease and Tenant’s rights under this Lease are subject and subordinate to any mortgage, deed of trust, ground lease, or underlying lease (and to all renewals, modifications, consolidations, replacements, or extensions thereof), now or hereafter affecting the Premises. Subject to Paragraph 41.2, the provisions of this Paragraph shall be self-operative, and no further instrument of subordination shall be required; provided, however, (i) the holder of any such mortgage, deed of trust, ground lease, or underlying lease shall not, as a result of the exercise of its rights under such mortgage, deed of trust, ground lease, or underlying lease, disturb Tenant’s quiet enjoyment of the Premises so long as Tenant pays the Rent and is otherwise not in default hereunder beyond the expiration of any applicable notice and cure period, and (ii) a condition precedent to Tenant’s agreement to subordinate this Lease to any future mortgage, deed of trust, ground lease or underlying lease shall be that the holder of such instrument provides to Tenant a subordination, non-disturbance and attornment agreement in commercially reasonable form. Tenant agrees that any such subordination, non-disturbance, and attornment agreement may provide that if any Lender, or the lessor of any ground or underlying lease affecting the Premises, shall hereafter succeed to the rights of Landlord under this Lease, whether by foreclosure, deed in lieu of foreclosure, or otherwise, then (i) such successor landlord shall not be subject to any offsets or defenses which Tenant might have against Landlord, except that the foregoing will not impair any offsets or defenses which may accrue to Tenant against such successor following such succession arising out of the continued existence of the circumstances giving rise to such offsets and defenses after such succession, (ii) except for the first month’s Basic Monthly Rent being prepaid pursuant to the Principal Lease Provisions, such successor landlord shall not be bound by any prepayment by Tenant of more than one month’s installment of Basic Monthly Rent or any other Rent paid more than 30 days in advance of the date due under this Lease, (iii) such successor landlord shall not be subject to any liability or obligation of Landlord except those arising after such succession, (iv) Tenant shall following receipt by Tenant of written notice from such successor landlord attorn to and recognize such successor landlord as Tenant’s landlord under this Lease, (v) Tenant shall within ten business days after written request by Landlord, execute and deliver any commercially reasonable instruments that may be necessary to evidence such attornment, (vi) upon such attornment, this Lease shall continue in effect as a direct lease (whether separately documented or not) between such successor landlord and Tenant upon and subject to all of the provisions of this Lease, and (vii) Tenant shall be entitled to quiet enjoyment of the Premises for so long as Tenant is not in default (beyond any applicable notice and cure period) under the terms of this Lease or any substitute lease referenced above. Notwithstanding the preceding provisions of this Paragraph, if any ground lessor or Lender elects to have this Lease prior to the lien of its ground lease, deed of trust, or mortgage, and gives written notice thereof to Tenant that this Lease shall be deemed prior to such ground lease, deed of trust, or mortgage, whether this Lease is dated prior or subsequent to the date of such ground lease, deed of trust, or mortgage, then this Lease shall be deemed to be prior to the lien of such ground lease or mortgage and such ground lease, deed of trust, or mortgage shall be deemed to be subordinate to this Lease.

41.2.    Initial SNDA.    If the Project is currently encumbered by a mortgage or deed of trust, then promptly following the execution of this Lease, Landlord and Tenant shall work together in good faith to negotiate a mutually satisfactory subordination, non-disturbance, and attornment agreement, consistent with this Paragraph 41, among Landlord, Tenant, and any Lenders or ground lessors having interests or security interests on the Project. If no such instrument is executed within 30 days of the Landlord’s execution of this Lease, Tenant may, at any time prior to the earlier of (a) the date such instrument is executed by all parties, or (b) 30 days after Landlord’s execution of this Lease, terminate this Lease by written notice to Landlord; provided, however, Landlord shall have the right to extend all of the dates in this Paragraph 41.2 by up to 60 days to enable the completion and execution of such an agreement. If the Project is not encumbered as of the date of its full execution, then this Paragraph 41.2 will be inapplicable.

42.    Estoppel Certificate.    Within ten business days after written request from Landlord, Tenant shall execute and deliver to Landlord, in recordable form, a certificate stating (i) that this Lease is unmodified and in full force and effect, or in full force and effect as modified, and stating all modifications, (ii) the then-current Basic Monthly Rent, (iii) the dates to which Basic Monthly Rent has been paid in advance, (iv) the amount of any security deposit, prepaid rent, or other payment constituting Rent which has been paid, (v) whether or not to the best knowledge of Tenant’s authorized representative, Tenant or Landlord is in default under this Lease and whether there currently exist any defenses or rights of offset under the Lease in favor of Tenant, (vi) that any Landlord’s Work required by this Lease is complete (or stating any exceptions) and (vii) such other matters as Landlord may reasonably request. Tenant’s failure to deliver such certificate within such ten business-day period shall be conclusive upon Tenant for the benefit of any successor in interest to Landlord, any lender or proposed lender, and any purchaser or proposed purchaser of the Project that, except as may be represented in good faith by Landlord, this Lease is unmodified and in full force and effect, no Rent has been paid more than 30 days in advance (other than the first month’s rent), neither Tenant nor Landlord is in default under this Lease, no defenses or rights of offset under the Lease exist in favor of Tenant, and that all Landlord’s Work required by this Lease is complete. Landlord will similarly, in connection with any lending or Transfer transaction or any audit of Tenant’s financial statements, upon ten business days written request from Tenant, execute an estoppel certificate in favor of Tenant’s proposed lender, Transferee, or auditor confirming (i) that this Lease is unmodified and in full force and effect, or in full force and effect as modified, and stating all modifications, (ii) the then-current Basic Monthly Rent, (iii) the dates to which Basic Monthly Rent has been paid in advance, (iv) the amount of any security deposit, prepaid rent, or other payment constituting Rent which has been paid, (v) whether or not to the best of Landlord’s knowledge Tenant is in default under this Lease and (vi) such other matters as Tenant may reasonably request. Landlord’s failure to deliver such certificate within such ten business-day period shall be conclusive upon Landlord that, except as may be represented in good faith by Tenant, this Lease is unmodified and in full force and effect and Tenant is not in default under this Lease.

43.    Waiver.    No delay or omission in the exercise of any right or remedy of Landlord or Tenant in the event of any default or Event of Default shall impair such right or remedy or be construed as a waiver. The receipt and acceptance by Landlord of delinquent Rent shall not constitute a waiver of any default other than the particular Rent payment accepted. Landlord’s receipt and acceptance from Tenant, on any date (the “Receipt Date”), of an amount less than the Rent actually due on such Receipt Date, or to become due at a later date but applicable to a period prior to such Receipt Date, shall not release Tenant of its obligation (i) to pay the full amount of such Rent due on such Receipt Date or (ii) to pay when due the full amount of such Rent to become due at a later date but applicable to a period prior to such Receipt Date. No act or conduct of Landlord, including without limitation, the acceptance of the keys to the Premises, shall constitute an acceptance by Landlord of the surrender of the Premises by Tenant before the Expiration Date. Only a written notice from Landlord to Tenant stating Landlord’s election to terminate Tenant’s right to possession of the Premises shall constitute acceptance of the surrender of the Premises and accomplish a termination of this Lease. Landlord’s or Tenant’s consent to or approval of this Lease shall be deemed to be prior to the lien of such ground lease or mortgage and such ground lease, deed of trust, or mortgage shall be deemed to be subordinate to this Lease.

44.    Brokers.    Tenant and Landlord each represents to the other that no real estate broker, agent, finder, or other person is responsible for bringing about or negotiating this Lease other than the brokers listed in the Principal Lease Provisions (“Brokers”), and that such party has not dealt with any other real estate broker, agent, finder, or other person, relative to this Lease in any manner. Tenant and Landlord each shall indemnify, defend and hold the other, its partners, shareholders, agents and employees harmless from and against all liabilities, damages, losses, costs, expenses, reasonable attorneys’ fees and claims arising from any claims that may be made against such other party by any real estate broker, agent, finder, or other person (other than the Brokers) alleging to have acted on behalf of Tenant or Landlord, respectively. Landlord shall be responsible, upon satisfaction of the requirements of a separate written listing agreement between Landlord and Landlord’s broker, for the payment of the commission due and owing to Landlord’s brokers identified in the Principal Lease Provisions (or any other brokers engaged by Landlord), pursuant to such separate written agreement between Landlord and Landlord’s broker. Landlord’s broker will in turn split such commission with Tenant’s broker as such parties may agree.

45.    Easements.    Landlord may, at its election, from time to time, grant such easements, rights and dedications, and cause the recordation of parcel maps, easement and operating agreements, and restrictions affecting the Premises and the Project, provided that no such acts materially and adversely affect Tenant’s rights of ingress or egress to the Building and the Premises or Tenant’s right to use the Premises or the Common Areas in the manner and for the purposes contemplated by this Lease. Tenant shall, at Landlord’s expense, promptly sign any reasonable documents or instruments to accomplish the foregoing upon written request by Landlord.

46.    Limitations on Landlord’s Liability.    If Landlord is in default of this Lease, and as a consequence Tenant recovers a money judgment against Landlord, such judgment shall be satisfied only out of the proceeds of sale received upon execution of such judgment and levy against the right, title, and interest of Landlord in the Project, and out of rent or other income (including insurance proceeds) from the Project receivable by Landlord or out of the consideration received by Landlord from the sale or other disposition of all or any part of Landlord’s right, title, and interest in the Project. Neither Landlord nor Landlord’s shareholders, members, officers, directors, agents, affiliated property managers, employees, or the partners comprising Landlord (if any) shall be personally liable for any deficiency but such limitation shall not apply to recovery of any Rent or Security Deposits, or any Allowance (as defined in the Work Letter attached hereto as Exhibit “C”) payable or refundable by Landlord to Tenant.

47.    Sale or Transfer of Premises.    If Landlord sells or transfers the Project (whether voluntarily or involuntarily), Landlord, on consummation of the sale or transfer and the successor landlord’s assumption of the obligations of Landlord under this Lease first arising following the date of such assumption, shall be released from any liability thereafter accruing under this Lease. If any security deposit or prepaid rent has been paid by Tenant, Landlord may transfer the security deposit and/or prepaid rent to Landlord’s successor-in-interest and on such transfer Landlord shall be discharged from any further liability arising from the security deposit or prepaid rent. In no event will Tenant be obligated to deliver any Rent payment to any such successor until it has received evidence of such successor landlord’s assumption of such future obligations hereunder.

48.    Quitclaim Deed.    Tenant shall execute and deliver to Landlord on the Expiration Date, within ten days after Landlord’s written request, a quitclaim deed to the Premises, in recordable form, designating Landlord as transferee.

49.    No Merger.    The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation of this Lease, or a termination by Landlord, shall not work a merger, and shall, at the option of Landlord, terminate any existing subleases or may, at the option of Landlord, operate as an assignment to Landlord of any such subleases

50.    Limited Recourse Lease.    Landlord agrees that no individual or corporate constituent partner or shareholder (past, present or future) of the originally named Tenant or of any successor law firm Tenant (in which at least 25% of the pre-successor law firm partners/members/shareholders are partners/members/shareholders of such successor law firm) shall be personally liable or responsible for the obligations of Tenant under this Lease.

51.    Miscellaneous.

51.1.    This Lease may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one document.

51.2.    Upon Landlord’s written request, but not more frequently then once in any calendar year and only in connection with a sale, financing, or refinancing transaction, Tenant shall promptly furnish to Landlord, from time to time, financial statements certified by Tenant to be true and correct, reflecting Tenant’s then current financial condition. Such financial statements shall include a current balance sheet and a profit and loss statement covering the most recent 12-month period available.

51.3.    Notwithstanding any other provision in this Lease to the contrary, Tenant shall refrain from selling or otherwise distributing any alcoholic beverages and such sales are expressly forbidden under this Lease notwithstanding the fact that Tenant may hold the appropriate license as issued and/or approved by the California Alcoholic Beverage Control Agency. The foregoing shall not be construed to prohibit Tenant from serving alcoholic beverages to its employees or partners or to the distribution of alcoholic beverages in connection with office parties or functions, provided that Tenant complies with all laws pertaining thereto.

51.4.    This Lease shall be governed by and construed in accordance with the laws of the state in which the Premises are located.

51.5.    For purposes of venue and jurisdiction, this Lease shall be deemed made and to be performed in the City of San Diego, California (whether or not the Premises are located in San Diego, California) and Landlord and Tenant hereby consent to the jurisdiction of the Courts of the County of San Diego.

51.6.    Tenant covenants and agrees not to protest or in any way oppose any application for a license to serve or sell liquor in connection with a food service establishment (such as a restaurant or delicatessen) filed by tenants or other users of space within the Project, provided such license is not in connection with a bar, tavern, liquor store or similar establishment.

51.7.    Whenever the context so requires, all words used in the singular shall be construed to have been used in the plural (and vice versa), each gender shall be construed to include any other genders, and the word “person” shall be construed to include a natural person, a corporation, a firm, a partnership, a joint venture, a limited liability company, a trust, an estate, or any other entity.

51.8.    Each provision of this Lease shall be valid and enforceable to the fullest extent permitted by law. If any provision of this Lease or the application of such provision to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected by such invalidity or unenforceability, unless such provision or such application of such provision is essential to this Lease.

51.9.    In the event any litigation, arbitration, mediation, or other proceeding (“Proceeding”) is initiated by any party against any other party to enforce, interpret or otherwise obtain judicial or quasi-judicial relief in connection with this Lease the prevailing party in such Proceeding shall be entitled to recover from the unsuccessful party all costs, expenses, and reasonable attorney’s fees and expert witness fees relating to or arising out of such Proceeding (whether or not such Proceeding proceeds to judgment), and any post-judgment or post-award proceeding including without limitation one to enforce any judgment or award resulting from any such Proceeding. Any such judgment or award shall contain a specific provision for the recovery of all such subsequently incurred costs, expenses, and reasonable attorney’s fees and expert witness fees.

51.10.    This Lease shall become effective and binding upon the parties when it has been executed by each of Landlord and Tenant; notwithstanding the fact that the Term of this Lease (i.e. Tenant’s rights of full occupancy hereunder) will not commence until the Lease Commencement Date.

51.11.    Subject to any restriction on transferability contained in this Lease, this Lease shall be binding upon and shall inure to the benefit of the successors-in-interest and assigns of each party to this Lease. Nothing in this Paragraph shall create any rights enforceable by any person not a party to this Lease, except for the rights of the successors-in-interest and assigns of each party to this Lease, unless such rights are expressly granted in this Lease to other specifically identified persons.

51.12.    The headings of the Paragraphs of this Lease have been included only for convenience, and shall not be deemed in any manner to modify or limit any of the provisions of this Lease, or be used in any manner in the interpretation of this Lease.

51.13.    Time and strict and punctual performance are of the essence with respect to each provision of this Lease. All references to “days” in this Lease will refer to calendar days, unless such reference specifically indicates that “business days” are intended. Business days will mean and refer to all calendar days other than Saturdays, Sundays, and national or California state holidays.

51.14.    Each party to this Lease and its legal counsel have had an opportunity to review and revise this Lease. The rule of construction that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Lease or any Addendum or Exhibit to this Lease, and such rule of construction is hereby waived by Landlord and Tenant.

51.15.    All notices required or permitted to be given by Tenant to Landlord shall except as provided in this Lease, be in writing and shall be personally delivered, sent by certified mail, postage prepaid, return receipt requested, or sent by a nationally recognized overnight express courier service that provides written confirmation of delivery to Landlord at the address set forth in the Principal Lease Provisions of this Lease. Each such notice or other communication shall be deemed given, delivered and received upon its actual receipt (or its refusal) at the address provided. Landlord or Tenant must give a notice of a change of its address to the other, if such address changes. All notices required or permitted to be given to Tenant by Landlord shall, except as otherwise provided in this Lease, be in writing, and such notice shall be personally delivered, sent by certified mail, postage prepaid, return receipt requested, or sent by a nationally recognized overnight express courier service that provides written confirmation of delivery, to Tenant at the address set forth in the Principal Lease Provisions of this Lease. Each such notice or other communication shall be deemed given, delivered and received upon its actual receipt (or its refusal) at the address provided. Notwithstanding the foregoing, routine correspondence between Landlord and Tenant may instead be delivered by regular U.S. mail, by fax, or by other such means of delivery as may become customary.

51.16.    If more than one person is Tenant, then the obligations of Tenant under this Lease shall be the joint and several obligations of each of such persons; provided, however, that any act or signature of one or more of any of such persons and any notice or refund given to or served on any one of such persons shall be fully binding on each of such persons.

51.17.    [Intentionally Deleted]

51.18.    All payments to be made by Tenant to Landlord under this Lease shall be in United States currency.

51.19.    [Intentionally Deleted]

51.20.    This Lease, the Exhibits and Addenda, if any, attached hereto (which are incorporated herein by this reference), constitute all of the covenants, promises, assurances, representations, warranties, statements, agreements, conditions and understandings between Landlord and Tenant concerning the Premises and the Project, and there are no other covenants, promises, assurances, representations, warranties, statements, conditions, or understandings, either oral or written, between them. Except as herein otherwise provided, no subsequent alteration, change, modification, or addition to this Lease shall be binding upon Landlord or Tenant unless reduced to writing and signed by each of them.

51.21.    Landlord and Tenant waive their respective rights to trial by jury of any contract or tort claim, counterclaim, cross complaint, or cause of action in any action, proceeding, or hearing brought by either party against the other on any matter arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, or Tenant’s use or occupancy of the Premises, including any claim of injury or damage or the enforcement of any remedy under any current or future law, statute, regulation, code, or ordinance.

/s/ Illegible	/s/ BLB
Landlord’s Initials	Tenant’s Initials

51.22.    This Lease, upon full execution, supersedes and revokes any and all previous leases governing the Premises, lease negotiations, arrangements, letters of intents, offers to lease, lease proposals or drafts, brochures, representations, and information conveyed, whether oral or written, between parties hereto or their respective representations or any other person purported to represent Landlord or Tenant. Tenant acknowledges it has not been induced to enter into this Lease by any representations not set forth in the Leases, nor has it relied on any such representations. No such representations should be used in the interpretation or construction of this Lease and the Landlord shall have no liability for any consequences arising as a result of any such representations.

51.23.    Memorandum of Lease.    Concurrently herewith, the parties shall execute and acknowledge a recordable memorandum setting forth a reference to this Lease, the parties’ names, the legal description of the Project, the Initial Lease Term and a summary of Tenant’s rights with respect to the Extension Terms and the right of first refusal under the Addendum. Landlord agrees that Tenant may record such memorandum, at Tenant’s cost. Tenant shall, concurrently with Landlord’s execution of such Memorandum of Lease (and at any time thereafter upon request from Landlord), execute, acknowledge and deliver to Landlord such instrument(s) as Landlord may reasonably request to release such memorandum of record (this obligation shall survive the expiration or earlier termination of this Lease); provided, however, in no event may Landlord record such quitclaim deed prior to the Expiration Date or earlier termination of this Lease.

LANDLORD:	Frazee East Property Partners, L.P., a California limited partnership

By	: Sunroad Asset Management, Inc.,

Its	: General Partner

By:	/s/ ILLEGIBLE

Its:	Executive Vice President

TENANT:	Cooley Godward LLP, a California limited liability partnership

By:	/s/ BARBARA L. BORDEN

a:	Partner

By:

Its:

EXHIBIT B

DESCRIPTION OF SUBLANDLORD’S WORK

• Add	46 new 2x2 recessed drop-in light fixtures to match existing.

• Add	8 new down-lights to match existing.

• Relocate	6 indirect light fixtures in open office.

• Add	220v receptacle in middle of west wall in room 4003.

• Add	dimmer in new conference room 4067 to control new down-lights.

• Remove	power/data to J-box in ceiling space, in all spaces where walls are demolished.

• Relocate	switches and thermostats to existing walls where demolition of walls necessitates.

• Add	motion sensors – 2 in large the Director office; 1 per each of the 6 smaller offices.

• Add	3 electrical and 1 data receptacle per each of the 6 new offices.

• Add	4 electrical and 2 data receptacles in the large Director office.

• Install	missing cover plates at all wall boxes.

• Add	walls for 7 new corner offices, doors, sidelights, and hardware to match existing. Walls to be full height and insulated.

• Demo	1 walls to create 1 new conference room between room 4067/4006.

EXHIBIT C

DEPICTION OF LOBBY

EXHIBIT D

SUBTENANT REQUESTED WORK

•	Demo low partition wall in Pantry 4036.

•	Patch and paint walls to match existing.

•	Patch flooring where demo occurs.

•	Add kitchen sink with garbage disposal in room 4003. Locate in existing millwork and connect to existing plumbing rough in. Modify millwork as needed.

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